Exhibit 4.19

BLACK HILLS CORPORATION

TO

THE CHASE MANHATTAN BANK,

As Trustee

RESTATED AND AMENDED INDENTURE

OF MORTGAGE AND

DEED OF TRUST

Dated as of September 1, 1999

ARTICLE EIGHT
APPLICATION AND WITHDRAWAL OF TRUST MONEYS	129
Section 8.01. General Provisions—Withdrawing Trust Moneys	129
Section 8.02. Trust Moneys Withdrawn Against Gross Bondable Additions	129
Section 8.03. Trust Moneys Withdrawn Against Net Bondable Additions	132
Section 8.04. Trust Moneys Withdrawn Against Bonds	136
Section 8.05. Trust Moneys Withdrawn to Redeem Bonds	138
Section 8.06. Trust Moneys Withdrawn for Repairs	141
Section 8.07. Trust Moneys Withdrawn for Taxes	143
Section 8.08. Trust Moneys Held More Than Two Years Applied to Redeem Bonds and Application of Trust Moneys in Event of Eminent Domain or Purchase by a Public Authority of the Entire Trust Estate	146
Section 8.09. Possession After Default	148
Section 8.10. Cancellation of Bonds Delivered	149
Section 8.11. Moneys Received by Trustee and Payment of Interest	150
Section 8.12. Investment of Trust Funds	150

ARTICLE NINE
PARTICULAR COVENANTS OF THE COMPANY	151
Section 9.01. Payment of Principal and Interest	152
Section 9.02. Company Prohibited from Extending Time for Payment	152
Section 9.03. Warrants and Defends Title	153
Section 9.04. Payment of Taxes and Prohibition on Liens	154
Section 9.05. Repair and Maintain	155

ARTICLE FIFTEEN
DEFEASANCE	246
Section 15.01. Conditions to Discharge Restated Indenture	246
Section 15.02. Discharge of Restated Indenture	248

ARTICLE SIXTEEN
SUPPLEMENTAL INDENTURES	248
Section 16.01. Modification of Restated Indenture Through Supplemental Indentures	248
Section 16.02. Authority of Trustee	252
Section 16.03. Trustee’s Discretion	252

ARTICLE SEVENTEEN
MEETING OF BONDHOLDERS	253
Section 17.01. Modification of Restated Indenture by Bondholders	253
Sections 17.02. Calling Meetings of Bondholders and Notice	254
Section 17.03. Qualifications of Bondholders to Vote	256
Section 17.04. Proxy Voting Allowed	257
Section 17.05. Conduct of Meeting	259
Section 17.06. Quorum for Meeting	259
Section 17.07. Vote Required	261
Section 17.08. Records of Meetings and Notices	263
Section 17.09. Actions Noted on Bonds	265
Section 17.10. Nullification of Article Seventeen	265
Section 17.11. Written Consent in Lieu of Meeting	266

TABLE OF EXHIBITS

RESTATED AND AMENDED INDENTURE OF MORTGAGE

AND DEED OF TRUST

RESTATED AND AMENDED INDENTURE OF MORTGAGE AND DEED OF TRUST, dated as of September 1, 1999 (hereinafter referred to as the “Restated Indenture”), between BLACK HILLS CORPORATION, a corporation duly organized and existing under the laws of the State of South Dakota (formerly known as Black Hills Power and Light Company) (hereinafter called the “Company”), and THE CHASE MANHATTAN BANK, a New York corporation organized and existing under the laws of the State of New York (hereinafter called the Trustee).

RECITALS

In order to secure an authorized issue of First Mortgage Bonds of the Company, the Company has executed and delivered an Indenture of Mortgage and Deed of Trust to Central Hanover Bank and Trust Company (subsequently known as The Hanover Bank) as Trustee, dated September 1, 1941, hereinafter referred to as the “Original Indenture.”

The Chase Manhattan Bank is the successor Trustee as the result of mergers of The Hanover Bank followed by a series of subsequent mergers leading to the Trustee as the current successor.

Subsequent to the execution of the Original Indenture, the Company has executed various supplemental indentures providing for the issuance of additional series of Bonds and supplementing and modifying the Original Indenture which, as supplemented and amended by said thirty-one supplemental indentures, is referred to herein as the “Indenture.”

Pursuant to the provisions of the Indenture, First Mortgage Bonds have been duly issued and are presently outstanding and secured by the Indenture, and continue to be secured by this Restated Indenture as follows:

Principal Amount
Series	Outstanding
Series Y, 9.49%, due June 15, 2018	$5,420,000
Series Z, 9.35%, due May 29, 2021	$35,000,000
Series AA, 9.00%, due September 1, 2003	$4,254,946
Series AB, 8.30%, due September 1, 2024	$45,000,000
Series AC, 8.06%, due February 1, 2010	$30,000,000
Series AD, 6.50%, due July 15, 2002	$15,000,000

Because of the extensive amendments contained in the thirty-one supplemental indentures and the complexities in reading and interpreting the Indenture resulting therefrom, the Company desires to cause the Indenture to be restated and amended to constitute one instrument which completely states the agreement of the parties hereto as of the date hereof.

Subject to the conditions therein contained, subparagraph (k) of Section 17.01 as set forth in Section 1.23 of the Twenty Eighth Supplemental Indenture, dated as of March 15, 1995 as a supplement to the Original Indenture, authorizes the Trustee to enter into a restatement and amendment of the Indenture without consent of the Bondholders.

The Company, in the exercise of the powers and authority conferred upon and reserved to it under and by virtue of the provisions of the Indenture, and pursuant to resolutions of its Board of Directors, has duly resolved and determined to make, execute, and deliver to the Trustee this Restated Indenture in the form hereof for the purpose of restating the Indenture without any interruption of the Lien of the Indenture which now continues under the Restated Indenture.

NOW, THEREFORE, to secure the payment of the principal of, premium, if any, and interest, if any, on all Bonds at any time issued and Outstanding under this Restated Indenture when payable in accordance with the provisions thereof and hereof, and to secure the performance and observance by the Company of, and its compliance with, the covenants and conditions of this Restated Indenture, and in consideration of the premises and of One Dollar paid to the Company by the Trustee, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets forth and confirms to The Chase Manhattan Bank, as Trustee, and grants and assigns to the Trustee a security interest in the following described property, referred to herein as the “Trust

Estate”:

GRANTING CLAUSE FIRST

(Real Property)

All right, title and interest of the Company in and to real property wherever situated, including without limitation (a) all land and interests in land referenced in the Original Indenture and in the thirty-one Supplemental Indentures thereto, which land and interests in land are described in Exhibit A to this Restated Indenture, except land and interests in land which have been specifically released from the Lien of the Indenture from time to time; (b) all other lands, easements, servitudes and other rights and interests in or relating to real property or the occupancy or use of the same; and (c) all buildings, offices, warehouses and other structures and improvements of whatever kind and nature situated upon the real property.

GRANTING CLAUSE SECOND

(Generating Plants)

All electric generating plants and stations in which the Company has an ownership interest at the date of the execution of this Restated Indenture, including all powerhouses, structures and works, and the land on which the same are situated, and all other lands and easements, water rights, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and sites forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

GRANTING CLAUSE THIRD

(Transmission System)

All electric transmission lines of the Company owned by it at the date of the execution hereof, including towers, poles, pole lines, wires, switch racks, switch boards, insulators and other appliances and equipment, and all other property of the Company forming a part thereof or pertaining thereto, and all service lines extending therefrom, together with all of the Company’s real property, rights-of-way, and easements over or relating to the construction, maintenance or operation thereof, through, over, under, or upon any private property.

GRANTING CLAUSE FOURTH

(Substations)

All the substations and switching stations of the Company owned by it at the date of the execution hereof for transforming, distributing or otherwise regulating electric current, together with all of the Company’s buildings, transformers, wires, insulators, appliances, equipment, and all other property, real or personal, of the Company, forming a part of or pertaining to or used, occupied or enjoyed in connection with any of such substations and switching stations.

GRANTING CLAUSE FIFTH

(Distribution System)

All electric distribution systems of the Company owned by it at the date of the execution hereof, including substations, transformers, switchboards, towers, poles, wires, insulators, subways, manholes, cables, appliances, equipment and all other property of the Company, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them, together with the Company’s rights-of-way and easements relating to the construction, maintenance or operation thereof.

GRANTING CLAUSE SIXTH

(After-Acquired Property)

All property (other than Excepted Property and property released from the Lien of this Restated Indenture under Article Seven) of the kind and nature described in Granting Clauses First, Second, Third, Fourth and Fifth which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Restated Indenture shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Restated Indenture.

GRANTING CLAUSE SEVENTH

(Property Company May Cause to be Mortgaged)

Also any and all property, real, personal or mixed, including Excepted Property, that may, from time to time hereafter, by delivery or by writing of any kind for the purposes hereof be in any wise subjected to the lien hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited or pledged by the Company or by anyone in its behalf or with its consent, to and with the Trustee, which is hereby authorized to receive the same at any and all times as and for additional security and also, when and as hereinafter provided, as substituted security hereunder, to the extent permitted by law. Such conveyance, mortgage, assignment, transfer, deposit or pledge or other creation of lien by the Company or by anyone in its behalf or with its consent of or upon any property as and for additional security may be made subject to any reservations, limitations, conditions and provisions which shall be set forth in an instrument or agreement in writing executed by the Company or the person or corporation conveying, assigning, mortgaging, transferring, depositing or pledging the same or by the Trustee, respecting the use, management and disposition of the property so conveyed, assigned, mortgaged, transferred, deposited or pledged, or the proceeds thereof.

GRANTING CLAUSE EIGHTH

(Excepted Property)

There is, however, expressly excepted and excluded from the Lien of this Restated Indenture the following described property of the Company, herein sometimes referred to as “Excepted Property”:

A. all cash on hand, in banks or in other financial institutions with which the Company maintains deposits, shares of stock, bonds, notes, evidences of indebtedness and other securities not hereafter paid or delivered to, deposited with, or held by, the Trustee hereunder or required so to be;

B. all contracts, leases and other agreements of whatsoever kind and nature (including pole attachment agreements and joint pole agreements), contract rights, bills, notes and other instruments, accounts receivable, claims, credits, demands, judgments, choses in action, patents, patent licenses and other patent rights, patent applications, trade names, trademarks and other general intangibles;

C. all permits, licenses, franchises (including municipal franchises and other rights to use public ways) and rights (however characterized) granted by any governmental entity with respect to air, water or other types of pollution or pollution credits;

D. all motor vehicles, automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles, movable equipment, all rolling stock, railcars, containers and other railroad equipment, all vessels, boats, barges and other marine equipment, all airplanes, airplane engines and flight equipment, and all components, spare parts, accessories, supplies and fuel used or to be used in connection with any of the foregoing;

E. all goods, wares, merchandise, equipment, spare parts and tools held for sale or lease in the ordinary course of business or for use or consumption in, or in the operation of, any properties of, or for the benefit of, the Company, or held in advance of use thereof for maintenance, replacement or fixed capital purposes; all fuel, materials and supplies and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the Electric Utility Business;

F. all office furniture and office equipment; all satellites and other equipment and materials used or to be used in outer space; all business machines; all communications equipment (including telephone equipment); all computer equipment; all record production, storage and retrieval equipment; and all components, spare parts, accessories, programs (other than computer software) and supplies used or to be used in connection with any of the foregoing;

G. all crops, timber, sand, gravel, rocks, earth, natural gas, coal, ore, uranium, gas, oil and other minerals harvested, mined or extracted or otherwise separated from the land, or lying or being upon, within or under any properties of the Company, including the Trust Estate, all mineral rights, leases and royalties and income therefrom, and all rights to explore for minerals, and gas or oil wells or any lease or real estate acquired for the purpose of obtaining gas or oil rights;

H. all electric energy, steam, water, ice and other products generated, manufactured, produced, provided or purchased by the Company for sale, transmission or distribution or used or to be used by the Company;

I. all leasehold interests and leasehold improvements;

J. all property, real, personal and mixed, which is:

(i) not specifically subjected or required to be subjected to the Lien of this Restated Indenture by any express provision hereof; and

(ii) not used or to be used in the Electric Utility

Business, or in connection with the operation of any property specifically subjected or required to be subjected to the Lien of this Restated Indenture by the express provisions hereof;

K. the Company’s franchise to be a corporation; and

L. all books and records;

it being understood that the Company may, however, pursuant to the Seventh Granting Clause of the Restated Indenture, subject to the Lien of this Restated Indenture any Excepted Property, whereupon the same shall cease to be Excepted Property.

GRANTING CLAUSE NINTH

TOGETHER WITH ALL AND SINGULAR the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Trust Estate, or any part thereof, with the reversion or reversions, remainder and remainders, rents, issues, income and profits thereof, and all the right, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the Trust Estate and every part and parcel thereof.

TO HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, privileges and appurtenances hereby mortgaged, conveyed, pledged, or assigned, or intended so to be, together with all the appurtenances thereunto appertaining, unto the Trustee and its successors and assigns forever;

Subject, however, to Permitted Encumbrances;

BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds authenticated and delivered hereunder and duly issued by the Company, without any discrimination, preference or priority of any one Bond over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 9.02, so that, subject to said provisions, each and all of said Bonds shall have the same right, lien and privilege under this Restated Indenture and shall be equally secured hereby (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of this Restated Indenture, may afford additional security for the Bonds of any particular series, and except any covenant of the Company with respect to the refund or reimbursement of taxes, assessments or other governmental charges on account of the ownership of the Bonds or the income derived therefrom, for which the holders of the Bonds shall look only to the Company and not to the property hereby mortgaged or pledged), and shall have the same proportionate interest and share in the Trust Estate, with the same effect as if all of the Bonds had been issued, sold and negotiated simultaneously on the date of the delivery hereof; and in trust for enforcing payment of the principal of the Bonds and of the interest thereon, according to the tenor, purport and effect of the Bonds and of this Restated Indenture, and for enforcing the terms, provisions, covenants and stipulations herein and in the Bonds set forth;

UPON CONDITION that, if the Company, its successors and assigns, shall pay or cause to be paid the principal of and interest and premium, if any, on said Bonds or shall provide as permitted hereby for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, and shall strictly observe and perform all of the terms, provisions and conditions of this Restated Indenture, then this Restated Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

IT IS HEREBY FURTHER COVENANTED, DECLARED AND AGREED by and between the parties hereto that all such Bonds are to be authenticated, delivered and issued, and that all property subject or to become subject hereto is to be held upon the uses, trusts and purposes hereinafter set forth and subject to the covenants, agreements, and conditions hereinafter set forth, and the Company, for itself, its successors and assigns, does hereby covenant and agree to and with the Trustee and its successors in such trusts, for the benefit of those who shall hold said Bonds or any of them, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

For all purposes of this Restated Indenture, except as otherwise specifically provided or unless the context otherwise requires:

(a)                    The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)                   All terms used herein (and which are not specifically defined herein) which are defined in the Trust Indenture Act, either directly or by reference herein, have the meanings assigned to them therein;

(c)                    All terms used herein (and which are not specifically defined herein) which are defined in the Uniform Commercial Code (as in effect in the relevant jurisdiction) have the meanings assigned to them therein;

(d)                   The word “or” is not exclusive;

(e)                    All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles; and

(f)                      All references herein to “Articles,” “Sections” and other subdivisions are to the corresponding Articles, Sections or other subdivisions of this Restated Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Restated Indenture as a whole and not to any particular Article, Section or other subdivision.

“Accountant” is any individual who is a certified or public accountant or any firm or copartnership of certified or public accountants.

“Additions Credit.” If and whenever any Net Bondable Additions or Gross Bondable Additions are certified or made a part of an application to the Trustee for any purpose under this Restated Indenture, any amount is in excess of that required for such purpose, the excess amount shall constitute an Additions Credit and may be carried forward and used as Property Additions for additional certifications and applications under this Restated Indenture. The Company shall have the right, at any time and from time to time, to establish an Additions Credit by delivering to the Trustee the Certificates, Opinions and Other Instruments which would be required to be delivered to the Trustee under Section 4.02 B, Clauses (1) through (11), (13) and (14) and Sections 4.02, Paragraphs C, D and E of this Restated Indenture.

“Affiliate,” when used with reference to the Company or any other person who is liable on the Bonds, is an individual, firm, corporation or other legal entity which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or such other person. The term “control” is the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a firm, corporation or other legal entity, whether through the ownership of voting securities, by contract or otherwise.

“Amount” of any Property Additions is the Cost to the Company or the Fair Value to the Company at the time of determination (whichever is less) of such Property Additions.

“Appraiser” is any corporation, qualified individual or copartnership who is engaged in the business of appraising property.

“Authorized Newspaper,” when used with reference to a particular municipality shall mean a newspaper printed in the English language and regularly published and of general circulation in such municipality at least once on each day, other than holidays and Sundays, in each calendar week.

“Board of Directors of the Company” is the Board of Directors of the Company or an Executive Committee thereof.

“Bonded Cash” is and includes:

(1) Cash deposited with the Trustee under Section 5.01;

(2) Cash (including the proceeds of purchase money obligations) deposited or required to be deposited with the Trustee to obtain the release of, or representing the proceeds of the taking by eminent domain or of the purchase by a public authority or of any other disposition of, or of insurance on, any Bonded Property;

(3) Cash repaid to the Trustee pursuant to Section 8.07 in respect of refunds of taxes to the extent that the amount withdrawn by the Company in respect of reimbursement for such taxes shall have been Bonded Cash;

(4) Cash held by the Trustee in any sinking, amortization, improvement, renewal or other analogous fund, if any, which may hereafter be created as provided in Section 2.05, but only to the extent that the supplemental indenture or other instrument creating such fund provides that such cash shall be Bonded Cash; and

(5) Cash held by the Trustee to pay or redeem any indebtedness secured by a Prior Lien.

“Bonded Property” is and includes:

(1) All property (other than Excepted Property) owned by the Company on or prior to November 1, 1941, except materials and supplies; provided, however, that salvaged or reclaimed property which shall have been a part of any present or future Bonded Property retired by the Company, shall from and after the date of its retirement, be deemed to be Unbonded Property for all purposes hereof;

(2) All Property Additions which have been made the basis for the authentication and delivery of Bonds or the release of any Bonded Property from the Lien of the Indenture and this Restated Indenture or the withdrawal of any Bonded Cash (or Unbonded Cash, if withdrawn under Section 8.03) from the Trustee, but not including Additions Credit;

(3) All purchase money obligations and all securities delivered or required to be delivered to the Trustee either (i) to obtain the release of any Bonded Property from the Lien of the Indenture and the Restated Indenture or (ii) as the

proceeds of Bonded Property taken by eminent domain or purchased by any governmental body or agency upon exercise of any right which it may have to purchase the same;

(4) All property acquired by the Company to replace, or in lieu of, Bonded Property sold or disposed of pursuant to Paragraph (b) of Section 7.01, or to repair, replace or restore insured Bonded Property which shall have been damaged or destroyed, but the proceeds of that insurance which shall not have been required to be paid to the Trustee pursuant to the provisions of Section 9.09 shall not be Bonded Property;

(5) All Property Additions certified to the Trustee to meet maintenance requirements under the Indenture prior to the adoption of the Restated Indenture; and

(6) All Property Additions previously certified to the Trustee to meet the requirements of any sinking, amortization, improvement, renewal or other analogous fund, if any, which may hereafter be created as provided in Paragraph D of Section 2.05, but only if, and to the extent that, the supplemental indenture or other instrument creating such fund shall preclude the certification of such Property Additions as a basis for the authentication and delivery of Bonds under this Article.

“Bondholder” and “holder” shall include the plural as well as the singular number, and vice versa, unless otherwise expressly indicated, and shall include both the bearer of a Bond not registered as to principal and the registered owner of a Bond registered as to principal.

“Bonds” are any bonds authenticated and delivered under this Restated Indenture, including the Existing Bonds.

“Certifiable Net Earnings” are defined at Section 4.01, Paragraph B.

“Certificate of the Company” is a written certificate signed by its Chairman of the Board, President or a Vice-President and by the Treasurer or an Assistant Treasurer of the Company, wherein the person signing shall certify to the correctness of the statements therein contained.

“Company” is Black Hills Corporation, a South Dakota corporation, and any successor corporation which shall become such pursuant to the applicable provisions of this Restated Indenture, and thereafter “Company” shall mean such successor.

“Corporation” or “corporation” also includes voluntary associations, joint stock companies and other similar organizations.

“Cost” to the Company of Property Additions shall be taken to mean the sum of (1) the amount of cash expenditures made or agreed to be made by the Company therefor, (2) the Fair Value, at the time of installation, of all materials and supplies of the Company (not included in the preceding Clause (1)) which have been installed as part of such Property Additions, including all salvaged or reclaimed property so installed which shall have been included in any Property Retirements then or theretofore certified to the Trustee in a Retirements Certificate under any provision hereof, whether or not such salvaged or reclaimed property shall upon such retirement have been transferred to materials and supplies account, (3) the Fair Value in cash (as of the date of delivery) of any securities delivered as consideration for such Property Additions and (4) the aggregate of the amounts expended or agreed to be expended (excluding any amounts expended or to be expended in respect of interest or premium) by the Company to procure the satisfaction or discharge of any indebtedness secured by a Prior Lien upon such Property Additions outstanding or created at the time of the acquisition thereof or to cause the mortgage or other lien securing such indebtedness to become a Prepaid Lien, as defined in this Section 1.01, unless such amounts shall have theretofore been included in the Cost of other Property Additions subject to the same Prior Lien. The Cost to the Company of any new plant or system acquired as an entirety from others may be deemed to include the Cost to the Company of any franchises, rights and intangible property simultaneously acquired with the same, for which no separate or distinct consideration shall have been paid or apportioned. The Cost to the Company of any property, part of which constitutes Property Additions, and part does not, and all of which is acquired for a single consideration, shall in all cases be properly allocated in the Property Additions Certificate filed with the Trustee pursuant to Paragraph B of Section 4.02. In the case of Property Additions subject to a Prior Lien or Liens, the Fair Value of such additions shall be determined as if such additions were free of such lien or liens. In the case of Property Additions consisting of property owned by a successor corporation immediately prior to the time it shall have become such by consolidation, merger or conveyance as provided in Article Thirteen, the Cost to the Company shall be the cost thereof to such successor corporation, less applicable reserves for depreciation, retirements and/or depletion immediately prior to such consolidation, merger or conveyance.

“Deposit of Bonds.” Whenever, in connection with any application to the Trustee under this Restated Indenture, the Company shall deposit Bonds with the Trustee or shall, in lieu of such deposit as herein provided, deliver to the Trustee a certificate that certain Bonds have been paid, redeemed or otherwise retired or that cash has been deposited or is held in trust sufficient to pay or redeem, and for the purpose of paying or redeeming, certain Bonds, such Bonds are sometimes herein referred to as having been “used” or having been “made the basis” for the purpose accomplished by such application.

“Electric Utility Business” is the business of the generation, transmission, distribution and/or sale of electricity, or any part thereof.

“Engineer” is an individual or a copartnership or a corporation engaged in the engineering profession who, unless specifically required to be an Independent Engineer, may be regularly employed in the service of the Company or of an Affiliate.

“Event of Default” is one of the events described in Section 11.01.

“Excepted Property” is that property of the Company described in Granting Clause Eighth of this Restated Indenture.

“Existing Bonds” are those Bonds Outstanding as of the execution of the Restated Indenture and are described in Article Three.

“Fair Value” is the value of property as determined by an Engineer or Independent Engineer in compliance with Article Four. In determining the Fair Value of any plant or system acquired as an entirety from others, consideration shall be given only to the value, in place, of the physical property acquired. In the case of Property Additions subject to a Prior Lien or Liens, the Fair Value of such additions shall be determined as if such additions were free of such lien or liens. For the purposes of Section 7.02, “Fair Value” is further defined at Paragraph A of Section 7.02.

“Gross Bondable Additions” is the Amount of certified Property Additions which have not previously become Bonded Property and which are not subject to any lien, charge or encumbrance prior to the Lien of this Restated Indenture, except Prepaid Liens and Permitted Encumbrances.

“Indenture” is the Original Indenture as supplemented and amended by thirty-one supplemental indentures thereto. The Indenture is restated by this Restated Indenture. Reference to the Indenture in the bond forms of Existing Bonds attached as Exhibits B, C, D, E, F and G are deemed to refer to this Restated Indenture.

“Independent,” when applied to any accountant, engineer, appraiser, or other expert, shall mean such a person who (a) is in fact independent; (b) does not have any substantial interest, direct or indirect, in the Company or in any other obligor upon the Bonds issued hereunder or in any person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company or any such other obligor; and (c) is not connected with the Company or any other obligor upon the Bonds issued hereunder or any person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company or any other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions.

“Lien” is any mortgage, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right or lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction, and any defect or irregularity in record title.

“Net Bondable Additions” is the amount of Gross Bondable Additions, plus the amount of any then unused Additions Credit which the Company is entitled to use and elects to use, less the amount of Net Retirements.

“Net Retirements” as of any particular date shall mean the Amount of all Retirements up to that date not previously certified to the Trustee in a Retirement Certificate filed under any provision of this Restated Indenture, less the aggregate amount of all Retirement Credits applicable thereto. If in any case the aggregate amount of applicable Retirement Credits exceeds the amount of Retirements shown in any such Retirements Certificate, the amount of Net Retirements for the purpose of such certificate shall be deemed to be zero, but such excess may be carried forward and used as a Retirement Credit in a future Retirement Certificate.

“Opinion of Counsel” is a written opinion of counsel selected by the Company, who may be counsel for the Company, and who shall be acceptable to the Trustee.

“Original Indenture” is the Indenture of Mortgage and Deed of Trust, dated September 1, 1941, entered into between the Central Hanover Bank and Trust Company and the Company. The Original Indenture was supplemented and amended by thirty-one supplemental indentures, which is referred to as the Indenture and which is restated by this Restated Indenture.

“Outstanding” or “outstanding,” when used as of any particular time with reference to Bonds, are all of the Bonds which theretofore shall have been authenticated and delivered under the Indenture and this Restated Indenture, except:

(a)                    Bonds theretofore canceled or surrendered to the Trustee for cancellation;

(b)                   Bonds for the payment or redemption of which money in the necessary amounts shall have been deposited with the Trustee, whether upon or prior to the maturity or the redemption date of such Bonds, provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given, as provided herein, or provisions satisfactory to the Trustee shall have been made therefor;

(c)                    Any reference to the holders of a majority or a particular percentage of the Bonds, or to the holders of a majority or a particular percentage of the Bonds of a particular series, shall mean the holders at the time in question of a majority or the specified percentage in aggregate principal amount of all of the

Bonds then outstanding under this Restated Indenture, or of all of the Bonds of such particular series then outstanding under this Restated Indenture, as the case may be, excluding Bonds owned by or for the account or benefit of the Company or any other person who is liable on the Bonds, or an Affiliate of the Company or of any such persons; provided that for the purpose of determining whether the Trustee shall be protected in relying on any notice, request, direction, consent, waiver or other action by the holders of Bonds, only Bonds which the Trustee knows are so owned shall be excluded; and

(d)                   Bonds in lieu of and in substitution for which other Bonds shall have authenticated and delivered pursuant to the terms of Section 2.12.

“Permitted Encumbrances” are as of any particular time any of the following:

(1)                    Liens for taxes, assessments, or governmental charges for the then current year and taxes, assessments or governmental charges not then due and delinquent;

(2)                    Liens for taxes, assessments or governmental charges already due, but the validity of which is being contested at the time by the Company in good faith as provided in Section 9.04;

(3)                    Liens and charges incidental to construction effected during the six months next preceding such time of which the Company has no notice;

(4)                    Liens, securing obligations neither assumed by the Company nor on account of which it customarily pays interest, existing, either at the date of execution hereof, or, as to property thereafter acquired, at the time of acquisition by the Company, upon real estate or rights in or relating to real estate acquired by the Company for substation, transmission line, distribution line, or right-of-way purposes;

(5)                    Zoning laws and ordinances, easements, restrictions and similar encumbrances and minor defects or irregularities of title which do not impair the use of the property of the Company in the operation of its business.

In determining, for the purpose of any opinion to be delivered hereunder, whether any such defect, irregularity, law or ordinance, or easement, restriction or similar encumbrance impairs the use of the property subject thereto in the operation of the business of the Company, counsel giving such opinion may, subject to the requirements of any statement therein made pursuant to Section 1.02, rely on an Engineer’s Certificate.

“Person” is an individual, corporation, partnership, trust or unincorporated organization, or a government or a political subdivision thereof.

“Prepaid Lien” is any Prior Lien in respect of which cash sufficient to pay or redeem all indebtedness secured thereby shall be held in trust for such purpose by the Trustee hereunder or by the trustee or other holder of such Prior Lien.

“Principal office of the Trustee” is the main office of the Trustee in the Borough of Manhattan, City of New York.

“Prior Lien” is and includes any mortgage or other lien (except Permitted Encumbrances) prior to the lien of this Restated Indenture upon property hereafter acquired by the Company, existing on said property and/or placed thereon to secure unpaid portions of the purchase price, at the time of such acquisition, and any lease, conditional sales agreement or other title retention contract existing in respect of said property or created to secure unpaid portions of the purchase price thereof.

“Prior Lien Obligations” are any bonds or indebtedness and/or evidences of indebtedness secured by a Prior Lien. The term “outstanding,” as of any particular time when used with reference to Prior Lien Obligations, shall mean all obligations secured by a Prior Lien, except Obligations for whose payment or redemption sufficient cash shall have been irrevocably deposited in trust with the Trustee hereunder or with the trustee or other holder of such Prior Lien.

“Property Additions” are defined at Section 4.01, Paragraph A.

“Resolution of the Board” is a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company under its corporate seal to have been duly adopted by the Board of Directors of the Company, at a meeting thereof duly called and held and at which a quorum was present, and to be still in full force and effect.

“Responsible officer or officers” of the Trustee includes the President, any Vice-President, any Assistant Vice-President, the Secretary, the Treasurer, and every officer and assistant officer of the Trustee customarily performing functions similar to those performed by the foregoing individuals or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

“Restated Indenture” is this Restated and Amended Indenture of Mortgage and Deed of Trust which is a restatement of the Indenture. The Restated Indenture is not a new indenture; and when such term is used herein, it refers to the Indenture as restated by this Restated Indenture.

“Retirements” are (a) all Bonded Property which, since November 1, 1941 (or prior thereto, as regards any of the Trust Estate owned by the

Company on November 1, 1941), shall have been worn out, abandoned or destroyed, or released from the Lien of this Restated Indenture or taken by eminent domain, or purchased by any public authority pursuant to the right reserved to or vested in it by any license or franchise, or otherwise disposed of by the Company, or permanently retired from service for any reason, whether or not renewed or replaced, and (b) all Bonded Property which at the time has permanently ceased to be used or useful in the Electric Utility Business of the Company, and whether or not the cost of any such property referred to in the foregoing Clauses (a) or (b) shall have been written off or eliminated from the books of the Company, except that, when a minor item of property has been replaced by other property of equal value and efficiency and the cost of such replacement has been charged to maintenance, repairs or other similar account, the property replaced shall not be considered as a Retirement.

The “amount” of all Retirements shall be as follows:

(1)                                  As to property owned by the Company on or prior to November 1, 1941, the book value of such property on November 1, 1941, or on the date when such property became a Retirement in the case of Retirements prior to November 1, 1941 (such book value to be estimated if necessary as to particular property), without deducting therefrom any applicable reserves for depreciation and/or retirements;

(2)                                  As to Property Additions or other Bonded Property acquired after November 1, 1941, the Cost to the Company or the Fair Value thereof (whichever is less), as certified to the Trustee at the time said Property Additions (or other such Bonded Property) became Bonded Property (estimated, if necessary, as to particular property) or, if no such certification shall have been made hereunder, then the Cost thereof. The Company will not, on or prior to November 1, 1941, change the book value of property owned by it.

“Retirement Credits” are the following credits which may be applied against the Retirements at any time certified to the Trustee in a Retirements Certificate under any provision hereof:

(1) (a) The cash and the principal amount of any purchase money obligations, if any, deposited with the Trustee to obtain the release of, or representing the proceeds of the taking by eminent domain or of the purchase by a public authority or of any other disposition of, or of insurance on, any property included in the Retirements then so certified, minus

(b) The maximum amount, if any, then estimated by the Company to be withdrawable in partial reimbursement for taxes pursuant to the provisions of Section 8.07 in respect of such property, plus or minus

(c) Such sum, if any, as may be necessary to reflect any difference not previously adjusted between (i) amounts theretofore estimated pursuant to the foregoing subdivision (b) of this Clause (1)

to be withdrawable in respect of property previously released and (ii) the actual net amounts withdrawn in respect of such property pursuant to Section 8.07;

(If in any case the result of the calculation required by the foregoing subdivisions (a), (b) and (c) is less than zero, such amount shall be deducted from the aggregate amount of other Retirement Credits in computing Net Retirements.)

(2) The Amount of all Property Additions, if any, used to obtain the release of any property included in the Retirements then so certified; and

(3) The excess credit, if any, carried forward from a previous Retirements Certificate, as provided in the definition of Net Retirements in this Section 1.01.

“Subsidiary” is any corporation, more than 50% of the issued and outstanding shares of which having ordinary voting power for the election of directors (whether or not at the time stock of any other class or classes shall or might have voting power by reason of the happening of any contingency) shall at the time be owned legally or equitably by the Company and/or by one or more Subsidiaries as said term is herein defined.

“Trustee” is The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York or, subject to the provisions of Article Fourteen, its successors in the trusts hereby created.

“Trust Indenture Act” is the Trust Indenture Act of 1939, as amended and as in effect on the date hereof.

“Unbonded Cash” is cash, other than Bonded Cash, held by the Trustee or by the trustee or other holder of a Prior Lien.

“Unbonded Property” is and includes all property of the Company, other than Bonded Property and Excepted Property.

“Written Order of the Company,” “Written Request of the Company,” and “Written Consent of the Company” are, respectively, a written order, request or consent signed in the name of the Company under its corporate seal by the Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer of the Company.

Section 1.02.  Opinion and Certificate Requirements. Whenever in this Restated Indenture it is provided that a certificate, opinion or other document shall comply with the provisions of this Section 1.02, such document shall include:

(1) a statement that the person making such certificate, opinion or other document has read the covenant or condition in respect of which such document is furnished; and

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such document are based; and

(3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 1.03.  Documentary Requirements. Wherever in this Restated Indenture, in connection with any application for the authentication and delivery of Bonds hereunder or for the withdrawal of any moneys held by the Trustee under any provision hereof or for the execution of any release, or any other application or certificate or report to the Trustee hereunder, it is provided that the Company shall deliver resolutions, certificates, statements, opinions, evidence, reports, orders and/or other papers as a condition of the granting of such application, or as evidence of the Company’s compliance with any condition or covenant herein contained, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case maybe), of the facts and opinions stated in such resolutions, certificates, statements, opinions, evidence, reports, orders and/or other papers shall in each and every such case be conditions precedent to the right of the Company to have such application granted or to the effectiveness of such certificate or report. Nevertheless, upon any such application, certificate or report, the resolutions, certificates, statements, opinions, evidence, reports, orders and/or other papers required by any of the provisions of this Restated Indenture to be delivered to the Trustee as a condition of the granting of such application, or as evidence of such compliance, may, subject to the provisions of Section 14.02, be received by the Trustee as conclusive evidence of any statement therein contained, and, subject to such provisions, shall be full warrant, authority and protection to the Trustee acting on the faith thereof, not only in respect of the statements of fact therein made, but also in respect of the opinions therein set forth. Before granting any such application, or accepting such evidence of compliance, the Trustee shall not (subject to the provisions of Section 14.02) be under any duty to make any further investigation into the truth of the matters evidenced by any such resolution, certificate, statement, opinion, evidence, report, order and/or other paper, but it may in its discretion make any such independent inquiry or investigation as to it may seem proper. If the Trustee shall determine to make such further inquiry, it shall be entitled to examine the books, records and premises of the Company, either itself or by agent or attorney, and unless satisfied, with or without such examination, of the truth and accuracy of the matters stated in such resolutions, certificates, statements, opinions, evidence, reports, orders and/or other papers, it shall be under no obligation to grant the application or to accept such evidence of compliance. The reasonable expenses of every such examination or other inquiry shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company, upon demand, with interest at the rate of 6% per annum and, until such repayment, shall be secured under this Restated Indenture in priority to the Bonds and coupons.

Section 1.04.  Documentary Requirements—More Than One Certificate Permissible. Whenever in this Restated Indenture provision is made for the delivery of any certificate, opinion or other document signed by an officer or officers of the Company or by any other person, such provision may be complied with by the delivery of more than one certificate or opinion or other document, each covering a particular part of the matter or matters required to be included in the certificate or opinion or other document so provided for; and in such event such separate certificates, opinions or other documents need not all be signed by the same officers or persons, provided that such separate certificates, opinions or other documents shall, taken together, contain all of the statements herein provided for and be signed by an officer or officers or person or persons, as the case may be, by whom the certificate, opinion or other document so provided for is authorized or required to be signed.

Section 1.05.  Redemption Requirements—Cash Deposit. Wherever in this Restated Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee or other person cash sufficient to pay or redeem any bonds, obligations or other indebtedness, the amount of cash so to be deposited or held shall be the principal amount of such bonds, obligations or other indebtedness and all unpaid interest thereon to maturity, unless said bonds, obligations or other indebtedness are redeemable and are to be redeemed prior to maturity and there shall be furnished to the Trustee proof satisfactory to it that notice of such redemption on a specified redemption date has been duly given or provision satisfactory to the Trustee shall be made for such notice, in which case the amount of cash so to be deposited or held shall be the principal amount of such bonds, obligations or indebtedness and interest thereon to the redemption date, together with the redemption premium, if any.

ARTICLE TWO

THE BONDS

Section 2.01.  Bond Form. The text of the Bonds and the certificate of authentication of the Trustee to be executed thereon are to be substantially in the following form, with such appropriate omissions, insertions and variations as are in this Restated Indenture provided or permitted.

(General Form of Bond)

No.	$

BLACK HILLS CORPORATION

FIRST MORTGAGE BOND, SERIES

Due

Black Hills Corporation (hereinafter called the “Company”), a

corporation organized and existing under the laws of the State of South Dakota, for value received, hereby promises to pay to                                                                                                                                    , or registered  assigns,  on the day                                    of                              ,                             at                                                                                           , Dollars, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the date hereof, at the rate of                           per cent per annum, payable at                                                           in like coin or currency                      annually on                            and                         in each year until the principal hereof shall have become due and payable, and thereafter if default be made in the payment of such principal, at the rate of six per cent, per annum until the principal hereof shall be paid.

This Bond is one of an authorized issue of Bonds of the Company known as its “First Mortgage Bonds,” issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Restated Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by, a Restated Indenture of Mortgage and Deed of Trust dated as of                , 1998 (hereinafter called the “Restated Indenture”) executed by the Company to The Chase Manhattan Bank (herein called the “Trustee”), as Trustee, to which Restated Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which said Bonds are and are to be issued and secured.

To the extent permitted by the Restated Indenture and as provided therein, with the consent of the Company and upon the written consent or affirmative vote of at least sixty-six and two-thirds per cent in principal amount of the Bonds then outstanding and entitled to consent, and of not less than sixty-six and two-third percent in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Restated Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds and the terms and provisions of the Restated Indenture and of any instrument supplemental thereto may be modified from time to time, provided that no such modification or alteration shall be made which would postpone the date fixed herein or in the Restated Indenture for the payment of the principal of, or any installment of interest on, the Bonds, or reduce the principal of, or the rate of interest payable on, the Bonds, or reduce the percentage of the principal amount of Bonds the consent of which is required for the authorization of any such modification of alternation, or which would modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

As provided in said Restated Indenture, said Bonds are issuable in series which may vary as in said Restated Indenture provided or permitted. This Bond is one of a series of bonds entitled “First Mortgage Bonds, Series .”

(Here insert reference to redemption if Bonds of a particular series are redeemable and to sinking or other fund if such Bonds are entitled thereto.)

If an event of default, as defined in said Restated Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in said Restated Indenture.

This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at , upon surrender for cancellation of this Bond and on payment of charges, and upon any such transfer a new registered Bond, of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

(Here insert provisions for exchangeability, if any.)

The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment of or on account of the principal hereof and interest due hereon, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or otherwise in respect hereof or of said Indenture or of any indenture supplemental thereto, against any incorporator, stockholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, as more fully provided in said Restated Indenture; provided, however, that nothing herein or in said Restated Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee, or its successor as Trustee under said Restated Indenture.

IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name by its President or one of its Vice Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

Dated,

BLACK HILLS CORPORATION,

By

President.

Attest:

Secretary.

(FORM OF TRUSTEE’S CERTIFICATE OF

AUTHENTICATION FOR ALL BONDS)

This is one of the Bonds described in the within-mentioned Restated Indenture.

THE CHASE MANHATTAN BANK,

As Trustee,

By
Authorized Officer

Section 2.02.  Issuance of Bonds—Limitations. The aggregate principal amount of Bonds which may be authenticated and delivered and outstanding under this Restated Indenture is not limited, except as hereinafter in Articles Three, Four, Five and Six provided. The power of the Company to issue Bonds hereunder may be exercised from time to time whenever Bonds may be authenticated and delivered in accordance with Articles Three, Four, Five or Six; and this Restated Indenture shall be and constitute a continuing Lien to secure the full final payment of the principal of and interest on all Bonds which may, from time to time, be executed, authenticated and delivered hereunder, and issued by the Company.

Section 2.03.  Registered Bonds. The Bonds issuable under this Restated Indenture shall be issued as registered Bonds in series as from time to time shall be authorized by the Board of Directors of the Company.

Section 2.04.  Naming Series of Bonds. The Bonds of all series shall be known and entitled generally as the “First Mortgage Bonds” of the Company. With respect to the Bonds of any particular series, the Company may incorporate in the general title of such Bonds the rate of interest borne by the Bonds of such series, the maturity date or any other words or figures descriptive thereof or of the security thereof or distinctive or definitive of such series, as the

Board of Directors of the Company may determine.

Section 2.05.  New Bonds—Optional Provisions. The Bonds of each series shall bear such date or dates, shall be payable at such place or places, shall be transferable or registerable at such place or places, shall mature on such date, or in the case of serial maturities on such dates, shall bear interest at such rate, or in the case of serial maturities at such rates, payable in such installments and on such dates, and may be redeemable before maturity at such price or prices and upon such terms and conditions, as shall be fixed and determined by the Board of Directors of the Company, and as shall be appropriately expressed in the Bonds of such series. The Company may, at the time of the creation of any particular series of Bonds or at any time thereafter, make, and the Bonds of such series may contain any or all of the following:

A. Provision for the payment of the principal of and/or the interest on the Bonds of such series without deduction for specified taxes, assessments or other governmental charges;

B. Provision for refunding or reimbursing to the holders of the Bonds of such series, specified taxes, assessments or other governmental charges, but the obligation of the Company to refund or reimburse any such taxes, assessments or other governmental charges shall not be deemed to be a part of the indebtedness secured by this Restated Indenture;

C. Provision for the exchange or conversion of the Bonds of such series for or into new Bonds issuable hereunder of a different series and/or shares of stock of the Company and/or other securities;

D. Provision for a sinking, amortization, improvement, renewal or other analogous fund; and

E. Provision limiting the aggregate principal amount of the Bonds of such series;

all to such extent, at such times and upon such terms and conditions as the Board of Directors of the Company may determine and fix. All Bonds of the same series shall be identical as to date of maturity, rate of interest, and terms of redemption if redeemable, except that in the case of serial maturities, they may be of different maturity dates, rates of interest and terms of redemption.

Each new series of Bonds shall be created by an indenture supplemental to the Restated Indenture hereto authorized by a Resolution of the Board delivered to the Trustee.

The Bonds of each series shall be substantially in the form as provided at Section 2.01 hereofwith such omissions, variations and insertions as are permitted by this Restated Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Company. The form of the Bonds of each new series shall be established by the indenture supplemental hereto creating such series as hereinabove provided.

Section 2.06.  Denominations and Interest Rates. The Bonds of each new series shall be issued in such denominations as the Board of Directors of the Company may determine. The Bonds shall bear interest from, and shall be dated as of, the interest date next preceding the date on which the same shall be authenticated by the Trustee, or, if such date of authentication shall be an interest date, such Bonds shall bear interest from, and shall be dated as of, such interest date, or, if such date of authentication shall be a date prior to the first interest payment date for Bonds of the series being authenticated, such Bonds shall bear interest from, and shall be dated as of, the commencement of the first interest period for such series; provided, however, that, if at the time of authentication of any Bond of any series, interest is in default on outstanding Bonds of such series, such Bond shall bear interest from, and shall be dated as of, the interest date for such series to which interest has previously been paid or made available for payment on outstanding Bonds of such series.

Section 2.07.  Exchange of Bonds. If and to the extent that the Company, by Resolution of the Board delivered to the Trustee, or by an indenture supplemental hereto authorized by like resolution, shall so determine, either at the time of the creation of any series of Bonds or at any time thereafter, Bonds of such series may, at the option of the holders thereof, and upon the surrender thereof to the Trustee, be exchanged for Bonds of the same series of the same aggregate principal amount, but of a different authorized denomination or denominations. All Bonds surrendered for exchange shall be accompanied by a written instrument of transfer, in form approved by the Company, executed by the registered owner in person or by attorney authorized in writing. All Bonds so surrendered shall be forthwith canceled by the Trustee. All Bonds executed, authenticated and delivered in exchange for Bonds so surrendered shall be the valid obligations of the Company, evidencing the same debt as the Bonds surrendered, and shall be secured by the Lien of this Restated Indenture and entitled to all of the benefits and protection hereof to the same extent as the Bonds in exchange for which they shall be executed, authenticated and delivered. Any such exchange of Bonds shall be subject to payment of the charges set forth in Section 2.12.

Section 2.08.  Execution of Bonds. From time to time the Bonds issuable hereunder shall be executed on behalf of the Company by its Chairman of the Board, President or a Vice-President, under its corporate seal attested by its Secretary or an Assistant Secretary, or by such other form of execution as may be prescribed in accordance with applicable law by a Resolution of the Board delivered to the Trustee. The corporate seal of the Company may be affixed to any Bond by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon such Bond, by any process whatsoever, any impression, facsimile or other representation of said corporate seal. In case any officer of the Company who shall have signed or sealed any Bond shall cease to be such officer of the Company before the Bond so signed or sealed shall have been actually authenticated and delivered by the Trustee, such Bond, nevertheless, may be authenticated and delivered and issued as though the person who had signed or sealed such Bond had not ceased to be an officer of the Company; and also any Bond may be signed and sealed on behalf of the Company by such person as at the actual date of the execution of such Bond shall be the proper officer of the Company, although at the date of such Bond such person shall not have been an officer of the Company.

Section 2.09.  Authentication of Bonds. The Bonds when executed shall be delivered to the Trustee for authentication by it; and the Trustee shall authenticate and deliver said Bonds as in this Restated Indenture provided and not otherwise. Only such Bonds as shall bear thereon a certificate of authentication substantially in the form at Section 2.01 and executed by the Trustee, shall be secured by this Restated Indenture or be entitled to any Lien, right or benefit hereunder. No Bond shall be valid or become obligatory for any purpose until such certificate of authentication shall have been duly executed on such Bond; and such authentication by the Trustee upon any Bond shall be conclusive evidence and the only evidence that the Board so authenticated has been duly issued hereunder.

Section 2.10.  Temporary Bonds and Exchange. Pending the preparation of definitive Bonds of any series the Company may execute, and the Trustee shall authenticate and deliver, in lieu of such definitive Bonds and subject to the same provisions, limitations and conditions, one or more temporary printed, lithographed or typewritten Bonds, of any denomination specified in the Written Order of the Company for the authentication and delivery thereof, substantially of the tenor of the Bonds to be issued as hereinbefore recited, with such omissions, insertions and variations as the officers executing such Bonds may determine. The Company shall without unreasonable delay, at its own expense, prepare, execute and deliver to the Trustee, and thereupon, upon the surrender of temporary Bonds, the Trustee shall deliver in exchange therefor, definitive authenticated Bonds of the same series and for the same principal amount in the aggregate as the temporary Bonds surrendered. Definitive Bonds may be in the form of fully engraved Bonds or printed or lithographed Bonds on steel engraved borders. All temporary Bonds so surrendered, whether in exchange for definitive

Bonds or for other temporary Bonds, shall be forthwith canceled by the Trustee. Until exchanged for definitive Bonds, each of the temporary Bonds shall in all respects be entitled to the Lien and security of this Restated Indenture, and interest thereon, when and as payable, shall be paid to the registered owner of such Bond.

Section 2.11.  Registrar and Registration. The Trustee shall be deemed to be and is hereby appointed by the Company a Registrar of Bonds issued hereunder, for the purpose of registering and transferring all Bonds issued hereunder and entitled to be so registered or transferred, and the Company shall keep or cause to be kept at the principal office of the Trustee, books for the registration and transfer of Bonds issued hereunder; and, upon presentation for such purpose, the Company shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred therein, any of the Bonds issued hereunder and entitled to be so registered or transferred.

Whenever the registered owner of any registered Bond shall surrender the same to the Company for transfer at said principal office of the Trustee, together with a written instrument of transfer in form approved by the Company, executed by such registered owner in person, or by attorney authorized in writing, the Company shall execute, and the Trustee shall authenticate, and the Company shall deliver in exchange therefor a new registered Bond or Bonds of the same series, for the same aggregate principal amount. All Bonds so surrendered shall be forthwith canceled by the Trustee.

The Company shall not be required to make transfers of Bonds as provided in this Section for a period of two days next preceding any interest payment date but shall not be prohibited hereby from so doing.

Similar books may also be kept at such other place or places as the Board of Directors of the Company may determine for the registration and transfer of the Bonds of any particular series, open at all times to inspection by the Trustee, in which the Bonds of such series may be registered and transferred as in this Section provided; and such other place or places may (but need not) be appropriately recited in the Bonds of such series.

The Company and the Trustee may deem and treat the person in whose name any Bond shall be registered upon the books of the Company as hereinbefore provided, as the absolute owner of such Bond for the purpose of receiving payment of or on account of the principal of and interest on such Bond and, subject to the provisions of Subdivision (b) of Section 9.17, for all other purposes; and all such payments so made to any such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

Neither the Company nor the Trustee shall be bound to recognize any person as the holder of a Bond outstanding hereunder unless and until his Bond is submitted for inspection, if required, and his title thereto satisfactorily established, if disputed.

Section 2.12.  Governmental Charges. For any exchange of Bonds for Bonds of another denomination, or for any transfer of any Bond, the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incident thereto, and in addition thereto, a further sum not exceeding $2 for each new Bond, if any, issued upon such exchange or transfer.

Section 2.13.  Bonds Without Certificates Allowed. The Company may issue

Bonds without certificates and under a noncertificated system of registration for any series of Bonds as authorized by the Trustee.

Section 2.14.  Replacement of Bonds. In case any Bond shall be mutilated, lost, stolen or destroyed, then, upon the production of such mutilated Bond, or upon receipt of evidence satisfactory to the Company and the Trustee of the loss, theft or destruction of such Bond and of the ownership and authenticity thereof, and upon receipt also of indemnity satisfactory to each of them, the Company in its discretion may execute, and thereupon the Trustee shall authenticate and deliver a new bond of like tenor in exchange for, and upon cancellation of, the mutilated Bond or in lieu of the Bond so lost, stolen or destroyed; or, if any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, instead of issuing a new Bond, the Company, with the consent of the Trustee, may pay the same without surrender thereof, in the case of any such lost, stolen or destroyed Bond. Any new Bond issued under this Section in lieu of any Bond alleged to have been lost, stolen or destroyed shall constitute an original contractual obligation of the Company, whether or not the Bond alleged to have been lost, stolen or destroyed be at any time enforceable by anyone; and such new Bond shall be entitled to the benefits of this Restated Indenture equally and ratably with all other Bonds issued hereunder (subject to the provisions of Section 9.02). The Company and the Trustee, in their discretion, may place upon any such new Bond a distinguishing mark or a legend to comply with the rules of any securities exchange or to conform to any usage with respect thereto, but such mark or legend shall in no wise affect the validity of such new Bond. The Company may at its option require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge, and any expenses incurred by the Company or the Trustee in connection with the issuance of any such new Bond, and also a further sum not exceeding $2 for each such new Bond.

ARTICLE THREE

EXISTING BONDS

Section 3.01.  Series Y Bonds. First Mortgage Bonds, Series Y, 9.49%, due June 15, 2018 (the “Series Y Bonds”), have been duly issued and are presently outstanding and secured by the Restated Indenture in the principal amount outstanding of $5,420,000.

A. Attached to this Restated Indenture as Exhibit B is a copy of the Bond form setting forth the interest rate and other terms and conditions of the Series Y Bonds.

B. The Series Y Bonds shall be redeemable (except as otherwise provided in the following Paragraphs C or F of this Section 3.01) at the option of the Company, at any time and from time to time, in whole or in part, on or after June 15, 1991, in the manner and upon the notice provided in Article Ten of the Restated Indenture, at the redemption prices, and subject to the conditions set forth in Exhibit B, together, in each case, with accrued interest to the redemption date. In the case of any redemption of Series Y Bonds for which the Make-Whole Premium set forth in Exhibit B may be payable, the Company will give written notice to the registered owners of the Series Y Bonds to be redeemed, and to the Trustee, by telecopy or other same-day written communication, three business days prior to the date fixed for redemption, which notice shall set forth the Make-Whole Premium, if any, applicable to the Series Y Bonds to be redeemed, and the calculations used to determine the amount of such premium.

C. Any monies applied to the redemption of Series Y Bonds pursuant to the provisions of Section 8.08(a) of the Restated Indenture on or after June 15, 1991 and on or before June 14, 2008, and any monies applied to the redemption of Series Y Bonds pursuant to the provisions of Section 8.08(b) of the Restated Indenture on or before June 14, 2008, shall be so applied at a redemption price equal to 100% of the principal amount of the Series Y Bonds to be redeemed, plus accrued interest to the redemption date, plus an amount equal to the Make-Whole Premium set forth in the form of the Series Y Bonds provided in Exhibit B. Monies applied to the redemption of Series Y Bonds pursuant to the provisions of Section 8.08(a) or Section 8.08(b) of the Restated Indenture on or after June 15, 2008, shall be applied at a redemption price equal to the applicable percentage of the principal amount of the Series Y Bonds to be redeemed set forth in Exhibit B plus accrued interest to the redemption date.

D. As a sinking fund for the retirement of Series Y Bonds, so long as any of the Series Y Bonds shall be outstanding, the Company will deposit with the Trustee on June 14, 1998, and annually thereafter on each June 14 to and including June 14, 2017 (each such date being herein sometimes referred to as a “Series Y Sinking Fund Payment Date”), cash in an amount sufficient for the redemption of $290,000 aggregate principal amount of Series Y Bonds on the next ensuing June 15 at a redemption price of 100% of the principal amount thereof, together, in each case, with accrued interest to the redemption date, and thereupon the Trustee shall apply such cash to the redemption of said aggregate principal amount of the Bonds of said series on said next ensuing June 15. Any redemption of less than all of the Series Y Bonds shall not relieve the Company of its obligation to redeem Series Y Bonds in accordance with the requirements of this Paragraph D.

E. In addition to the mandatory sinking fund payments required by Paragraph D, on June 15, 2008 and on any Series Y Sinking Fund Payment Date thereafter, the Company shall have the option to double the mandatory sinking fund payment as long as the aggregate principal amount of the Series Y Bonds retired pursuant to this Paragraph E does not exceed twenty-five percent (25%) of the original principal amount of the Series Y Bonds. Any redemption pursuant to this Paragraph E shall be at a redemption price of 100% of the principal amount of the Series Y Bonds to be redeemed, together in each case, with accrued interest to the redemption date. Moneys deposited with the Trustee pursuant to this Paragraph E shall be applied by the Trustee to the redemption of Series Y Bonds on the next ensuing June 15. In the event the Company shall elect to redeem Series Y Bonds pursuant to the provisions of this Paragraph E, the Company shall give written notice of such election to the Trustee on or before the 55th day prior to the applicable Series Y Sinking Fund Payment Date.

F. Whenever the Trustee shall be required to redeem Bonds pursuant to the provisions of Paragraphs D and E of this Section 3.01, the Trustee shall, on or before the 45th day prior to the Series Y Sinking Fund Payment Date, proceed to select for redemption, from the Bonds of said series, in the manner provided in Paragraph G of Section 3.01, the aggregate principal amount of Bonds of said series required by the provisions of Paragraphs D and E to be redeemed by application of the cash to be paid to the Trustee on said Series Y Sinking Fund Payment Date, and for and on behalf of the Company and in the name of the Company, the Trustee shall give notice, as required by the provisions of Article Ten of the Restated Indenture, of the redemption for the Series Y Sinking Fund of the Bonds so selected. Subject to the provisions of this Article, the redemption of such Bonds shall be effected in the manner and upon the terms provided in Section 10.03 of the Restated Indenture at the sinking fund redemption price of 100% of the principal amount thereof, together, in each case, with accrued interest to the redemption date.

G. Notwithstanding the provisions of Section 10.03 of the Restated Indenture, in case of the redemption at any time of less than all the outstanding Series Y Bonds, the particular Bonds or parts thereof to be redeemed shall be selected by the Trustee from the outstanding Series Y Bonds not previously called for redemption as nearly as practicable pro rata among the registered holders of the Series Y Bonds according to the respective principal amounts of such Bonds, provided that the portions of the principal of Series Y Bonds at any time so selected for redemption in part shall be equal to $1,000 or an integral multiple thereof.

H. The Company further covenants that so long as any Series Y Bonds shall remain outstanding, the Company will not, without the consent of the holder of each of the Series Y Bonds, revise the original schedule of sinking fund payments as provided in Paragraph D of Section 3.01 or modify any of the redemption prices for the Series Y Bonds as provided in Exhibit B. The provisions of this covenant can only be modified, amended or otherwise waived with approval from all of the holders of Series Y Bonds outstanding, excluding any Series Y Bonds held by the Company.

Section 3.02.  Series Z Bonds. First Mortgage Bonds, Series Z, 9.35%, due May 29, 2021 (the “Series Z Bonds”), have been duly issued and are presently outstanding and secured by the Restated Indenture in the principal amount outstanding of $35,000,000. The terms and conditions of the Series Z Bonds are as follows:

A. Attached to this Restated Indenture as Exhibit C is a copy of the Bond form setting forth the interest rate and other terms and conditions of the Series Z Bonds.

B. The Series Z Bonds shall be redeemable (except as otherwise provided in the last sentence of this Paragraph B or in Paragraph F of this Section 3.02) at the option of the Company, at any time and from time to time, in whole or in part, on or after May 29, 2010, in the manner and upon the notice provided in Article Ten of this Restated Indenture, at the redemption prices, and subject to the conditions, set forth in the form at Exhibit C, together, in each case, with accrued interest to the redemption date.

C. Any monies applied to the redemption of Bonds of Series Z pursuant to the provisions of Section 8.08 of this Restated Indenture before May 29, 2010, shall be so applied at a redemption price equal to 100% of the principal amount of the Bonds of Series Z to be redeemed, plus accrued interest to the redemption date, plus an amount equal to the Make-Whole Premium as provided in this Paragraph C. Monies applied to the redemption of Series Z Bonds pursuant to the provisions of Section 8.08 of the Restated Indenture on or after May 29, 2010, shall be applied at a redemption price equal to the applicable percentage of the principal amount of the Series Z Bonds to be redeemed set forth in the form at Exhibit C plus accrued interest to the redemption date.

The “Make-Whole Premium” shall mean the product of the excess, if any, of (a) the present value as of the date of redemption of all remaining scheduled principal and interest payments, including the principal payment at final maturity and the remaining scheduled interest payments on the Series Z Bonds (determined by discounting such amounts at the Reinvestment Yield from the respective dates on which such principal and interest payments are payable), minus 100% of the principal amount of the outstanding Series Z Bonds, times (b) a fraction, the numerator of which is the principal amount of the Series Z Bonds being redeemed on such date pursuant to this Section and the denominator of which is 100% of the principal amount of the then outstanding Series Z Bonds.

“Reinvestment Yield” shall mean the rate published in the weekly statistical release designated H.15(519) of the Federal Reserve System under the caption “U.S. Government Securities-Treasury Constant Maturities” (“the Statistical Release”) (or if the Statistical Release is not published, such reasonably comparable index as may be designated by the holders of 66-2/3% in aggregate principal amount of the Series Z Bonds outstanding) for the maturity corresponding to the remaining Average Term to Maturity of the Series Z Bonds as of the date of redemption, rounded to the nearest month. If no maturity exactly corresponds to such Average Term to Maturity of the Series Z Bonds, yields for the terms just before and just after the Average Term to Maturity of the Series Z Bonds shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield will be interpolated from such yields on a straight-line basis, rounding each of the relevant periods to the nearest month. For the purposes of calculating the Reinvestment Yield, the most recent Statistical Release published prior to the date of determination hereunder shall be used.

“Average Term to Maturity” shall mean, as of the time of determination thereof, the number of years obtained by dividing the Remaining Dollar-Years of the Series Z Bonds by the then outstanding principal amount of the Series Z Bonds. The term “Remaining Dollar-Years of the Series Z Bonds” shall mean the amount obtained by (1) multiplying the amount of each of the then remaining scheduled principal and interest payments, including the principal payments at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination of the Average Term to Maturity of the Series Z Bonds and the date of each particular scheduled principal and interest payment and (2) totaling all products obtained in (1).

The Trustee may require the Company to certify to the Trustee in writing the calculation of the amount of any Make-Whole Premium to be paid under Section 8.08 of the Restated Indenture and this Paragraph C; and without limiting the other indemnities provided to the Trustee, the Company shall indemnify and save the Trustee harmless from any costs and liabilities incurred by the Trustee in relying on the Company’s certification in making payment.

D. Notwithstanding the provisions of Section 10.03 of the Restated Indenture, in case of the redemption at any time of less than all the outstanding Series Z Bonds, the particular Bonds or parts thereof to be redeemed shall be selected by the Trustee from the outstanding Series Z Bonds not previously called for redemption as nearly as practicable pro rata among the registered holders of the Series Z Bonds according to the respective principal amounts of such Bonds, provided that the portions of the principal of Series Z Bonds at any time so selected for redemption in part shall be equal to $1,000 or an integral multiple thereof.

E. As a sinking fund for the retirement of Series Z Bonds, so long as any of the Series Z Bonds shall be outstanding, the Company will deposit with the Trustee on May 28, 2001, and annually thereafter on each May 28 to and including May 28, 2020 (each such date being herein sometimes referred to as a “Series Z Sinking Fund Payment Date”), cash in an amount sufficient for the redemption of $1,700,000 aggregate principal amount of Series Z Bonds on May 29, 2001, and of $1,665,000 aggregate principal amount of Series Z Bonds on May 29, 2002 and on each next ensuing May 29 up to and including May 29, 2020 at a redemption price of 100% of the principal amount thereof, together, in each case, with accrued interest to the redemption date, and thereupon the Trustee shall apply such cash to the redemption of said aggregate principal amount of the Bonds of said series on said next ensuing May 29. Any redemption of less than all of the Series Z Bonds shall not relieve the Company of its obligation to redeem Series Z Bonds in accordance with the requirements of this Paragraph E.

F. Whenever the Trustee shall be required to redeem Bonds pursuant to the provisions of Paragraph E of this Section 3.02, the Trustee shall, on or before the 45th day prior to the Series Z Sinking Fund Payment Date, proceed to select for redemption, from the Bonds of said series, in the manner provided in Paragraph D of this Section 3.02, the aggregate principal amount of Bonds of said series required by the provisions of said Paragraph E to be redeemed by application of the cash to be paid to the Trustee on said Series Z Sinking Fund Payment Date, and for and on behalf of the Company and in the name of the Company, the Trustee shall give notice, as required by the provisions of Article Ten of the Restated Indenture, of the redemption for the Series Z Sinking Fund of the Bonds so selected. Subject to the provisions of this Section 3.02, the redemption of such Bonds shall be effected in the manner and upon the terms provided in Section 10.03 of the Restated Indenture at the sinking fund redemption price of 100% of the principal amount thereof, together, in each case, with accrued interest to the redemption date.

G. The Company further covenants that so long as any Series Z Bonds shall remain outstanding, the Company will not, without the consent of the holder of each of the Series Z Bonds, revise the original schedule of sinking fund payments as provided in Paragraph E of this Section 3.02 or modify any of the redemption prices for the Series Z Bonds as provided in the form at Exhibit C. The provisions of this covenant can only be modified, amended or otherwise waived with approval from all of the holders of Series Z Bonds outstanding, excluding any Series Z Bonds held by the Company.

Section 3.03.  Series AA Bonds. First Mortgage Bonds, Series AA, 9%, due September 1, 2003 (the “Series AA Bonds”), have been duly issued and are presently outstanding and secured by the Restated Indenture in the principal amount outstanding of $4,254,946. The terms and conditions of the Series AA Bonds are as follows:

A. Attached to this Restated Indenture as Exhibit D is a copy of the Bond form setting forth the interest rate and other terms and conditions of the Series AA Bonds.

B. Reference in Exhibit D to Section 8.08 of the Indenture and the Make-Whole Premium as provided in Section 1.01 of the Supplemental Indenture dated as of June 1, 1991, now refers to Section 8.08 of this Restated Indenture and the following Paragraph C, respectively.

C. The Series AA Bonds shall not be subject to redemption prior to maturity; provided, the Series AA Bonds are subject to redemption in whole or in part pursuant to Section 8.08 of the Restated Indenture by application of monies deposited with the Trustee in certain cases for the release of properties from the Lien of the

Restated Indenture, all subject to the conditions and as more fully set forth in the Restated Indenture, at any time upon notice as required by the above Bond form at a redemption price equal to 100% of the principal amount of the Series AA Bonds to be redeemed, plus accrued interest to the redemption date, plus an amount equal to the Make-Whole Premium as provided in this Paragraph C.

The “Make-Whole Premium” shall mean the product of the excess, if any, of (a) the present value as of the date of redemption of all remaining scheduled principal and interest payments, including the principal payment at final maturity and the remaining scheduled interest payments on the Series AA Bonds (determined by discounting on a semi-annual basis such amounts at the Reinvestment Yield from the respective dates on which such principal and interest payments are payable), minus 100% of the principal amount of the outstanding Series AA Bonds, times (b) a fraction, the numerator of which is the principal amount of the Series AA Bonds being redeemed on such date pursuant to this Section 3.03 and the denominator of which is 100% of the principal amount of the then outstanding Series AA Bonds.

“Reinvestment Yield” shall mean the rate published in the weekly statistical release designated H.15(519) of the Federal Reserve System under the caption “U.S. Government Securities-Treasury Constant Maturities” (“the Statistical Release”) (or if the Statistical Release is not published, such reasonably comparable index as may be designated by the holders of 66-2/3% in aggregate principal amount of the Series AA Bonds outstanding) for the maturity corresponding to the remaining Average Term to Maturity of the Series AA Bonds as of the date of redemption, rounded to the nearest month. If no maturity exactly corresponds to such Average Term to Maturity of the Series AA Bonds, yields for the terms just before and just after the Average Term to Maturity of the Series AA Bonds shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield will be interpolated from such yields on a straight-line basis, rounding each of the relevant periods to the nearest month. For the purposes of calculating the Reinvestment Yield, the most recent Statistical Release published prior to the date of determination hereunder shall be used.

“Average Term to Maturity” shall mean, as of the time of determination thereof, the number of years obtained by dividing the Remaining Dollar-Years of the Series AA Bonds by the then outstanding principal amount of the Series AA Bonds. The term “Remaining Dollar-Years of the Series AA Bonds” shall mean the amount obtained by (1) multiplying the amount of each of the then remaining scheduled principal and interest payments, including the principal payments at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination of the Average Term to Maturity of the Series AA Bonds and the date of each particular scheduled principal and interest payment and (2) totaling all products obtained in (1).

The Trustee may require the Company to certify to the Trustee in writing the calculation of the amount of any Make-Whole Premium to be paid under Section 8.08 of the Restated Indenture and this Paragraph C; and without limiting the other indemnities provided to the Trustee, the Company shall indemnify and save the Trustee harmless from any costs and liabilities incurred by the Trustee in relying on the Company’s certification in making payment.

D. Notwithstanding the provisions of Section 10.03 of the Restated Indenture, in case of the redemption at any time of less than all the outstanding Series AA Bonds, the particular Bonds or parts thereof to be redeemed shall be selected by the Trustee from the outstanding Series AA Bonds not previously called for redemption as nearly as practicable pro rata among the registered holders of the Series AA Bonds according to the respective principal amounts of such Bonds, provided that the portions of the principal of Series AA Bonds at any time so selected for redemption in part shall be equal to $1,000 or a multiple thereof.

Section 3.04.  Series AB Bonds. First Mortgage Bonds, Series AB, 8.30%, due September 1, 2024 (the “Series AB Bonds”), have been duly issued and are presently outstanding and secured by the Restated Indenture in the principal amount outstanding of $45,000,000. The terms and conditions of the Series AB Bonds are as follows:

A. Attached to this Restated Indenture as Exhibit E is a copy of the Bond form setting forth the interest rate and other terms and conditions of the Series AB Bonds.

B. Reference in Exhibit E to Sections 8.05 and 8.08 of the Indenture now refers to Sections 8.05 and 8.08 of this Restated Indenture.

C. The Series AB Bonds shall be redeemable at the option of the Company at any time and from time to time, in whole or in part, on and after September 1, 2004, in the manner and upon the notice provided in Article Ten of the Restated Indenture, at the redemption price as set forth in the form of Series AB Bonds, Exhibit E, together in each case, with accrued interest to the redemption date.

D. Notwithstanding the provisions of Section 10.03 of the Restated Indenture, in case of the redemption at any time of less than all of the outstanding Series AB Bonds, the particular Bonds or parts thereof to be redeemed shall be selected by the Trustee from the outstanding Series AB Bonds not previously called for redemption as nearly as practicable pro rata among the registered holders of the Series AB Bonds, according to the respective principal amounts of such Bonds, provided that the portions of the principal of Series AB Bonds at any time so selected for redemption in part shall be equal to $1,000 or a multiple thereof.

E. Notwithstanding that Section 8.05 of the Restated Indenture authorizes the Company to request the Trustee to apply Trust Monies toward the redemption of Bonds to be selected by the Company, the Company does hereby covenant that the Company will not request the Trustee to apply any Trust Monies to the redemption of the Series AB Bonds prior to September 1, 2004.

Section 3.05. Series AC Bonds. First Mortgage Bonds, Series AC, 8.06%, due February 1, 2010 (the “Series AC Bonds”), have been duly issued and are presently outstanding and secured by the Restated Indenture in the principal amount outstanding of $30,000,000. The terms and conditions of the Series AC Bonds are as follows:

A. Attached to this Restated Indenture as Exhibit F is a copy of the Bond form setting forth the interest rate and other terms and conditions of the Series AC Bonds.

B. Reference to Section 8.08 of the Indenture now refers to Section 8.08 of this Restated Indenture.

C. The Series AC Bonds shall not be redeemable at the option of the Company as a whole or in part at any time.

D. The holders of the Series AC Bonds shall have the option to require the Company to redeem all or any portion (in integral multiples of $1,000) on February 1, 2002 (the “Redemption Day”) at a Redemption Price equal to 100% of the principal thereof to be redeemed, plus interest accrued, if any, to the Redemption Day. To exercise such option, the Holder shall deliver or cause to be delivered to the Trustee, and the Trustee shall receive at its office in the Borough of Manhattan, City of New York, during the period beginning December 1, 2001 and ending at 5:00 P.M. (New York City time) on December 31, 2001 (or, if December 31, 2001 is not a business day, on the next succeeding business day), those Series AC Bonds which the Holder desires to redeem with the form entitled “Option to Require Redemption on February 1, 2002” on the reverse side thereof duly completed. Any such exercise of such option shall be irrevocable. All questions as to the validity, form, eligibility (including timely receipt) and acceptance of Series AC Bonds for redemption will be determined by the Company, whose determination shall be final and binding.

E. Notwithstanding the provisions of Section 10.03 of the Restated Indenture, in case of the redemption at any time of less than all of the outstanding Series AC Bonds, the particular Bonds or parts thereof to be redeemed shall be selected by the Trustee from the outstanding Series AC Bonds not previously called for redemption as nearly as practicable, pro rata among the registered holders of the Series AC Bonds, according to the respective principal amounts of such Bonds, and provided that the portions of the principal of Series AC Bonds at any time so selected for redemption in part shall be equal to $1,000 or a multiple thereof.

F. Notwithstanding that Section 8.05 of the Restated Indenture authorizes the Company to request the Trustee to apply Trust Monies toward the redemption of Bonds to be selected by the Company, the Company does hereby covenant that the Company will not request the Trustee to apply any Trust Monies to the redemption of the Series AC Bonds prior to February 1, 2010.

Section 3.06.  Series AD Bonds. First Mortgage Bonds, Series AD, 6.50%, due July 15, 2002 (the “Series AD Bonds”), have been duly issued and are presently outstanding and secured by the Restated Indenture in the principal amount outstanding of $15,000,000. The terms and conditions of the Series AD Bonds are as follows:

A. Attached to this Restated Indenture as Exhibit G is a copy of the Bond form setting forth the interest rate and other terms and conditions of the Series AD Bonds.

B. Reference to Sections 8.05 and 8.08 of the Indenture now refers to Sections 8.05 and 8.08 of this Restated Indenture.

C. The Series AD Bonds are not redeemable at the option of the Company as a whole or in part at any time.

D. Notwithstanding the provisions of Section 10.03 of the Restated Indenture, in case of the redemption at any time of less than all of the outstanding Series AD Bonds, the particular Bonds or parts thereof to be redeemed shall be selected by the Trustee from the outstanding Series AD Bonds not previously called for redemption as nearly as practicable, pro rata among the registered holders of the Series AD Bonds, according to the respective principal amounts of such Bonds, and provided that the portions of the principal of Series AD Bonds at any time so selected for redemption in part shall be equal to $1,000 or a multiple thereof.

E. Notwithstanding that Section 8.05 of the Restated Indenture authorizes the Company to request the Trustee to apply Trust Monies toward the redemption of Bonds to be selected by the Company, the Company does hereby covenant that the Company will not request the Trustee to apply any Trust Monies to the redemption of the Series AD Bonds prior to July 15, 2002.

Section 3.07.  Indemnity of Trustee. Without limiting the other indemnities provided to the Trustee, the Company shall indemnify and save the Trustee harmless from any liabilities and costs incurred by the Trustee arising out of the making of the final payment when due of the principal owing on any of the Series Z Bonds, Series AA Bonds, Series AB Bonds, Series AC Bonds and Series AD Bonds without the surrender of such Bond to the Trustee.

Section 3.08.  Registrar of Existing Bonds. The Trustee is hereby appointed Registrar in respect of the Series Y Bonds, Series Z Bonds, Series AA Bonds, Series AB Bonds, Series AC Bonds and Series AD Bonds, and the principal corporate trust office of the Trustee in the Borough of Manhattan, the City of New York, hereby designated as the office or agency of the Company in said

Borough where notices or demands in respect of said series of Bonds may be served.

Section 3.09.  Exchange of Bonds. Subject to Section 2.12 of the Restated Indenture, all definitive Series Y Bonds, Series Z Bonds, Series AA Bonds, Series AB Bonds, Series AC Bonds and Series AD Bonds shall, upon surrender thereof to the Trustee at its principal office, be exchangeable for other Bonds of the same series, respectively, in registered form and in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the Holder surrendering the same. The Company will execute and the Trustee shall authenticate and deliver registered Series Y Bonds, Series Z Bonds, Series AA Bonds, Series AB Bonds, Series AC Bonds and Series AD Bonds whenever the same shall be required for any such exchange.

Section 3.10.  Compliance with Covenants. The Company covenants that so long as any Series Y Bonds, Series Z Bonds, Series AA Bonds, Series AB Bonds, Series AC Bonds and Series AD Bonds remain outstanding, it will comply with the covenants contained in Sections 9.14 and 9.18 of the Restated Indenture.

ARTICLE FOUR

AUTHENTICATION AND DELIVERY OF BONDS

UPON THE BASIS OF PROPERTY ADDITIONS

Section 4.01.  Property Additions and Certifiable Net Earnings Defined. The terms in this Section mentioned shall, for all purposes of this Restated Indenture, unless the context shall otherwise require, be taken to have the meanings hereafter set forth.

A. The term “Property Additions” shall mean real estate owned in fee, easements and rights of way in respect of real estate, buildings, electric lines, reservoirs, structures, machinery, meters, equipment and other tangible properties, real, personal or mixed useful to the Company in the Electric Utility Business, including whole or undivided interests in any of such properties purchased, constructed or otherwise acquired by the Company subsequent to October 31, 1941; and the term “Property Additions” shall include

(1) property of the character above described acquired by the Company by merger or consolidation as well as property purchased or constructed by the Company;

(2) new plants and systems of the character above described;

(3) all construction work in progress in the amount as recorded on the books of account of the Company under generally accepted accounting principles;

(4) property of the character above described constructed or acquired to replace an item of property whose retirement has been credited to plant account; and

(5) any Excepted Property and other property of the

Company that the Company elects to be included under the Lien of the Restated Indenture.

If the Company shall, as provided in Article Thirteen, consolidate with or merge into or convey all or substantially all of the Trust Estate as an entirety to any other corporation, and such successor corporation shall execute a supplemental indenture of the character described in Paragraph A of Section 13.02, all property of the character herein described as Property Additions and owned by such successor corporation at the time of such consolidation, merger or conveyance, or acquired by it by such consolidation, merger or conveyance (excluding Bonded Property acquired from the Company), shall be deemed to be Property Additions acquired by such successor corporation at the date upon which it became such successor corporation.

Among other properties not constituting Property Additions under the foregoing provisions, the term “Property Additions” shall not be deemed to include

(6) any item of property constructed or acquired to replace a similar item of property whose retirement has not been credited to plant account; or any property whose cost has been charged, or is properly chargeable, to repairs or maintenance or other operating expense account, or whose cost has not been charged, or is not properly chargeable, to plant account;

(7) any Excepted Property unless the Company elects to cause the Excepted Property to be subject to the Lien of the Restated Indenture; or

(8) going concern value or good will, or franchises or governmental permits granted to or acquired by the Company, separate and distinct from the property operated thereunder.

B. The “Certifiable Net Earnings” of the Company for any particular period shall be computed and ascertained by deducting from the total of the Gross Operating Revenues of the Company for such period the following:

All operating expenses and other proper charges (other than those charged to capital accounts or surplus) including (a) all Federal, state and local taxes (other than taxes in respect of income or profits and other taxes imposed on or measured by income or profits); and (b) rentals, insurance, current repairs and maintenance; but excluding (i)

provisions for reserves for renewals, replacements, depreciation, depletion or retirement of property (or any expenditures therefor), or provisions for amortization of property, (ii) expenses or provisions for interest on any indebtedness of the Company, for the amortization of debt discount, premium, expense or loss on reacquired debt, for any maintenance and replacement, improvement or sinking fund or other device for the retirement of any indebtedness, or for other amortization, (iii) expenses or provisions for any nonrecurring charge to income or to retained earnings of whatever kind or nature (including without limitation the recognition of expense or impairment due to the nonrecoverability of assets or expense), whether or not recorded as a nonrecurring charge in the Company’s books of account, and (iv) provisions for any refund of revenues previously collected or accrued by the Company subject to possible refund.

The Gross Operating Revenues of the Company shall consist of Gross Utility Operating Revenues of the Company, plus the Net Non-Operating Income of the Company. The term “Gross Utility Operating Revenues” of the Company shall mean the aggregate gross operating revenues derived from the operation of the utility properties owned or leased by the Company. The term “Net Non-Operating Income” of the Company shall mean net income derived from but not necessarily limited to the following: (a) merchandising, jobbing and contract work; (b) rental of non-utility properties; (c) interest and dividend income including dividends from Subsidiaries; (d) allowance for funds used during construction; and (e) other miscellaneous non-operating income; provided, however, that profits or losses resulting from the sale, abandonment or other disposition of capital assets or securities of the Company and the Company’s equity in the undistributed earnings of Subsidiaries, shall not be taken into account in the calculation of Net Non-Operating Income.

Subject to the foregoing provisions of this Section, all determinations of earnings pursuant to this Restated Indenture shall be made, and all balance sheets and other financial statements to be delivered hereunder shall be prepared, in accordance with the practice prescribed by any regulatory authority having jurisdiction over the Company or other lawfully prescribed practice or, in the absence of any practice prescribed by law, in accordance with sound accounting practice and, where consistent with such practice and with the foregoing provisions of this Section, on the same basis as that used in preparing the financial statements included in the annual report of the Company for the preceding fiscal year.

Section 4.02.  Additional Bonds Under Property Additions. Additional Bonds of any series other than Existing Bonds may at any time and from time to time be executed by the Company and delivered to the Trustee, and thereupon the same shall, subject to the provisions of Sections 4.03 and 4.04, be authenticated and delivered under this Article by the Trustee upon the Written Order of the Company, upon receipt by and deposit with the Trustee of the following:

A. A RESOLUTION OF THE BOARD, requesting the authentication and delivery pursuant to the provisions of this Article of a specified principal amount of Bonds of a designated series.

B. A PROPERTY ADDITIONS CERTIFICATE of the Company, complying with the provisions of Section 1.02, dated not more than 30 days prior to the application for the authentication and delivery of such Bonds, and signed also (except as to Clauses (2), (4), (5), (7), (11), (12) and (14) of this Paragraph) by an Engineer, setting forth in substance as follows:

(1) That the Company has acquired, by purchase, construction or otherwise, Property Additions, and giving a brief description of such Property Additions and the principal subdivisions of plant account to which the cost of such Property Additions has been charged.

(2) That no part of said Property Additions consists of Bonded Property or is included in any other application or certificate then pending with the Trustee by virtue whereof said Property Additions or any part thereof would become Bonded Property.

(3) Whether the Property Additions described in said Certificate include any additional tract or parcel of real estate, and if so, a separate description of such tract or parcel shall be included in the Certificate.

(4) Whether the Property Additions described in said Certificate, or any part thereof, were, at the time of their acquisition by the Company, subject to a Prior Lien or Liens existing or placed thereon at such time, and, if so, such Certificate shall also state:

(a) the nature and extent of each such Prior Lien and the principal amount of all indebtedness secured thereby at said time;

(b) that all such Prior Liens have, at or prior to the date of the Certificate, become Prepaid Liens or that all indebtedness secured thereby has been satisfied or discharged; and

(c) the aggregate of the amounts expended (excluding any amounts expended in respect of interest or premium) by the Company to cause such Prior Liens to become Prepaid Liens or to procure the satisfaction and discharge of the indebtedness secured thereby.

(5) That there is no outstanding indebtedness of the Company for the purchase price or construction of, or for labor, wages or materials in connection with the construction of, such Property Additions which could become the basis of a lien upon said Property Additions prior to the lien of this Restated Indenture (other than a Prior Lien described as provided in the preceding Clause (4)), which, in the opinion of the signers of said Certificate, might materially impair the security afforded thereby.

(6) Whether any part of the Property Additions described in said Certificate consists of property which, within six months prior to the date of acquisition thereof by the Company, has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company; and, if so, such part of said Property Additions shall be separately described, and if such part of said Property Additions shall be shown pursuant to Clause (9) of this Paragraph to have a Fair Value to the Company at least equal to the greater of $25,000 or 1% of the aggregate principal amount of all Bonds at the time outstanding hereunder, than an Independent Engineer’s Certificate shall be required under Clause (1) of Paragraph C of this Section and it shall be requisite for the Company to comply with the provisions of Clause (13) of this Paragraph.

(7) Whether any part of the Property Additions described in said Certificate was acquired from an Affiliate of the Company; and, if so, such Property Additions shall be separately described.

(8) Whether any part of the Property Additions described in said Certificate was acquired by the Company, in whole or in part, for a consideration consisting of securities; and, if so, such Property Additions shall be separately described, and said securities shall also be described.

(9) The Cost to the Company of said Property Additions, and also the Fair Value thereof to the Company at the date of such Certificate as determined by said Engineer; and stating that said Cost and said Fair Value have been computed and ascertained with due regard to the provisions of the respective definitions of those terms in Section 1.01 of the Restated Indenture. If, by virtue of the provisions of the foregoing Clauses (6), (7) and/or (8) of this Paragraph, any of said Property Additions shall be separately described in said Certificate, the Cost and Fair Value to the Company of such Property Additions shall be separately stated; and, in the case of Property Additions of the character described in Clauses (6) and/or (7) of this Paragraph, said Fair Value shall not exceed the value of such Property Additions as stated in the certificate filed with the Trustee pursuant to Paragraph C of this Section if such a certificate is required by the provisions of said Paragraph C; and in the case of Property Additions of the character described in Clause (8) of this Paragraph, the portion of the Cost thereof represented by securities shall not exceed the Fair Value of such securities as shown by the Appraiser’s Certificate filed with the Trustee pursuant to Paragraph D of this Section.

(10) That no part of the Property Additions described in said Certificate is property the construction or acquisition of which under the provisions of Section 4.01 is not permitted to be made the basis of the authentication and delivery of Bonds under this Article.

(11) That none of said Property additions is subject to any lien, charge or encumbrance prior to the Lien of this Restated Indenture, except the Prepaid Liens described pursuant to Clause (4) of this Paragraph and Permitted Encumbrances.

(12) Whether there is any unused Additions Credit which the Company desires to use, in whole or in part, as a basis for the authentication and delivery of the Bonds then applied for, and if so, a statement of the entire amount which the Company so desires to use, of each such unused Additions Credit.

(13) If, but only if, it shall, pursuant to Clause (6) of this Paragraph, become requisite for the Company to comply with the provisions of this Clause (13), then such Property Additions Certificate shall state whether any Property Additions previously certified in a Property Additions Certificate filed with the Trustee during the then current calendar year, as a basis for the authentication and delivery of Bonds or the withdrawal of cash from the Trustee or the release of property from the Lien hereof, consist of property which, within six months prior to the respective dates of acquisition thereof by the Company, had been used or operated by others than the Company in a business similar to that in which they are to be used or operated by the Company, but as to which a Certificate of an Independent Engineer has not previously been furnished to the Trustee; and, if so, such previously certified Property Additions shall be specified and a reference shall be made to the previous Property Additions Certificate or Certificates whereby such Property Additions were originally certified to the Trustee and there shall be stated the aggregate Fair Value of such Property Additions as shown by such previous Property Additions Certificates, and also the excess, if any, of such aggregate Fair Value over the aggregate Fair Value of such Property Additions as shown by the Independent Engineer’s Certificate furnished pursuant to Clause (2) of Paragraph C of this Section (such excess being herein sometimes referred to as the “Fair Value Deficiency”).

(14) That the Company is not in default in the performance of any of the covenants on its part to be performed under this Restated Indenture.

C. AN INDEPENDENT ENGINEER’S CERTIFICATE, dated not more than 60 days prior to the application for the authentication and delivery of such Bonds, signed by an Independent Engineer selected by the Company and approved by the Trustee in the exercise of reasonable care, complying with the provisions of Section 1.02,

(1) stating the Fair Value to the Company, in the opinion of the signer, at the date of said Independent Engineer’s Certificate, of such part, if any, of such Property Additions as shall have been separately described pursuant to Clause (6) of the foregoing Paragraph B, if, but only if, an Independent Engineer’s Certificate shall be required under this Clause (1) by virtue of the provisions of said Clause (6); and

(2) stating the Fair Value to the Company, in the opinion of the signer, of all previously certified Property Additions, if any, which shall have been specified in said Property Additions Certificate pursuant to Clause (13) of the preceding Paragraph B, such Fair Value to be stated as of the date of said Independent Engineer’s Certificate; and

(3) stating the Fair Value to the Company, in the opinion of the signer, at the date of said Independent Engineer’s Certificate, of such part, if any, of such Property Additions as shall be shown by said Property Additions Certificate to have been acquired from an Affiliate of the Company, if such Property Additions shall be shown by said Property Additions Certificate to have had a Cost to the Company in excess of $100,000, and if the Fair Value thereof shall not have been required to be stated under Clause (1) of this Paragraph C.

No Independent Engineer’s Certificate shall be required to be furnished pursuant to this Paragraph C unless necessary to comply with the requirements of one or more of Clauses (1), (2) and (3) of this Paragraph C.

D. In case any part of such Property Additions is shown by said Property Additions Certificate to have been acquired by the Company, in whole or in part, for a consideration consisting of securities, a CERTIFICATE, complying with the provisions of Section 1.02, signed by an Independent Appraiser selected by the Company and approved by the Trustee in the exercise of reasonable care, stating, in the opinion of the signer, the Fair Value of such securities at the time of the delivery thereof as consideration for the acquisition of such part of such Property Additions.

E. A RETIREMENTS CERTIFICATE of the Company, complying with the provisions of Section 1.02, dated not more than 30 days prior to the application for the authentication and delivery of such Bonds and signed also by an Engineer, setting forth:

(1) The aggregate amount of all Retirements up to the date of said certificate which have not been included in a previous Retirements Certificate filed with the Trustee pursuant to this Section or Sections 5.03 or 8.03, and stating that the amount of such Retirements has been computed as required in the definition of “Retirements” in Section 1.01;

(2) A brief description of such Retirements and the principal subdivisions of plant account to which such Retirements have been or will be credited; and

(3) The amounts (stated separately according to the categories specified in the definition of Retirement Credits in Section 1.01) of all Retirement Credits which, as provided in said definition, may be applied against such Retirements, and stating that such Retirement Credits have been computed as required by said definition.

F. A Net Earnings Certificate of the Company, complying with the provisions of Section 1.02, dated not more than 45 days prior to the application for the authentication and delivery of such Bonds, certified by an Accountant, and setting forth:

(1) The amount of the Certifiable Net Earnings of the Company, for a period of 12 consecutive calendar months within the 18 calendar months immediately preceding the date on which the application for the authentication and delivery of the Bonds is made, and stating separately the Gross Utility Operating Revenues and the Net Non-Operating Income and the operating expenses of the Company and other deductions from such Gross Utility Operating Revenues and Net Non-Operating Income pursuant to Paragraph B of Section 4.01, with the principal subdivisions thereof.

(2) The aggregate amount of the annual “Interest Charges on Bonds and Prior Lien Debt” of the Company, which term shall mean the annual interest charges on

(a) all Bonds outstanding hereunder at the date of said Certificate, provided, however, that in the case of any Bonds which shall at such time be pledged as security for any indebtedness of the Company, the amount of the annual interest charges on such pledged Bonds shall be deemed to be either the amount of the annual interest charges on such indebtedness or the amount of the annual interest charges on such pledged Bonds, whichever shall be greater; and

(b) all Bonds the authentication and delivery of which is applied for in such application and in any other pending application; and

(c) all indebtedness secured by a lien upon

the Trust Estate, or any part thereof, prior to the Lien of this Restated Indenture, other than a Prepaid Lien;

provided, however, that there shall be excluded from such computation the annual interest charges on any Bonds or indebtedness which is to be paid, redeemed or otherwise retired, or provision for the retirement of which is to be made, so that the same will cease to be outstanding prior to or concurrently with the authentication and delivery of the Bonds then applied for.

(3) That the amount of the Certifiable Net Earnings of the Company set forth as provided by Clause (1) of this Paragraph have been at least equal to two (2) times the aggregate amount of the annual Interest Charges on Bonds and Prior Lien Debt of the Company as provided by Clause (2) of this Paragraph.

(4) That such Certifiable Net Earnings have been computed and ascertained as provided in Paragraph B of Section 4.01.

If the annual Interest Charges on Bonds and Prior Lien Debt shall be increased after the date of the Earnings Certificate hereinabove in this Paragraph described, and before the authentication and delivery of the Bonds then applied for, the Company will file with the Trustee a new Earnings Certificate showing the amount of said annual Interest Charges on Bonds and Prior Liens as so increased—it being the intention hereof that no Bonds shall be authenticated and delivered under the provisions of this Article, unless the ratio provided for by Clause (3) of this Paragraph shall have been established with respect to the aggregate amount of the annual Interest Charges on Bonds and Prior Liens of the Company as constituted at the time of the authentication and delivery of the Bonds then applied for; but the Trustee shall, subject to the provisions of Section 14.02, be entitled to assume, in the absence of such new Earnings Certificate, that the aggregate amount of the annual Interest Charges on Bonds and Prior Lien Debt of the Company, as constituted at the time of the authentication and delivery of the Bonds then applied for, are as stated in the Earnings Certificate filed with the Trustee as aforesaid.

The Earnings Certificate provided for in this Paragraph shall be certified by an Independent Public Accountant selected by the Company and approved by the Trustee, in the exercise of reasonable care, if, but only if, the aggregate principal amount of the Bonds to be authenticated and delivered on the basis thereof and of other Bonds authenticated and delivered since the commencement of the then current calendar year (other than those with respect to which an Earnings Certificate is not required or with respect to which an Earnings

Certificate verified by an Independent Public Accountant has previously been furnished) is 10% or more of the aggregate principal amount of the Bonds at the time outstanding.

G. A summary certificate and computation of the Company complying with the provisions of Section 1.02, determining the Net Bondable Additions in conformity with the provisions of this Restated Indenture.

H. THE MORTGAGES, DEEDS, CONVEYANCES, ASSIGNMENTS, TRANSFERS and INSTRUMENTS OF FURTHER ASSURANCE and the CERTIFICATE or CERTIFICATES and OTHER EVIDENCE, if any, specified in the Opinion of Counsel as provided by Clauses (2), (6) and (7) of the following Paragraph I.

I. An OPINION or OPINIONS OF COUNSEL, complying with the provisions of Section 1.02:

(1) stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to authenticate and deliver the Bonds applied for, and that, upon the basis of the acquisition of the Net Bondable Additions described in and shown by said instruments delivered to the Trustee pursuant to this Section, the Bonds applied for may be lawfully authenticated and delivered under this Article;

(2) specifying the mortgages, deeds, conveyances, assignments, transfers and instruments of further assurance, if any, which will be sufficient to subject to the direct lien of this Restated Indenture the Property Additions described in said Certificate, and stating that upon the recordation or filing in the manner stated in such opinion of the instruments so specified, no further recording or re-recording or filing or refiling of this Restated Indenture or any other instrument is required to maintain the lien of this Restated Indenture upon such Property Additions as against all creditors and subsequent purchasers, or stating what further recordation or filing of this Restated Indenture or any supplemental indenture is or will be necessary for that purpose; or stating that said Property Additions are then subject to the direct Lien of this Restated Indenture and that no such mortgage, deed, conveyance, transfer or instrument of further assurance is necessary for such purpose;

(3) stating that the Company has a good and valid title to said Property Additions, and that the same and every part thereof is free and clear of all liens, charges and encumbrances prior to the Lien of this Restated Indenture, except Permitted Encumbrances, and except also the Prepaid Liens, if any, mentioned in said Property Additions Certificate and in such case that the nature, extent and amount of such Prepaid Liens are correctly stated in said certificate;

(4) stating that the Company has lawful power to

acquire, own and use said Property Additions in its business; and, to the extent that any franchise, permit, license, right-of-way or easement is necessary for the maintenance and use of such Property Additions, that the Company, either alone or jointly with some other person, lawfully holds such franchises, permits, licenses, rights-of-way and easements, and that each such franchise, permit, license, right-of-way or easement is in the opinion of such counsel adequate for the operations of the Company, and does not contain any provisions materially prejudicial to the interests of the Bondholders;

(5) stating that, since the date of the last previous Opinion of Counsel filed with the Trustee pursuant to this Clause or Clause (4) of Paragraph E of Section 5.01 or 6.01 (or, in the case of the first such opinion, since the date of the execution and delivery hereof), no Bonded Property owned by the Company has become subject to any then subsisting lien or encumbrance (except Permitted Encumbrances) prior to the Lien created by this Restated Indenture for the security of the Bonds whose authentication and delivery is then applied for;

(6) specifying the certificate or other evidence which will be sufficient to show compliance with the requirements, if any, of any mortgage recording tax law or other tax law applicable to the issuance of the Bonds then applied for, or stating that there are no such legal requirements; and

(7) specifying the certificate or other evidence which will be sufficient to show the authorization, approval or consent of or to the issuance by the Company of the Bonds then applied for, by any Federal, State or other governmental regulatory body or commission at the time having jurisdiction in the premises, or stating that no such authorization, approval or consent is required.

Section 4.03.  Bonds Limited by 70 Percent of Net Bondable Additions. Upon compliance with the provisions of Section 4.02, the Trustee shall authenticate and deliver Bonds in an aggregate principal amount up to, but not exceeding seventy percent (70%) of the amount of Net Bondable Additions shown by the summary certificate and computation filed pursuant to Paragraph G of Section 4.02.

Section 4.04.  Additional Bonding Authority Based on Property Additions Certified Prior. Notwithstanding anything in this Restated Indenture to the contrary, upon the Written Order of the Company, the Trustee shall authenticate and deliver Bonds in an aggregate principal amount up to, but not exceeding seventy percent (70%) of fourteen and two-tenths percent (14.2%) of the total amount of all Property Additions certified to the Trustee and used as Bondable Additions for the issuance of Bonds during the period beginning May 1, 1994 and ending March 15, 1995.

The Company shall furnish the Trustee a Certificate of the Company referencing and documenting the amount of Property Additions previously certified and used as provided in the previous sentence, a summary certificate and computation determining the amount of Bonds that may be issued under this Section 4.04 and an Opinion of Counsel as required by Paragraph I of this Section 4.02; provided that subparagraph (1) thereunder shall refer to the basis of this Section 4.04 rather than Net Bondable Additions and subparagraphs (2), (3), (4) and (5) are not to be included in such opinion.

ARTICLE FIVE

AUTHENTICATION AND DELIVERY OF BONDS

UPON DEPOSIT OF CASH WITH TRUSTEE

Section 5.01.  Additional Bonds Authorized by Deposit of Cash. Additional Bonds of any series except Existing Bonds may at any time and from time to time be executed by the Company and delivered to the Trustee for authentication, and thereupon the same shall, subject to the provisions of Section 5.02, be authenticated and delivered under this Article by the Trustee upon the Written Order of the Company, upon receipt by and deposit with the Trustee of the following:

A. A RESOLUTION OF THE BOARD, requesting the authentication and delivery pursuant to the provisions of this Article of a specified principal amount of Bonds of a designated series.

B. CASH equal to the aggregate principal amount of the Bonds the authentication and delivery of which is then applied for.

C. A CERTIFICATE OF THE COMPANY, complying with the provisions of Section 1.02, stating that the Company is not in default in the performance of any of the covenants on its part to be performed under this Restated Indenture.

D. THE CERTIFICATES and OTHER EVIDENCE, if any, specified in the Opinion of Counsel as provided by Clauses (2) and (3) of the following Paragraph E.

E. An OPINION or OPINIONS OF COUNSEL, complying with the provisions of Section 1.02,

(1) stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to authenticate and deliver the Bonds applied for, and that, upon the deposit of an amount of cash equal to the aggregate principal amount of the Bonds then applied for, such Bonds may be lawfully authenticated and delivered under this Article;

(2) specifying the certificate or other evidence which will be sufficient to show compliance with the requirements, if any, of any mortgage recording tax law or other tax law applicable to the issuance of the Bonds then applied for, or stating that there are no such legal requirements;

(3) specifying the certificate or other evidence which will be sufficient to show the authorization, approval or consent of or to the issuance by the Company of the bonds then applied for, by any Federal, State or other governmental regulatory body or commission at the time having jurisdiction in the premises, or stating that no such authorization, approval or consent is required; and

(4) stating that, since the date of the last previous Opinion of Counsel filed with the Trustee pursuant to this Clause or Clause (5) of Paragraph I of Section 4.02 or Clause (4) of Paragraph E of Section 6.01 (or, in the case of the first such opinion, since the date of the execution and delivery hereof), no Bonded Property owned by the Company has become subject to any then subsisting lien or encumbrance (except Permitted Encumbrances) prior to the lien created by this Restated Indenture for the security of the Bonds whose authentication and delivery is then applied for.

F. The NET EARNINGS CERTIFICATE required by Paragraph F of Section 4.02.

Section 5.02.  Amount of Bonds. Upon compliance with the provisions of Section 5.01 the Trustee shall authenticate and deliver Bonds of an aggregate principal amount up to, but not exceeding, the amount of the cash deposited with the Trustee pursuant to Paragraph B of Section 5.01.

Section 5.03.  Terms of Withdrawal of Cash. Cash deposited with the Trustee under the provisions of Section 5.01 is in this Restated Indenture sometimes referred to as “Deposited Cash”; and until the same shall have been paid over by the Trustee upon the Written Order of the Company as hereinafter in this Section provided, the Trustee shall hold all Deposited Cash as a part of the Trust Estate hereunder, subject, however, to the provisions of Section 8.11; and, upon default in the payment of the principal of any of the Bonds, when and as the same shall become due and payable, whether by the terms thereof or by declaration or otherwise as herein provided, any Deposited Cash then in the hands of the Trustee shall become applicable to the purposes specified in, and in accordance with the provisions of, Section 11.10.

At any time and from time to time, whenever the Company shall become entitled to the authentication and delivery of Bonds under the provisions of Article Four, the Trustee, upon receipt of a Resolution of the Board requesting the payment of a specified amount of Deposited Cash, and upon receipt also of the instruments required to be delivered to the Trustee by said provisions (with such appropriate omissions and variations as are applicable to deposited Cash), shall pay upon the Written Order of the Company, and the Company shall be entitled to withdraw, Deposited Cash of an amount equal to the principal amount of the Bonds to whose authentication and delivery the Company would be so entitled; provided, however, that, upon the application to withdraw Deposited Cash under the provisions of this Section, it shall not be necessary for the

Company to deliver to the Trustee (a) the Resolution required by Paragraph A of Section 4.02, or (b) any of the certificates or parts of the Opinion of Counsel referred to in Clauses (6) and (7) of Paragraph I of Section 4.02 or (c) the Net Earnings Certificate required by Paragraph F of Section 4.02.

ARTICLE SIX

AUTHENTICATION AND DELIVERY OF BONDS

UPON RETIREMENT OF BONDS PREVIOUSLY ISSUED HEREUNDER

Section 6.01.  Additional Bonds Authorized by Retired Bonds. Additional Bonds of any series except Existing Bonds may at any time and from time to time be executed by the Company and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered under this Article by the Trustee upon the Written Order of the Company, upon receipt by and deposit with the Trustee of the following:

A. A RESOLUTION OF THE BOARD, requesting the authentication and delivery pursuant to the provisions of this Article of a specified principal amount of Bonds of a designated series.

B. BONDS theretofore authenticated and delivered under this Restated Indenture, matured or unmatured, in negotiable form, canceled or uncanceled, thereto belonging; provided, however, that, for the purposes of this Article, in lieu of depositing Bonds with the Trustee as aforesaid, the Company may deposit or deliver to the Trustee:

(1) CASH sufficient under the provisions of Section 1.05, among other provisions hereof, to pay or redeem certain Bonds theretofore authenticated and delivered hereunder, which cash shall be irrevocably deposited in trust for such purpose; and/or

(2) A CERTIFICATE OF THE COMPANY, stating

(a) that cash sufficient under such provisions to pay or redeem certain Bonds theretofore authenticated and delivered hereunder is then held by the Trustee in trust irrevocably for such purpose; and/or

(b) that certain Bonds theretofore authenticated and delivered hereunder have been paid, redeemed or otherwise retired and theretofore delivered to the Trustee.

C.            A CERTIFICATE OF THE COMPANY, complying with the provisions of Section 1.02, stating

(1) That the Company is not in default in the performance of any of the covenants on its part to be performed under this Restated Indenture; and

(2) That the Bonds, the retirement of which (or

provision therefor) is made the basis for the authentication and delivery of Bonds hereunder as in the preceding Paragraph B provided, do not include

(a) any Bond, the retirement of which, in any other previous or pending application or certificate, has been made the basis for the authentication and delivery of a Bond or the withdrawal of Bonded Cash from the Trustee or which has been purchased, paid, redeemed or otherwise retired out of Bonded Cash pursuant to the provisions of Section 8.05 or Section 8.08; or

(b) any Bond purchased, paid, redeemed or otherwise retired through the operation of any sinking, amortization, improvement, renewal or other analogous fund, if any, which may hereafter be created as provided in Section 2.05, but only if, and to the extent that, the supplemental indenture or other instrument creating such fund shall preclude the authentication and delivery of Bonds under this Article upon the basis of the redemption, purchase or other retirement of such Bond.

D.            The CERTIFICATES and OTHER EVIDENCE, if any, specified in the Opinion of Counsel as provided by Clauses (2) and (3) of the following Paragraph E.

E.             An OPINION or OPINIONS OF COUNSEL, complying with the provisions of Section 1.02,

(1) stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to authenticate and deliver the Bonds applied for, and that (a) upon the basis of the deposit with the Trustee of the Bonds and/or cash deposited and/or cash certified to be held in trust, pursuant to Paragraph B of this Section, and/or (b) upon the basis of the payment, redemption or other retirement of Bonds as certified pursuant to Paragraph B of this Section, the Bonds applied for may be lawfully authenticated and delivered under this Article;

(2) specifying the certificate or other evidence which will be sufficient to show compliance with the requirements, if any, of any mortgage recording tax law or other tax law applicable to the issuance of the Bonds then applied for, or stating that there are no such legal requirements;

(3) specifying the certificate or other evidence which will be sufficient to show the authorization, approval or consent of or to the issuance of the Bonds then applied for, by an Federal, State or other governmental regulatory body or commission at the time having jurisdiction in the premises, or stating that no such authorization, approval or consent is required; and

(4) stating that, since the date of the last previous Opinion of Counsel filed with the Trustee pursuant to this Clause or Clause (5) of Paragraph I of Section 4.02 or Clause (4) of Paragraph E of Section 5.01 (or, in the case of the first such opinion, since the date of the execution and delivery hereof), no bonded Property owned by the Company has become subject to any then subsisting lien or encumbrance (except Permitted Encumbrances), prior to the lien created by this Restated Indenture for the security of the Bonds whose authentication and delivery is then applied for.

F.             THE NET EARNINGS CERTIFICATE required by Paragraph F of Section 4.02 unless either

(i) the Bonds, the retirement of which (or provision therefor) is made the basis for the authentication and delivery of the Bonds then applied for, bear interest at a higher rate than the Bonds the authentication of which is sought, provided however, that nothing in this item (i) shall be deemed to excuse the Company from delivering said Net Earnings Certificate if said first mentioned Bonds shall not have been issued by the Company or shall have ceased to be outstanding hereunder during any period or periods prior to the authentication and delivery of the Bonds then applied for, and during said period or periods a Net Earnings Certificate shall have been delivered to the Trustee pursuant to any provision of this Restated Indenture in which the annual interest requirements on any such Bond which shall have so ceased to be outstanding shall not have been included in Interest Charges on the Secured Bonded Debt of the Company, or

(ii) the payment date or the redemption date of said first mentioned Bonds (if they have been paid or have been or are to be redeemed) or the date of their surrender to the Trustee (if they have been acquired by the Company and surrendered to the Trustee) is less than three years prior to the maturity date stated in such Bonds.

Section 6.02.  Amount of Bonds Equal to Retired Bonds. Upon compliance with the provisions of Section 6.01, the Trustee shall authenticate and deliver Bonds of an aggregate principal amount up to, but not exceeding, the principal amount of the Bonds deposited with the Trustee, and/or paid, redeemed or otherwise retired, and/or for whose payment or redemption cash has been deposited with or is held in trust by the Trustee, as in Paragraph B of Section 6.01 provided.

Section 6.03.  Canceled Bonds. Every Bond delivered uncanceled to the Trustee, and on the basis of which an additional Bond is authenticated and delivered under this Article, shall be immediately canceled.

ARTICLE SEVEN

RELEASE OF MORTGAGED PROPERTY

Section 7.01.  Company’s Permitted Activities. The Company, unless an Event of Default shall have happened and shall not have been remedied,

(a) shall be entitled to possess, manage, operate, use and enjoy and to remain in the actual and undisturbed possession of all its properties (other than bonds, certificates of stock and other securities and cash deposited or required to be deposited with the Trustee) and to receive, take and use the rents, income and profits thereof, to use and consume any fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company and to use, consume, sell or dispose of any electricity, materials, supplies or merchandise held by the Company for the purpose of sale in the ordinary course of business, all as if this Restated Indenture had not been made;

(b) may, without obtaining any release and without obtaining the consent of the Trustee, sell or otherwise dispose of, free from the Lien of this Restated Indenture, any machinery, equipment, tools and appliances which may have become obsolete, inadequate or worn-out or otherwise unsuitable for use in the business of the Company, and apply the proceeds thereof toward the replacement of the same with other machinery, equipment, tools and appliances of at least equal value and efficiency;

(c) may, without the consent of the Trustee, alter, add to and repair its buildings, structures, machinery, equipment and appliances appertaining to or used in connection with the works, plants or transmission or distribution systems of the Company;

(d) shall be entitled to receive and collect for its own use all dividends paid on shares of stock of any corporation held by the Trustee hereunder which are paid in cash out of the earned surplus or net profits of the issuing corporation and all interest upon obligations or indebtedness of any person held by the Trustee hereunder; and, in case such shares of stock shall be transferred into the name of the Trustee or of its nominee or nominees, the Trustee from time to time shall execute and deliver upon the Written Order of the Company suitable assignments and orders in favor of the Company or its nominee named in such order for the payment of such cash dividends and interest, and as the date of their maturity approaches shall deliver upon a like order any and all coupons representing such interest, provided, however, and it is hereby declared and agreed that the Company shall not be entitled to receive and the Trustee shall not pay over to it,

(i) the principal of any obligation or indebtedness at the time held by the Trustee hereunder, or

(ii) any dividend upon any share of stock at the time held by the Trustee hereunder other than a dividend paid in cash out of the earned surplus or net profits of the issuing corporation, or

(iii) any sum paid upon liquidation or dissolution or reduction of capital or redemption, upon any obligation or indebtedness or share of stock at the time held by the Trustee hereunder, and the Company shall also have the right, except as herein expressly limited, to vote and/or give consents with respect to all shares of stock held by the Trustee hereunder, and from time to time, in case such shares of stock shall have been transferred into the name of the Trustee or of its nominee or nominees, the Trustee, upon the Written Request of the Company, shall execute and deliver or cause to be executed and delivered to the Company or its nominee named in such Written Request appropriate powers of attorney or proxies to vote such stock or to execute a waiver or consent or certificate with respect to such stock, for such purpose or purposes as may be specified in such request, except that each such power of attorney or proxy may be limited so as to provide in effect that the powers thereby conferred to not include any power to vote for or to authorize or consent to any act or thing inconsistent with this Restated Indenture.

Section 7.02.  Conditions of Release of Property.

A. Definition of “Fair Value.” For the purposes of this Section 7.02, “Fair Value” when applied to property is its value as determined without deduction for any Prior Liens upon such property and without deduction to reflect that such property may be of value only to the Company or another operator of the Trust Estate as a whole, which value may be determined without physical inspection by use of accounting and engineering records and other data maintained by, or available to, the Company.

B. Release Based on Bond Ratio. Unless an Event of Default shall have occurred and be continuing, upon receipt of a Written Order of the Company requesting the release of any of the Trust Estate pursuant to this Paragraph B, the Trustee shall execute and deliver to the Company the documents and instruments described in Paragraph B, releasing from the Lien of this Restated Indenture any of the Trust Estate if the Fair Value of all of the Trust Estate (excluding the Trust Estate to be released but including any Trust Estate to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the Engineer’s certificates delivered pursuant to Clause (2) of Paragraph B and Clause (3) of Paragraph B, equals or exceeds an amount equal to twenty-fourteenths (20/14) of the aggregate principal amount of Bonds outstanding at the date of such Written Order of the Company as stated on the Certificate of the Company delivered pursuant to Clause (4) of Paragraph B, upon receipt by the Trustee of:

(1) appropriate documents and instruments releasing without recourse the interest of the Trustee in the Trust Estate to be released, and describing in reasonable detail the Trust Estate to be released;

(2) an Engineer’s certificate, dated the date of such Written Order of the Company, stating (i) that the signers of such Engineer’s certificate have examined the Certificate of the Company delivered pursuant to Clause (4) of Paragraph B in connection with such release, (ii) the Fair Value, in the opinion of the signer of such Engineer’s certificate, of (A) all of the Trust Estate, and (B) the Trust Estate to be released, in each case as of a date not more than 90 days prior to the date of such Written Order of the Company, and (iii) that in the judgment of such signers, such release (A) will not materially adversely affect the Company’s Electric Utility Business, and (B) will not impair the security under this Restated Indenture in contravention of the provisions hereof;

(3) in case any Property Additions are being acquired by the Company with the proceeds of, or otherwise in connection with, such release, an Engineer’s certificate, dated the date of such Written Order of the Company, as to the Fair Value, as of a date not more than 90 days prior to the date of such Written Order of the Company, of the Property Additions being so acquired (and if within six months prior to the date of acquisition by the Company of the Property Additions being so acquired, any property included within such Property Additions had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair

Value thereof to the Company, as set forth in such Engineer’s certificate, is not less than one percent (1%) of the aggregate principal amount of Bonds then outstanding, such certificate shall be an Independent Engineer’s Certificate);

(4) a Certificate of the Company, dated the date of such Written Order of the Company, stating (i) that the aggregate principal amount of Bonds outstanding at the date of such Written Order of the Company, and stating that the Fair Value of all of the Trust Estate (excluding the Trust Estate to be released but including any Property Additions to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the Engineer’s certificate filed pursuant to Clause (2) of Paragraph B equals or exceeds an amount equal to twenty-fourteenths (20/14) of such aggregate principal amount, and (ii) that, to the knowledge of the signer, no Event of Default has occurred and is continuing; and

(5) an Opinion of Counsel complying with the provisions of Section 1.02 stating that the instruments which have been or are delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to execute and deliver the release requested.

C. Release up to a Limited Amount. If the Company is unable, or elects not, to obtain, in accordance with the preceding Paragraph B, the release from the Lien of this Restated Indenture of any of the Trust Estate, unless an Event of Default shall have occurred and be continuing, upon receipt of a Written Order of the Company requesting the release of any of the Trust Estate pursuant to this Paragraph C, the Trustee shall execute and deliver to the Company the documents and instruments described in Clause (1) of Paragraph C releasing from the Lien of this Restated Indenture any of the Trust Estate if the Fair Value thereof, as stated on the Engineer’s certificate delivered pursuant to Clause (2) of Paragraph C is less than one percent (1%) of the aggregate principal amount of Bonds outstanding at the date of such Written Order of the Company, provided that the aggregate Fair Value of all Trust Estate released pursuant to this Paragraph C, as stated on all Engineer’s certificates filed pursuant to this Paragraph C in any period of 12 consecutive calendar months which includes the date of such Engineer’s certificate, shall not exceed three percent (3%) of the aggregate principal amount of Bonds outstanding at the date of such Written Order of the Company as stated in the Certificate of the Company delivered pursuant to Clause (3) of Paragraph C, upon receipt by the Trustee of:

(1) appropriate documents and instruments releasing without recourse the interest of the Trustee in the Trust Estate to be released, and describing in reasonable detail the Trust Estate to be released;

(2) an Engineer’s certificate, dated the date of such Written Order of the Company, stating (i) that the signer of such Engineer’s certificate has examined the Certificate of the Company delivered pursuant to Clause (2) of Paragraph C in connection with such release, (ii) the Fair Value, in the opinion of the signers of such Engineer’s certificate, of such Trust Estate to be released as of a date not more than 90 days prior to the date of such Written Order of the Company, and (iii) that in the judgment of such signers, such release (A) will not materially adversely affect the Company’s Electric Utility Business and (B) will not impair the security under this Restated Indenture in contravention of the provisions hereof;

(3) a Certificate of the Company, dated the date of such Written Order of the Company, stating (i) the aggregate principal amount of Bonds outstanding at the date of such Written Order of the Company, (ii) that one percent (1%) of such aggregate principal amount exceeds the Fair Value of the Trust Estate for which such release is applied for, (iii) that three percent (3%) of such aggregate principal amount exceeds the aggregate Fair Value of all Trust Estate released from the Lien of this Restated Indenture pursuant to this Paragraph C, as shown by all Engineer’s certificates filed pursuant to Clause (2) of Paragraph C in such period of 12 consecutive calendar months, and (iv) that, to the knowledge of the signer, no Event of Default has occurred and is continuing; and

(4) an Opinion of Counsel complying with the provisions of Section 1.02 stating that the instruments which have been or are delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to execute and deliver the release requested.

D. Release by Deposit of Cash, Purchase Money Obligations or Property Additions. If the Company is unable, or elects not, to obtain, in accordance with Paragraphs B or C, the release from the Lien of this Restated Indenture of any of the Trust Estate, unless an Event of Default shall have occurred and be continuing, upon receipt and deposit of a Written Order of the Company requesting the release of any of the Trust Estate pursuant to this Paragraph D and those items at Clause (2) in this Paragraph D, the Trustee shall execute and deliver to the Company the documents and instruments described in Clause (1) of Paragraph D releasing from the Lien of this Restated Indenture the Trust Estate described in the Written Order of the Company.

(1) appropriate documents and instruments releasing without recourse the interests of the Trustee in the Trust Estate to be released, and describing in reasonable detail the Trust Estate to be released;

(2) Cash in an amount equal to the greater of the following items (i) and (ii):

(i)  the Fair Value of the property to be released, or

(ii) the consideration received or to be received by the Company therefor (valuing purchase money obligations at their principal amount and property received in exchange at its Fair Value as stated in said certificate), provided, however, that in lieu of all or any part of such cash, the Company shall have the right to deposit with or deliver to the Trustee any of the following:

(a) Purchase Money Obligations secured by a mortgage on the property to be released, or a portion thereof, not exceeding in principal amount seventy percent (70%) of the Fair Value (as certified as above set forth) of the property covered by such purchase money mortgage, which purchase money obligations and the mortgages securing the same, shall be duly assigned to the Trustee and shall be received by the Trustee at the principal amount thereof in lieu of cash; provided, however, that the Trustee shall not accept any such purchase money obligations in lieu of cash as provided in this Clause if thereby the aggregate principal amount of all purchase money obligations received by the Trustee pursuant to this Clause and at the time held by the Trustee would equal or exceed 10 percent of the principal amount of all Bonds then outstanding hereunder.

(b) A Certificate of the trustee or other holder of a Prior Lien on all or any part of the property to be released, stating that a specific amount of cash and/or a specified principal amount of purchase money obligations of the character described in subparagraph (a) of this Clause and representing proceeds of the sale of such property, have been deposited with such trustee or other holder pursuant to the requirements of such Prior Lien, provided, however, that the aggregate of the cash and principal amount of purchase money obligations so certified at any one time shall in no event exceed the principal amount of the Prior Lien Obligations outstanding thereunder, less any amounts then held by the trustee or other holder of such Prior Lien other than for the payment or redemption of Prior Lien Obligations not deemed outstanding under the provisions of Section 4.01; and such certificate shall be received by the Trustee in lieu of cash equal to the cash and the principal amount of the purchase money obligations so certified to have been deposited with such trustee or other holder of such Prior Lien.

(c) The Certificates, Opinions and Other Instruments which the Company would be required to furnish to the Trustee, upon an application for the authentication and delivery of Bonds on the basis of Property Additions under Article Four, but with the following variations and omissions of the instruments specified in Section 4:02:

(i) There shall be an additional statement in Clause (2) of the Property Additions Certificate, to the effect that no part of the Property Additions therein described has in any other previous or then pending application been made the basis for the release of any Unbonded Property from the lien of this Restated Indenture or for the withdrawal of any Unbonded Cash from the Trustee or from the trustee or other holder of a Prior Lien, or to repair, replace, or restore insured Unbonded Property which shall have been damaged or destroyed but the proceeds of the insurance on which shall not have been required to be paid to the Trustee pursuant to the provisions of Section 9.09;

(ii) It shall not be necessary for the Company to deliver to the Trustee the Resolution required by Paragraph A, the Retirements Certificate required by Paragraph E, the Net Earnings Certificate required by Paragraph F, or any of the certificates or parts of the Opinion of Counsel referred to in Clauses (6) and (7) of Paragraph I of Section 4.02;

(iii) The Summary Certificate required by Paragraph G of Section 4.02 shall show only Gross Bondable Additions and may include any Additions Credit; and

(iv) If no part of the property to be released is Bonded Property and such property or any part thereof is subject to a Prior Lien, the Property Additions then so certified may be subject to the same Prior Lien, and the Property Additions Certificate required by Paragraph B of Section 4.02 and the Opinion of Counsel required by Paragraph I of Section 4.02 may be modified accordingly.

Such Certificates, Opinions and Other Instruments shall be received by the Trustee in lieu of cash up to the amount of the Gross Bondable Additions so certified to the Trustee.

(3) An Opinion or Opinions of Counsel, complying with the provisions of Section 1.02,

(a) stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to execute and deliver the release requested, and that, upon the basis of the cash, purchase money obligations, certificates, opinions and other instruments delivered to the Trustee pursuant to Paragraph D of this Section, the property so sold or disposed of or contracted to be sold or disposed of may lawfully be released from the lien of this Restated Indenture pursuant to the provisions of this Section;

(b) stating that the purchase money

obligations, if any, delivered to the Trustee or to the trustee or other holder of a Prior Lien pursuant to subparagraph (a) of Clause (2) of Paragraph D of this Section are valid obligations and are duly secured by a valid purchase money mortgage constituting a direct lien upon all the property to be released, or upon the portion thereof described, free and clear of all prior liens, charges or encumbrances, except any Prior Liens or other charges or encumbrances prior to the lien of this Restated Indenture which may have existed on the property to be released immediately prior to such release and that the assignment of any mortgage securing such purchase money obligations is valid and in recordable form; and

(c) in case, pursuant to subparagraph (a) of Clause (2) of Paragraph D of this Section, any cash or purchase money obligations shall be certified to have been deposited with the trustee or other holder of a Prior Lien, stating that the property to be released, or a specified portion thereof, is or immediately before such sale or disposition was subject to such Prior Lien and that such deposit is required by such Prior Lien.

Section 7.03.  Release of Property Upon Eminent Domain. Should any part of the Trust Estate be taken by the exercise of the power of eminent domain or should any State, municipality or other governmental authority at any time exercise any right which it may then have to purchase any part of the Trust Estate, the Company, forthwith upon receipt,, shall deposit the award for any property so taken by eminent domain and/or the proceeds of any such purchase with the Trustee, or, to the extent required, in the Opinion of Counsel, by the terms of a Prior Lien on all or any part of any property so taken or purchased, with the trustee or other holder of such Prior Lien. In the event of any such taking or purchase, the Trustee shall release the property so taken or purchased, but only upon receipt by and deposit with the Trustee of:

A. A RESOLUTION OF THE BOARD, requesting such release and describing the property so to be released.

B. A CERTIFICATE OF THE COMPANY, complying with the provisions of Section 1.02, stating that such property has been taken by eminent domain and the amount of the award therefor, or that said property has been purchased by a State, municipality or other governmental authority pursuant to a right vested in it to purchase such property and the amount of the proceeds of such purchase, and also stating whether any of such property was Bonded Property.

C. The AWARD for said property or the PROCEEDS of such purchase; provided, however, that, in lieu of all or any part of such award or proceeds, the Company shall have the right to deliver to the Trustee a CERTIFICATE of the trustee or other holder of a Prior Lien on all or any part of the property to be released, stating that said award or proceeds, or such specified part thereon, has been deposited with such trustee or other holder pursuant to the requirements of such Prior Lien.

D. AN OPINION OF COUNSEL, complying with the provisions of Section 1.02, stating

(1) that such property has been duly taken by the exercise of the power of eminent domain, or has been duly purchased by a State, municipality or other governmental authority in the exercise of a right which it had to purchase such property, and that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustees to execute and deliver the release requested;

(2) that the amount of the award for the property so taken by eminent domain or the amount of the proceeds of the property so purchased, is not less than the amount to which the Company is entitled under the applicable laws governing such taking, or under the terms of such right to purchase, as the case may be; and

(3) in case, pursuant to the preceding Paragraph C, the award for said property or the proceeds of such purchase, or any portion thereof, shall be certified to have been deposited with the trustee or other holder of a Prior Lien, that the property to be released, or a specified portion thereof, is or immediately before such taking or purchase was subject to such Prior Lien, and that such deposit is required by such Prior Lien.

In any proceedings for the taking or purchase of any part of the Trust Estate by the exercise of eminent domain or by virtue of any right of purchase vested in any State, municipality or other governmental authority, the Trustee may be represented by counsel, who may be counsel for the Company.

Section 7.04.  Release under Authority of Trustee or Bondholder. The Company, while in possession, of the Trust Estate (other than securities and cash held by the Trustee, or the trustee, or other holder of a prior lien), may do any of the things enumerated in Section 7.01 notwithstanding that an Event of Default shall have happened and shall not have been remedied; and the Company may do any of the things enumerated in Section 7.02 notwithstanding that it is in default in the performance of a covenant on its part to be performed under this Restated Indenture, if the Trustee, in its discretion, or the holders of at least a majority in amount of the Bonds at the time outstanding, shall in writing expressly authorize or consent to such action.

Section 7.05.  In Event of Receiver or Trustee Possessing Trust Estate. In case the Trust Estate (other than securities and cash held by the Trustee or the trustee or other holder of a Prior Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers in this Article conferred upon the Company with respect to the sale or other disposition and release of the Trust Estate may, to the extent permitted by applicable law, be exercised by such receiver or trustee (subject, in the cases specified in Section 7.04, to authorization or consent of the Trustee or Bondholders as provided therein), in which case a written request signed by said receiver or trustee shall be deemed the equivalent of the Written Order of the Company or Resolution of the Board required by Section 7.02 or 7.03 and a certificate signed by such receiver or trustee shall be deemed the equivalent of any Certificate of the Company required by any provision of this Restated Indenture, and no such certificate need contain a statement to the effect that the Company is not in default hereunder. If the Trustee shall be in possession of the Trust Estate (other than securities and cash held by the trustee or other holder of a Prior Lien) under any provision of this Restated Indenture, then such powers may be exercised by the Trustee in its discretion.

Section 7.06.  Purchasers in Good Faith. No purchaser in good faith of property purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted or otherwise disposed of by the Company, be under any obligation to ascertain or inquire into the authority of the Company to make any such sale, grant or other disposition.

Section 7.07.  Application of Cash. Except as herein otherwise specifically provided, cash received by the Trustee pursuant to this Article shall be held and paid over or applied by the Trustee as provided in Article Eight, and all purchase money obligations received by the Trustee pursuant to this Article or pursuant to Section 9.07, shall be held by the Trustee as a part of the Trust Estate. The principal of and (subject to the provisions of Section 7.01) interest on all such obligations shall be received by the trustee as and when the same shall become payable, and the Trustee may take any action which in its judgment may be desirable or necessary for the collection thereof or for the enforcement of the security therefor. Unless an Event of Default shall have occurred and shall not have been remedied, or unless to the knowledge of the Trustee the Company shall be in default in the performance of any of the covenants on its part to be performed under this Restated Indenture, all interest received by the Trustee on any such obligation shall be paid from time to time to the Company upon its Written Order of the Company in accordance with Clause (d) of Section 7.01.

Upon payment by or on behalf of the Company to the Trustee of the principal amount of any such obligation, or the portion thereof remaining unpaid, the Trustee shall release and surrender such obligation to the Company upon its Written Order of the Company.

ARTICLE EIGHT

APPLICATION AND WITHDRAWAL OF TRUST MONEYS

Section 8.01.  General Provisions—Withdrawing Trust Moneys. All moneys received by the Trustee upon the release of property from the Lien of this Restated Indenture, including the principal of all purchase money obligations when paid, and all moneys received by the Trustee as compensation for any part of the Trust Estate taken by the exercise of the power of eminent domain or purchased by a public authority, and all moneys received by the Trustee as proceeds of the sale of or insurance upon any part of the Trust Estate, and all other moneys elsewhere herein provided to be held and applied as in this Article provided, and all moneys, if any (but in no event including Deposited Cash as defined in Section 5.03), received by the Trustee the disposition of which is not elsewhere herein otherwise specifically provided for (herein sometimes called “Trust Moneys,” whether the same be Bonded Cash or Unbonded Cash), shall be held by the Trustee as a part of the Trust Estate, and, upon default in the payment of the principal of any of the Bonds when and as the same shall become due and payable, whether by the terms thereof or by declaration or otherwise, as herein provided, said moneys shall, unless and until such default shall be remedied, be applicable only to the purposes specified in, and in accordance with the provision of, Section 11.10; but, unless such a default shall have happened and shall not have been remedied, all or any part of said Trust Moneys, at the request and election of the Company, except as otherwise specifically provided herein, may be withdrawn from and shall be applied by the Trustee from time to time as provided in Section 8.02, 8.03, 8.04, 8.05, 8.06 or 8.07.

Section 8.02.  Trust Moneys Withdrawn Against Gross Bondable Additions. Trust Moneys may be withdrawn and shall be paid by the Trustee upon the Written Order of the Company at any time and from time to time upon receipt by and deposit with the Trustee of the following:

A. A RESOLUTION OF THE BOARD, requesting the withdrawal and payment of a specified amount of Trust Moneys, and designating the Trust Moneys so to be withdrawn.

B. A CERTIFICATE OF THE COMPANY, complying with the provisions of Section 1.02, stating whether any part of the Trust Moneys so to be withdrawn is Bonded Cash.

C. The CERTIFICATES, OPINIONS and OTHER INSTRUMENTS which the Company would be required to furnish to the Trustee, upon an application for the authentication and delivery of Bonds on the basis of Property Additions under Article Four, but with the following variations and omissions of the instruments specified in Section 4.02:

(1) Clause (1) of the Property Additions Certificate shall contain an additional statement to the effect that no part of the Property Additions therein described has been acquired by the Company more than 60 days prior to the date when the Trustee received the Trust Moneys the withdrawal of which is then requested (or in the case of Trust Moneys representing the proceeds of purchase money obligations, the date when the Trustee received such proceeds);

(2) There shall be an additional statement in Clause (2) of the Property Additions Certificate, to the effect that no part of the Property Additions therein described has in any other previous or then pending application been made the basis for the release of any Unbonded Property from the Lien of this Restated Indenture, or for the withdrawal of any Unbonded Cash from the Trustee or from the trustee or other holder of a Prior Lien and that no part of said Property Additions includes any property acquired or constructed by the Company in the performance of its duty to replace old, inadequate, obsolete or worn out Unbonded Property disposed of pursuant to Paragraph (b) of Section 7.01, or to repair, replace, or restore uninsured Unbonded Property which shall have been damaged or destroyed but the proceeds of the insurance on which shall not have been required to be paid to the Trustee pursuant to the provisions of Section 9.09; said Property Additional Certificate shall include no Additions Credits; and said Property Additions Certificate need not contain the statements required by Clause (12) thereof;

(3) It shall not be necessary for the Company to deliver to the Trustee the Resolution required by Paragraph A, the Retirements Certificate required by Paragraph E, the Earnings Certificate required by Paragraph F, or any of the certificates or parts of the Opinion of Counsel referred to in Clauses (6) and (7) of Paragraph I of Section 4.02;

(4) The Summary Certificate required by Paragraph G of Section 4.02 shall show only Gross Bondable Additions and shall not include any Additions Credit.

D. An OPINION or OPINIONS OF COUNSEL, complying with the provisions of Section 1.02, stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to pay over the Trust Moneys applied for, and that upon the basis of the acquisition of the Property Additions described in the Property Additions Certificate delivered to the Trustee pursuant to Paragraph C of this Section, the Trust Moneys the withdrawal of which is then requested may be lawfully paid over under this Section.

Subject to the provisions of Section 8.08, upon compliance with the foregoing provisions of this Section, the Company shall be entitled to withdraw and the Trustee shall pay upon the Written Order of the Company an amount of Trust Moneys equal to the amount of the Gross Bondable Additions so certified to the Trustee pursuant to Paragraph C of this Section.

Section 8.03.  Trust Moneys Withdrawn Against Net Bondable Additions. Trust Moneys may be withdrawn and shall be paid by the Trustee on the Written

Order of the Company at any time and from time to time upon receipt by and deposit with the Trustee of the following:

A. A RESOLUTION OF THE BOARD requesting the withdrawal and payment of a specified amount of Trust Moneys, and designating the Trust Moneys so to be withdrawn.

B. A CERTIFICATE OF THE COMPANY complying with the provisions of Section 1.02 stating whether any part of the Trust Moneys so to be withdrawn is Bonded Cash.

C. The CERTIFICATES, OPINIONS and OTHER INSTRUMENTS which the Company would be required to furnish to the Trustee, upon an application for the authentication and delivery of Bonds on the basis of Net Bondable Additions under Article Four, but with the following variations and omissions of the instruments specified in Section 4.02:

(1) Clause (1) of the Property Additions Certificate shall contain an additional statement to the effect that no part of the Property Additions therein specified has been acquired by the Company more than three years prior to the date when the Trustee received the Trust Moneys the withdrawal of which is then requested (or in the case of Trust Moneys representing the proceeds of purchase money obligations, the date when the Trustee received such proceeds);

(2) There shall be an additional statement in Clause (2) of the Property Additions Certificate to the effect that none of the Property Additions therein described has in any other previous or then pending application been made the basis for the release of any Unbonded Property from the lien of this Restated Indenture or for the withdrawal of any Unbonded Cash from the Trustee or from the trustee or other holder of a Prior Lien and that no part of said Property Additions includes any property acquired or constructed by the Company in the performance of its duty to replace old, inadequate, obsolete or worn out Unbonded Property disposed of pursuant to Paragraph (b) of Section 7.01, or to repair, replace or restore Unbonded Property which shall have been damaged or destroyed but the proceeds of the insurance on which shall not have been required to be paid to the Trustee pursuant to the provisions of Section 9.09; and a like additional statement in Clause (12) with reference to Property Additions reflected in any unused Additions Credit included in said Property Additions Certificate;

(3) It shall not be necessary for the Company to deliver to the Trustee the Resolution required by Paragraph A, the Retirements Certificate required by Paragraph E, the Earnings Certificate required by Paragraph F, or any of the certificates or parts of the Opinion of Counsel referred to in Clauses (6) and (7) of Paragraph I of Section 4.02;

(4) The Summary Certificate required by Paragraph G of Section 4.02 shall show only Gross Bondable Additions, and shall not include any Additions Credit.

D. An OPINION or OPINIONS OF COUNSEL, complying with the provisions of Section 1.02, stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to pay over the Trust Moneys applied for, and that upon the basis of the acquisition of the Property Additions described in the Property Additions Certificate delivered to the Trustee pursuant to Paragraph C of this Section, the Trust Moneys the withdrawal of which is then requested may be lawfully paid over under this Section.

Subject to the provisions of Section 8.08, upon compliance with the foregoing provisions of this Section, the Company shall be entitled to withdraw and the Trustee shall pay upon the Written Order of the Company an amount of Trust Moneys equal to the amount of the Gross Bondable Additions so certified to the Trustee pursuant to Paragraph C of this Section.

Section 8.04.  Trust Moneys Withdrawn Against Bonds. Trust Moneys may be withdrawn and shall be paid by the Trustee upon the Written Order of the Company at any time and from time to time, upon receipt by and deposit with the Trustee of the following:

A. A RESOLUTION OF THE BOARD, requesting the withdrawal and payment of a specified amount of Trust Moneys, and designating the Trust Moneys so to be withdrawn.

B. A CERTIFICATE OF THE COMPANY, complying with the provisions of Section 1.02, stating whether any part of the Trust Moneys so to be withdrawn is Bonded Cash;

C. The BONDS, CERTIFICATES, OPINIONS and OTHER INSTRUMENTS which the Company would be required to furnish to the Trustee upon an application for the authentication and delivery of Bonds under Article Six, but with the following variations or omissions of the instruments specified in Section 6.01:

(1) The Certificate of the Company required by Paragraph C of Section 6.01 shall contain an additional statement to the effect that all of the Bonds which are then made the basis of the withdrawal of such Trust Moneys are Bonds which were originally issued by the Company by way of bona fide sale, other than to an Affiliate of the Company and which were outstanding in the hands of holders thereof, other than the Company or an Affiliate of the Company, within the 60 days immediately preceding the date when the Trustee received the Trust Moneys whose withdrawal is then requested (or in the case of Trust Moneys representing the proceeds of purchase money obligations, the date when the Trustee received such proceeds);

(2) The Certificate of the Company required by Paragraph C of Section 6.01 shall contain an additional statement to the effect that the Bonds which are then made the basis for the withdrawal of the Trust Moneys then applied for do not include any Bond which in any other previous or then pending application has been made the basis for the withdrawal of any Unbonded Cash from the Trustee or which has been purchased, paid or redeemed or otherwise retired out of Unbonded Cash pursuant to the provisions of Sections 8.05 or 8.08;

(3) It shall not be necessary for the Company to deliver to the Trustee the Resolution required by Paragraph A of Section 6.01 or any of the certificates or parts of the Opinion of Counsel referred to in Clauses (2), (3) and (4) of Paragraph E of Section 6.01 or the Earnings Certificate required by Paragraph F of Section 6.01.

D. An OPINION or OPINIONS OF COUNSEL, complying with the provisions of Section 1.02, stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to pay over the Trust Moneys applied for, and that, upon the basis of the retirement (or provision therefor) of the Bonds then made the basis of the withdrawal of such Trust Moneys pursuant to Paragraph C of this Section, such Trust Moneys may be lawfully paid over under this Section.

Subject to the provisions of Section 8.08, upon compliance with the foregoing provisions of this Section, the Company shall be entitled to withdraw and the Trustee shall pay upon the Written Order of the Company an amount of Trust Moneys equal to the principal amount of the Bonds then made the basis of such withdrawal of Trust Moneys pursuant to Paragraph C of this Section.

Section 8.05.  Trust Moneys Withdrawn to Redeem Bonds. Trust Moneys may be applied by the Trustee at any time and from time to time to the payment of the principal of Bonds upon redemption prior to maturity or upon the purchase of Bonds upon tender or in the open market or at private sale or upon any securities exchange or in any one or more of said ways, as the Company shall determine, upon receipt by and deposit with the Trustee of the following:

A. A RESOLUTION OF THE BOARD, requesting the application pursuant to the provisions of this Section of a specified amount of Trust Moneys, designating the Trust Moneys so to be applied, and specifying the principal amount of Bonds and the series thereof to be redeemed and the redemption price, or, in case such moneys are to be applied to the purchase of Bonds, prescribing the method of purchase, the price or prices to be paid, which price or prices shall not exceed such then current redemption price, and the maximum principal amount of Bonds and the series thereof to be purchased.

B. CASH sufficient in the opinion of the Trustee to cover the amount of the accrued interest and premium, if any, required to be paid in connection with any such redemption or purchase, which cash shall be held by the Trustee in trust for such purpose, and, to the extent not required for such purpose, shall be repaid to the Company.

C. A CERTIFICATE OF THE COMPANY, complying with the provisions of Section 1.02,

(1) Stating whether any part of the Trust Moneys so to be applied is Bonded Cash;

(2) Stating that all Bonds so to be redeemed or purchased were originally issued by the Company by way of bona fide sale;

(3) Either (i) describing all Bonds of any series of which Bonds are to be redeemed owned legally or equitably by the Company or an Affiliate of the Company which were acquired by the Company or by any Affiliate of the Company sixty or more days prior to the date when the Trustee received the Trust Moneys whose application to such redemption or purchase is then requested (or in the case of Trust Moneys representing the proceeds of purchase money obligations, the date when the Trustee received such proceeds) or (ii) stating that no such Bonds are to be so redeemed or purchased; and

(4) Stating that the Company is not in default in the performance of any of the covenants on its part to be performed under this Restated Indenture.

D. An OPINION OF COUNSEL, complying with the provisions of Section 1.02, stating that it is proper for the Trustee, under the provisions of this Section, to apply Trust Moneys in accordance with such Resolution of the Board, and specifying the certificate or other evidence which will be sufficient to show the authorization, approval or consent of or to such payment, redemption or purchase by the Company, by any Federal, State or other governmental regulatory body or commission at the time having jurisdiction in the premises, or stating that no such authorization, approval or consent is required.

E. THE CERTIFICATE OR CERTIFICATES AND OTHER EVIDENCE, if any, specified in the Opinion of Counsel as provided in the foregoing Paragraph D.

Subject to the provisions of Section 8.08, upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys as requested by said Resolution of the Board for the purpose of purchasing or redeeming Bonds (other than Bonds, if any, described in Item (i) of the foregoing Clause (3) of Paragraph C) using the cash deposited pursuant to Paragraph B of this Section, to the extent necessary, to pay any accrued interest and premium or excess over the principal amount of the Bonds purchased, in connection with any such redemption or purchase.

Section 8.06.  Trust Moneys Withdrawn for Repairs. To the extent that any Trust Moneys are proceeds of insurance upon any part of the Trust Estate, they may be paid over upon the Written Request of the Company to reimburse the Company for expenditures made for the purpose of repairing, restoring or replacing the property destroyed or damaged, upon the receipt by the Trustee of the following:

A. A CERTIFICATE OF THE COMPANY, complying with the provisions of Section 1.02 signed also by an Engineer as to Clause (2) of this Paragraph A, stating:

(1) Whether any part of the Trust Moneys so to be withdrawn is Bonded Cash;

(2) That expenditures have been made for such purpose, and the amount thereof, and giving a brief description of the nature of such repairs, restorations and replacements and also stating the Fair Value to the Company of such repairs, restorations or replacements, and also stating that no part of such repairs, restorations or replacements has in any previous or then pending application been made the basis for the authentication and delivery of Bonds or the withdrawal of any cash or the release of any property from the lien of this Restated Indenture, or of a Prior Lien;

(3) That there is no outstanding indebtedness of the Company known, after due inquiry, to the Company for the purchase price or construction of, or for labor, wages or materials in connection with the construction of, such repairs, restorations or replacements, which could become the basis of a Prior Lien thereon and which, in the opinion of the signers of said Certificate might materially impair the security afforded thereby.

B. AN OPINION OF COUNSEL complying with the provisions of Section 1.02, to the effect that such repairs, restorations or replacements are subject to the direct lien of this Restated Indenture free from all other liens, charges or encumbrances prior to the lien of this Restated Indenture, except Permitted Encumbrances, and except also, any Prior Liens, charges, or encumbrances to which the property so destroyed or damaged shall have been subject at the time of such destruction or damage.

The amount of Trust Moneys so to be paid shall be an amount up to, but not exceeding, the Fair Value to the Company of the expenditures stated in such

Certificate.

Section 8.07.  Trust Moneys Withdrawn for Taxes. Trust Moneys may be withdrawn and shall be paid upon the Written Order of the Company, subject to the provisions set forth below, at any time and from time to time upon receipt by and deposit with the Trustee of the following:

A. A RESOLUTION OF THE BOARD, requesting the withdrawal and payment of a specified amount of Trust Moneys, and designating the Trust Moneys so to be withdrawn.

B. A CERTIFICATE OF THE COMPANY, complying with the provisions of Section 1.02, stating:

(1) Whether any part of the Trust Moneys so to be withdrawn is Bonded Cash.

(2) That the Company has theretofore, on a date or dates specified, delivered to and deposited with the Trustee the CASH and/or PURCHASE MONEY OBLIGATIONS, CERTIFICATES and OPINIONS required upon the release of certain specified property or securities, as the case may be, pursuant to Article Seven.

(3) That the Company has theretofore, paid Federal income taxes or other Federal taxes based on or measured by or in respect of net income for a specified period, in the computation of which taxes, gains or profits from the disposition of such property or securities have been reflected, and stating:

(a) the amount of such taxes so paid;

(b) the amount of taxable gain or profit from the disposition of such property or securities reflected in the computation of said taxes, provided that there shall not be included in any such Certificate, any gain or profit in connection with any particular disposition of property or securities if the amount of the gain or profit is less than $150,000;

(c) the net taxable income of the Company from whatever source, including gains or profits upon the disposition of property or securities whether or not included in the foregoing item (b), for the period in respect of which such taxes were levied;

(d) such other facts as, in the judgment of the Trustee, may be necessary to determine the taxable gains, profits or income derived from the disposition of such property or securities and the net taxable income of the Company; and

(e) that the amount of reimbursement to which the Company is entitled, in accordance with the provisions of this Section, is a specified sum.

(4) That the aforesaid taxes were levied in respect of income for a tax year or other tax period ended not more than twelve months prior to the date of the Certificate.

C. A COPY OF THE TAX RETURN OR RETURNS covering the taxes in respect of which reimbursement is sought.

D. A CERTIFICATE OF AN INDEPENDENT ACCOUNTANT, selected by the Company and approved by the Trustee in the exercise of reasonable care, complying with the provisions of Section 1.02, stating that the computation of the amount of reimbursement to which the Company is entitled as set forth in subparagraph (e) of Clause (3) of the foregoing Paragraph B is, in the opinion of the signer, in all respects in accordance with the provisions of this Section.

E. An OPINION OF COUNSEL, complying with the provisions of Section 1.02 and stating that in his opinion all conditions precedent which relate to the withdrawal of cash, as set forth in this Section, have been complied with.

The amount of Trust Moneys so to be paid shall be a sum equal to a portion (not greater than 100%) of any such taxes so certified to have been paid, bearing the same ratio to the aggregate amount of such taxes as (i) the amount of taxable gains or income certified in Subparagraph (b) of Clause (3) of the foregoing Paragraph B bears to (ii) the net taxable income of the Company as certified in Subparagraph (c) of said Clause (3), provided that the amount of Trust Moneys so to be paid shall not exceed (x) the amount of cash certified in Clause (2) of the foregoing Paragraph B or (y) 10% of the aggregate amount of cash and purchase money obligation thus certified in said Clause (2), whichever shall be the lesser amount.

The Company covenants that, in the event of the refund of any such taxes so paid by reason of the overpayment thereof or otherwise, it will promptly repay to the Trustee such portion of the sum refunded as the amount withdrawn by the Company in respect of reimbursement for such taxes bears to the total amount of taxes so paid, and sums so repaid to the Trustee shall be held by the Trustee subject to disposition under this Article Eight.

Section 8.08.  Trust Moneys Held More Than Two Years Applied to Redeem Bonds and Application of Trust Moneys in Event of Eminent Domain or Purchase by a Public Authority of the Entire Trust Estate.

(a) In the event that at any time there shall be on deposit with the Trustee, Trust Moneys in an amount in excess of $25,000, exclusive of all moneys which represent proceeds of insurance subject to the provisions of Section 8.06, and if at all times during the preceding two years the amount of Trust Moneys so on deposit with the Trustee shall have exceeded such amount, then, and in every such case, the Trustee shall set aside all Trust Moneys, exclusive of all moneys which represent proceeds of insurance subject to the provisions of

Section 8.06, then held by it and which have been held by it for more than two years, and thereafter the Trust Moneys so set aside may be applied only in accordance with the provisions of Section 8.05 pro rata as between the several series of Bonds then outstanding in the ratio of the respective aggregate principal amounts of each such series outstanding at the aforesaid time. In case such Trust Moneys shall be applied to redemption of Bonds pursuant to Section 8.05, redemption shall be effected at such then applicable redemption prices, in such manner and upon such notice as may be specified in respect of said Bonds of each series in this Restated Indenture or in any applicable indenture supplemental hereto.

(b) In case of the sale and release of, or the taking by eminent domain or of the purchase by a public authority (pursuant to any right which it may then have to make such purchase) of the entire Trust Estate, then all Trust Moneys representing the proceeds thereof received by the Trustee shall be applied by the Trustee in accordance with the provisions of Section 8.05 to the redemption of Bonds outstanding hereunder (prorated between or among the several series, according to the principal amount of Bonds outstanding of each series, if Bonds of more than one series be outstanding) at such then applicable redemption prices, in such manner and upon such notice (which shall be given by the Trustee for and on behalf of the Company, and in the name of the Company) as may be specified in respect of said Bonds of each series in this Restated Indenture or in any applicable indenture supplemental hereto.

(c) Whenever Bonds shall be redeemed pursuant to this Section 8.08, the Company shall in each case other than in the case of the sale, taking, or purchase, as aforesaid, of all or substantially all of the Trust Estate, pay to the Trustee cash sufficient to cover the amount of the accrued interest and premium, if any, required to be paid in connection with any such redemption, which cash shall be held by the Trustee in trust for such purpose, and, to the extent not required for such purpose, shall be repaid to the Company.

Section 8.09.  Possession After Default. In case the Company shall be in default hereunder (other than a default in the payment of the principal of any Bond), the Company, while in possession of the Trust Estate (other than securities and cash held by the Trustee or the trustee or other holder of a Prior Lien), may do any of the things enumerated in Sections 8.02 to 8.07, inclusive, if the Trustee, in its discretion, or the holders of at least a majority in amount of the Bonds at the time outstanding, shall in writing expressly authorize or consent to such action, in which event no certificate filed pursuant to any of said Sections need contain a statement to the effect that the Company is not in default hereunder.

In case the Trust Estate (other than securities and cash held by the Trustee or the trustee or other holder of a Prior Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in Sections 8.02, 8.03, 8.06 and 8.07 conferred upon the Company with respect to the withdrawal of Trust Moneys may be exercised by such receiver or trustee (subject to similar authorization or consent of the Trustee or Bondholders as aforesaid), in which case a written request signed by said receiver or trustee shall be deemed the equivalent of any Resolution of the Board or any Written Request of the Company required by any provision of this Article, and a certificate signed by such receiver or trustee shall be deemed the equivalent of any Certificate of the Company required by any provision of this Restated Indenture and such certificate shall contain a statement to the effect that the Company is not in default in payment of the principal of any Bond, but need not contain a statement to the effect that the Company is not otherwise in default hereunder. If the Trustee shall be in possession of the Trust Estate (other than securities and cash held by the trustee or other holder of a Prior Lien) under any provision of this Restated Indenture, then such powers may be exercised by the Trustee so in possession of the Trust Estate, in its uncontrolled discretion.

Section 8.10.  Cancellation of Bonds Delivered. All Bonds delivered uncanceled to the Trustee and on the basis of which Trust Moneys are paid over, or for whose redemption or purchase Trust Moneys are applied, under this Article, when received by the Trustee, shall be immediately canceled.

Section 8.11.  Moneys Received by Trustee and Payment of Interest. All moneys received by the Trustee, including any moneys received for the payment of Bonds, pursuant to any provision of this Restated Indenture, shall be held in trust for the purposes for which they were received, but, except to the extent required by applicable law, need not be segregated in any manner from any other moneys, and the Trustee shall not be under any obligation to pay interest thereon except such, if any, as during the period it may generally allow on similar funds or as it may agree to pay. Unless an Event of Default has happened and shall be continuing, any interest so allowed by the Trustee shall be paid over to the Company.

Section 8.12.  Investment of Trust Funds. So long as the Company is not in default in the payment of interest on any Bonds outstanding hereunder and none of the events of default specified in Section 11.01 hereof shall have occurred and be continuing, any Trust Moneys deposited with the Trustee under any of the provisions hereof (other than Trust Moneys deposited with the Trustee for the purpose of effecting payment or redemption of any Bonds issued hereunder or interest thereon or which the Trustee has been directed to hold and apply for the purpose of such payment or redemption) shall, at the Written Request of the Company evidenced by a Resolution of the Board, be invested or reinvested by the Trustee in any bonds or other obligations of the United States of America designated by the Company, maturing not more than five years from the date of their purchase by the Trustee, and until an event of default specified in Section 11.01 hereof shall have occurred and be continuing, any interest on such bonds and obligations which may be received by the Trustee, shall be forthwith paid to the Company. Such bonds and obligations shall be held by the Trustee as a part of the Trust Estate subject to the same provisions hereof as the cash used to purchase the same, but upon a like Written Request of the Company (which

Written Request the Company agrees to make whenever notified by the Trustee that Trust Moneys are required to be applied under one or more provisions of this Restated Indenture and that the Trustee does not hold sufficient cash for such purpose or purposes) the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the bonds and obligations so sold. If such sale shall produce a net sum less than the cost of the bonds or other obligations so sold, the Company covenants that it will pay promptly to the Trustee such amount of cash as with the net proceeds from such sale will equal the cost of the bonds or other obligations so sold, and if such sale shall produce a net sum greater than the cost of the bonds or obligations so sold, the Trustee shall promptly pay to the Company an amount in cash equal to such excess.

ARTICLE NINE

PARTICULAR COVENANTS OF THE COMPANY

The Company hereby covenants, agrees and warrants as follows:

Section 9.01.  Payment of Principal and Interest. The Company will duly and punctually pay the principal of and interest and premium, if any, on every Bond issued under this Restated Indenture, on the dates and at the place and in the manner specified in the Bonds. The interest on Bonds shall be paid to or upon the order of the registered owners thereof by check of the Company, or of the Trustee or other paying agent.

Money deposited with the Trustee or with any paying agent for the purpose of paying the principal of or interest on Bonds, shall constitute a trust fund for such purpose and for no other purpose whatsoever. Every paying agent which may be appointed for the purpose of making payments of the principal of or the interest on any Bond shall be required to notify the Trustee in writing promptly of any default by the Company in the payment of any such principal or interest.

The Company covenants and agrees that, if it should at any time act as its own paying agent, it will, on or before each due date of the principal of, and premium, if any or interest on any of the Bonds, set aside and segregate and hold in trust for the benefit of the holders of such Bonds a sum sufficient to pay such principal and premium, if any, or interest so becoming due, and will notify the Trustee of any failure to take such action.

Section 9.02.  Company Prohibited from Extending Time for Payment. The Company will not, directly or indirectly, extend, or assent to the extension of, the time for payment of any claim for interest upon any Bond, and it will not, directly or indirectly, take part in any arrangement therefor or for the purchasing or funding of claims in any manner. No such claim so extended, nor claim for interest upon any Bond which in any way at or after its maturity shall have been transferred or pledged separate and apart from the Bond to which it belongs, shall be entitled, in case of default hereunder, to the benefit or security of this Restated Indenture, until the prior payment in full of the principal of all Bonds issued hereunder and outstanding and of all claims not so extended or transferred or pledged.

Section 9.03.  Warrants and Defends Title. The Company is lawfully seized and possessed of and has good title to all of the Trust Estate which is described in the Granting Clauses hereof as being presently mortgaged and pledged hereunder, and it has good right and lawful authority to mortgage and pledge the same as provided in and by this Restated Indenture; said property is free and clear of all liens and encumbrances except liens and encumbrances set forth in the Granting Clauses and except Permitted Encumbrances, and the Company warrants and will defend the title to such property and every part thereof to the Trustee, its successors in the trust and assigns, forever, for the benefit of the holders of the Bonds, against the claims and demands of all persons whomsoever.

Section 9.04.  Payment of Taxes and Prohibition on Liens. The Company will pay or cause to be paid all taxes and assessments levied or assessed upon the Company or upon the Trust Estate or upon any income therefrom or upon the interest of the Trustee or of the Bondholders in respect of the Trust Estate, when the same shall become due, provided, however, that nothing herein contained shall constitute an agreement on the part of the Company to pay any taxes of the mortgagee upon or on account of the mortgage debt, and will duly observe and conform to all valid requirements of any governmental authority relative to any of the Trust Estate, and all covenants, terms and conditions upon or under which any of the Trust Estate is held; it will not create or suffer to be hereafter created any lien upon the Trust Estate, or any part thereof, or the income therefrom, prior to, or having equality with, the lien of these presents, except Permitted Encumbrances; within three months after the accruing of any lawful claims or demands for labor, material, supplies or other objects, which, if unpaid, might by law be given precedence over this Restated Indenture, as a lien or charge upon the Trust Estate or the income thereof, it will pay the same, or make adequate provision to satisfy or discharge the same; provided, however, that nothing in this Section contained shall require the Company to observe or conform to any requirement of any governmental authority or to pay or cause to be paid or discharged, or make provision for, any such tax, prior lien or charge so long as the validity thereof shall be contested by it in good faith and by appropriate legal proceedings and such security for the payment of such prior lien or charge shall be given as the Trustee may require; and it will not suffer to be done any matter or thing whereby the lien hereof might or could be impaired; provided, however, that notwithstanding anything herein contained to the contrary the Company may acquire any property constructed or acquired as betterments, extensions, improvements, repairs, renewals, replacements, substitutions or alterations to, upon, for and of property subject to such Prior Lien, but only to the extent that the after-acquired property clause or other provisions of such Prior Lien attaches thereto, but no such mortgage, lien or other encumbrance shall be permitted to exist upon any such after-acquired property which is made the basis of the authentication and delivery of Bonds under Article Four or the withdrawal of Deposited Cash under Section 5.03 or the release of property under Article Seven or the withdrawal of Trust Moneys under Article Eight (except to the extent expressly permitted by Articles Seven and Eight).

Section 9.05.  Repair and Maintain. The Company covenants that the business of the Company will be carried on and conducted in an efficient manner; all property, plants, appliances and equipment of the Company useful in the carrying on of its business will be kept in repair and maintained in good working order and condition, and if worn or damaged beyond repair shall be replaced by other property suitable to the business of the Company and of at least equal value.

Whenever the holders of not less than a majority in amount of the Bonds shall so request the Trustee in writing, or whenever the Trustee shall elect so to do, the Trustee shall select in the exercise of reasonable care, and the Company at its own expense shall promptly appoint an Independent Engineer to make an inspection of the Trust Estate and within a reasonable time after his appointment to report to the Company and to the Trustee whether or not the Trust Estate, as an operating system, has been maintained in good repair, working order and condition; provided that the Company shall not be obligated to make more than one such appointment within any period of sixty months.

If such Independent Engineer shall report that the Trust Estate as an operating system has not been so maintained he shall specify in his report the character and extent of, and the estimated cost of making good, the deficiency in such maintenance, and, if longer than one year, the time reasonably necessary to make good such deficiency. Said report shall be placed on file by the Trustee and shall be open to inspection by any Bondholder at any reasonable time.

The Company shall, with all reasonable speed, do such maintenance work as may be necessary to make good any such maintenance deficiency as shall have been specified to exist in such report, and upon completion thereof such Independent Engineer (or, in the case of his refusal or inability to act, some other Independent Engineer selected by the Trustee in the exercise of reasonable care) shall report in writing to the Trustee that the deficiency specified in said report has been made good.

Unless the Trustee shall be so informed in writing by such Independent Engineer within one year from the date of the report with respect to the maintenance deficiency (or such longer period as may be specified in such report to be reasonably necessary for the purpose), that such deficiency has been made good, the Company shall be deemed to have defaulted in the due performance of the covenants of this Section with respect to the maintenance of the Trust Estate; and in any proceedings consequent upon such default, said report of such Independent Engineer shall be conclusive evidence against the Company of the existence of the facts and conditions therein set forth, and, subject to the provisions of Section 14.02, the Trustee shall be fully protected in relying thereon.

All expenses incurred pursuant to this Section shall be borne by the Company.

In the event that any regulatory authority having jurisdiction over the Company shall determine that the expenditures required by this Section for repairs and maintenance are excessive or shall, by order or regulation, prohibit, in whole or in part, any such expenditures for repairs and maintenance, then, upon filing with the Trustee a certified copy of such order or a copy of such regulation, as the case may be, the Company shall, so long as such order or such regulation remains in effect, be relieved from compliance with the covenants contained in this Section, to the extent that such expenditures for repairs and maintenance shall have been held excessive or shall be prohibited.

Section 9.06.  Prior Lien Obligations. The Company will not permit any increase of the aggregate principal amount of outstanding Prior Lien Obligations secured by any Prior Lien, but the Company shall have the right to issue new Obligations under a Prior Lien, in place of, and in substitution for, or to refund, other Obligations secured by the same Prior Lien, if the principal amount of such new Obligations shall not exceed the principal amount of the Obligations in place of which, or to refund which, such new Obligations are being issued.

The Company will not permit any default to occur in the payment of any principal of or any interest or premium, if any, on any Prior Lien Obligations, and will not permit any act or omission, which is or may be declared to be a default under any mortgage securing Prior Lien Obligations, to occur hereafter or to continue beyond the period of grace, if any, specified in any such mortgage, and will, at all times, protect its title to the Trust Estate and every part thereof against loss by reason of any foreclosure or other proceeding to enforce any Prior Lien thereon.

Section 9.07.  Use of Property Released from Prior Lien. Upon the cancellation and discharge of any Prior Lien, the Company will cause all cash, obligations or other property then held by the trustee or other holder of such Prior Lien, which were received by such trustee or other holder by reason of the release of, or which represent the proceeds of the taking by eminent domain or the purchase by a public authority or any other disposition of, or insurance on, any of the Trust Estate (including all proceeds of or substitutes for any thereof), in case such cash, obligations or other property was received by such trustee or other holder while the property released was subject to the Lien of this Restated Indenture, and not otherwise, to be paid and/or deposited and pledged with the trustee, subject to no lien or charge prior to the Lien of this Restated Indenture, such cash to be held and paid over or applied by the Trustee as provided in Article Eight and such obligations or other property to be held by the Trustee as part of the Trust Estate; provided, however, that in lieu of paying or delivering to the Trustee all or any part of such cash, obligations or other property, the Company may deliver to the Trustee a certificate of the trustee or other holder of another Prior Lien, stating that a specified amount thereof has been deposited with such trustee or other holder pursuant to the requirements of such other Prior Lien, in which case there shall also be delivered to the Trustee an Opinion of Counsel stating that such deposit is required by such other Prior Lien.

Section 9.08.  Recording and Filing and Annual Opinion and Certificate. At any and all times the Company will do, execute, acknowledge, deliver, file and/or record, and will cause to be done, executed, acknowledged, delivered, filed and/or recorded, all and every such further acts, deeds, conveyances, mortgages, transfers and assurances in law as the Trustee shall reasonably require for the better assuring, conveying, pledging, transferring, mortgaging, assigning and confirming unto the Trustee all and singular the hereditaments and premises, estate and property hereby conveyed, pledged, transferred or assigned, or intended so to be.

The Company will cause this Restated Indenture and every instrument amendatory hereof or supplementary hereto which shall be executed pursuant to the provisions hereof, forthwith upon execution, to be recorded as a real estate mortgage and filed as a security interest under the Uniform Commercial Code as required by law under the applicable state jurisdictions and will, to the extent permitted by law, pay any mortgage recording or filing or other tax legally due upon such recording and filing or the issuing of Bonds hereunder, and will punctually and fully comply with the requirements of any and every mortgage recording tax law or other law, or direction of the Trustee, affecting the due recording and re-recording and filing and refiling of this Restated Indenture or of such additional instruments in such manner as may be necessary fully to preserve, continue and protect the security and validity of the Bonds, the superior lien of this Restated Indenture on the Trust Estate and the rights and remedies of the Trustee.

Promptly after the execution and delivery of this Restated Indenture, the Company will furnish to the Trustee an Opinion of Counsel, complying with the provisions of Section 1.02, either stating that in the opinion of such counsel this Restated Indenture has been properly recorded and filed so as to make effective the lien intended to be created hereby and that all other action required by the preceding paragraph theretofore to have been taken has been taken, and reciting the details of such action, or stating that in the opinion of such counsel no such recording, filing or other action is necessary to make such lien effective.

The Company agrees upon each and every purchase or acquisition by the Company hereafter of property which under the terms hereof is upon acquisition to be subject to this Restated Indenture, to record and/or re-record and/or file or refile this Restated Indenture, and/or a duplicate hereof and/or a further separate and supplemental mortgage, and/or assignment, if and to the extent that such action may be required by law in order effectively to subject such property to the lien hereof and to preserve the priority of such lien, or as may be directed by the Trustee, in the proper office or offices of the county or counties or other recording districts in which such property is situated, or in any other office, and to do every other act and thing necessary to effectuate the lien hereof in respect thereof.

Without limiting the generality of the foregoing covenants of this Section, the Company will furnish to the Trustee on or before May 1st in each year commencing with the year 1942, the following:

A. A CERTIFICATE OF THE COMPANY, complying with the provisions of Section 1.02, briefly describing (or referring to descriptions thereof in other Certificates of the Company) each item of property which was acquired in the preceding calendar year at a cost of not less than $100,000, and which under the terms hereof is subjected to the Lien of this Restated Indenture, or required so to be;

B. AN OPINION OF COUNSEL, complying with the provisions of Section 1.02, specifying the mortgages, deeds, conveyances, assignments, transfers and instruments of further assurance which will be sufficient to subject such property to the Lien of this Restated Indenture or stating that no such mortgage, deed, conveyance, assignment, transfer or instrument of further assurance is necessary for such purpose, and that, upon the recordation or filing, in the manner stated in such opinion, of the instruments so specified, if any, and, upon the recordation or filing of this Restated Indenture or any supplemental indenture in the manner stated in such opinion, or without any such recordation or filing if such opinion shall so state, this Restated Indenture will constitute a valid lien upon such property;

C. THE MORTGAGES, DEEDS, CONVEYANCES, ASSIGNMENTS, TRANSFERS AND INSTRUMENTS OF FURTHER ASSURANCE, if any, specified in such Opinion of Counsel and not theretofore delivered to the Trustee;

D. AN OPINION OF COUNSEL, complying with the provisions of Section 1.02, either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of this Restated Indenture as is necessary to maintain the lien hereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien, and stating whether, under the then applicable law, such action will be necessary or advisable within the next ensuing period of twelve months.

Section 9.09.  Insurance Requirements and Annual Certificate. The Company will at all times keep the Trust Estate insured with good and reputable insurance companies against loss or damage by fire or other risk, to the extent that property of similar character is usually insured by companies engaged in a similar business. The Company will also at all times maintain proper insurance against loss or damage from such hazards and risks to the person and property of others as are usually insured against by companies engaged in a similar business. All policies or other contracts for insurance upon the Trust Estate shall provide that any loss in excess of Five Million Dollars shall be payable to the Trustee as its interest may appear, or to the trustee or other holder of any Prior Lien if required by the terms thereof; and, if so requested in writing by the Trustee, the Company will, subject to the provisions of any Prior Lien, cause policies for such insurance to be delivered to the Trustee.

Any such insurance moneys received by the Trustee shall, subject to the requirements of any Prior Lien, be held by the Trustee and be applied from time to time as provided in Article Eight.

There shall be deposited with the Trustee, at such reasonable times as it may request, and at least once in each year on or before May 1 without any such request, a CERTIFICATE OF THE COMPANY, complying with the provisions of Section 1.02, with respect to the compliance by the Company with the covenants contained in this Section 9.09, which certificate (i) shall include the names of the issuing companies, the numbers and expiration dates of the policies, the amounts of such policies and the risks covered thereby, and (ii) shall state that it has been prepared in accordance with the provisions of this Section 9.09. In case the Trustee shall at any time notify the Company in writing that it disapproves of any insurance company with which the Company has taken out any insurance, or of the terms of any such policy, other insurance satisfactory to the Trustee shall forthwith be effected by the Company.

Except as may be otherwise required by Section 14.02, the Trustee may accept as conclusive the adjustment of any loss or losses between the Company and any insurance company, without the necessity of any further action on the part of the Trustee, and the Trustee shall be under no duty or obligation to check or verify any insurance policies or any list of insurance policies at any time filed with it hereunder, or to ascertain whether the Trust Estate is adequately or properly insured and may accept a certificate of the Company as conclusive evidence of any such adjustment and also as conclusive evidence that the total amounts payable by insurance companies with respect to any given loss by the Company are or will be less than $5,000,000.

Section 9.10. Record Keeping. The Company will keep full and complete records and accounts showing the sale of all Bonds authenticated and delivered hereunder, and the price or prices received therefor.

Section 9.11.  Accounting and Audits. The Company will keep books of record and account, in which full, true and correct entries will be made of all dealings or transactions relative to the plants, properties, business and affairs of the Company, and all books, documents and vouchers relative to the plants, properties, business and affairs of the Company shall at all reasonable times be open to the inspection of such accountant or other agent as the Trustee may from time to time designate, and the Company will bear all expenses of such inspections at intervals of not more than once every two years. Except as may be otherwise required by Section 14.02, the Trustee shall be under no duty to cause any such inspection to be made, unless requested so to do by the holders of not less than a majority in amount of the Bonds.

Section 9.12.  Maintain Existence. Except in the case of a merger, consolidation, conveyance or transfer as in Article Thirteen provided, the Company will at all times maintain its corporate existence and right to carry on business and will duly procure all renewals and extensions thereof and shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights and franchises of the Company; provided, the Company shall not be required to preserve any such right or franchise if, in the good faith judgment of the Company, the preservation thereof is no longer desirable in the conduct of business of the Company, and the loss thereof would not adversely affect the interests of the Bondholders in any material  respect.  The Company will not enter into any merger or consolidation, or make any conveyance or lease of all or substantially all the Trust Estate as an entirety unless, in connection therewith, the Company and/or the successor corporation and/or the lessee, as the case may be, shall observe and comply with the terms and conditions of Article Thirteen applicable to such transaction.

Section 9.13.  Advances by Trustee. If the Company shall fail to perform any of the covenants contained in Section 9.09, the Trustee may make advances to perform the same in its behalf, but, except as may be otherwise required by Section 14.02, shall be under no obligation so to do; and all sums so advanced shall be at once repayable by the Company, and shall bear interest at six percent (6%) per annum until paid, and shall be secured hereby and have the benefit of the lien hereby created in priority to the Bonds issued hereunder, but no such advance shall be deemed to relieve the Company from any default hereunder.

Section 9.14.  Dividend Restrictions. Other than dividends payable solely in shares of its common stock, the Company may declare and pay dividends in cash or property on any shares of its common stock only out of the unreserved and unrestricted retained earnings of the Company and shall not make any such declaration or payment when the Company is insolvent, or when the payment thereof would render the Company insolvent.

Section 9.15.  Governmental Reporting Requirements. The Company covenants and agrees

(1) to file with the Trustee within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Restated Indenture as may be required from time to time by such rules and regulations;

(3) to transmit to the holders of the Bonds in the manner and to the extent provided in Clause (c) of Section 14.05 with respect to reports pursuant to Clause (a) of Section 14.05, such summaries of any information, documents and reports required to be filed by the Company pursuant to Clauses (1) and (2) of this Section 9.15 as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

Section 9.16.  List of Bondholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee between April 15 and April 30 and between October 15 and October 30 in each year, beginning with the month of April in the year 1942, and at such other times as the Trustee may request in writing, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or of its paying agents, as to the names and addresses of the holders of Bonds obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

Section 9.17.  Preservation of List of Bondholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Bonds (1) contained in the most recent list furnished to it as provided in Section 9.16, (2) received by it in the capacity of paying agent hereunder, and (3) filed with it within two preceding years pursuant to the provisions of Paragraph (2) of Clause (c) of Section 14.05. The Trustee may (1) destroy any list furnished to it as provided in Section 9.16 upon receipt of a new list so furnished; (2) destroy any information received by it as paying agent upon delivering to itself as Trustee, not earlier than 45 days after an interest payment date of the Bonds, a list containing the names and addresses of the holders of Bonds obtained from such information since the delivery of the next previous list, if any; (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent upon the receipt of a new list so delivered; and (4) destroy any information received by it pursuant to the provisions of Paragraph (2) of Clause (c) of Section 14.05, but not until two years after such information has been filed with it.

(b) In case three or more holders of Bonds (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Bond for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Bonds with respect to their rights under this Restated Indenture or under the Bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within 5 business days after the receipt of such application, at its election, either

(1)  afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of Clause (a) of this Section; or

(2) inform such applicants as to the approximate number of holders of Bonds whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of Clause (a) of this Section, and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Bondholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of Clause (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within 5 days after such tender the Trustee shall mail to such applicants and file with the Securities and Exchange Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Bonds, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) The Trustee shall not be held accountable by reason of the mailing of any material pursuant to any request made under Clause (b) of this Section.

Section 9.18.  Annual Compliance Certificate. On or before May 1 in each calendar year, or on or before such other date in each calendar year as the Company and the Trustee may agree upon, the Company will deliver to the Trustee a Certificate of the Company, complying with the provisions of Section 1.02, with respect to the compliance by the Company with the covenants contained in Sections 9.04, 9.05, 9.06, 9.07, 9.10, 9.11, and 9.12, and the Company covenants and agrees to notify the Trustee immediately upon the occurrence of any event which constitutes an Event of Default (as defined in Section 11.01 hereof) or which may constitute an Event of Default as the result of the giving of a notice and/or expiration of a period of grace.

ARTICLE TEN

REDEMPTION OF BONDS

Section 10.01.  Redeemable Bonds. Such of the Bonds issued hereunder as are by their terms redeemable before maturity may, at the election of the Company evidenced by a Resolution of the Board delivered to the Trustee, be redeemed at such times, in such amounts and at such prices as may be specified therein, and in accordance with the provisions of this Article.

Section 10.02.  Redemption Rights of Existing Bonds. The options of the Company, if any, to redeem any of the Existing Bonds are set forth in Exhibits B, C, D and E attached hereto.

Section 10.03.  Notice and Selection of Bonds. If the Company shall elect to exercise such right of redemption, it shall give notice thereof in accordance with this Section. Notice of redemption shall be sufficiently given if mailed, postage prepaid, at least 30 days and not more than 50 days prior to the date on which such redemption is to be made, to all registered owners of Bonds to be redeemed, at their addresses as the same shall appear on the Bond register of the Company. Failure to mail such notice to any such registered owner or owners or any imperfection or defect in such notice shall affect the validity of the proceedings for redemption. Each notice of redemption shall state such election on the part of the Company and shall specify, in case less than all of the Bonds of a series are to be redeemed, the distinctive numbers of the Bonds to be redeemed, and shall also state that the interest on the Bonds in such notice designated for redemption shall cease on such redemption date and that on said date there will become due and payable upon each of said Bonds the redemption price therein specified, at the principal office of the Trustee in the Borough of Manhattan, The City of New York.

Any election of the Company pursuant to Section 10.01 to redeem Bonds may be rescinded by the Company at any time prior to the first publication or the mailing of the notice of redemption.

In case the Company shall have elected to redeem less than all the outstanding Bonds of any series, it shall, in each such instance, at least 10 days before the date upon which the first publication or the mailing of notice of redemption is required to be made, notify the Trustee in writing of such election and of the aggregate principal amount of Bonds of such series to be redeemed.

The selection of Bonds to be redeemed shall, in case less than all of the outstanding Bonds of any series are to be redeemed, be made by the Trustee either (a) in accordance with the provisions of any agreement, duly executed by the owners of all outstanding Bonds of such series, provided that an executed counterpart of such agreement shall have been filed with the Trustee on or prior to the date on which the notice aforesaid is received by the Trustee, or (b) if the provisions of the preceding Clause (a) shall not be applicable, the Trustee shall determine by lot, in any manner in its discretion, the serial numbers of the Bonds to be redeemed and shall certify to the Company the serial numbers of the Bonds so to be redeemed. The Bond so certified shall be specified in such notice by their serial numbers. In any determination by lot under this Section, (a) Bonds held by the Company shall not be considered to be outstanding and shall be excluded in making the determination of the Bonds to be redeemed and (b) each Bond shall be represented by a separate number for each $1,000 of its principal amount. If less than the whole principal amount of any such Bond shall be called for redemption, said notice shall also specifically state the portion of the principal amount thereof which is to be redeemed and that, upon presentation of such Bond for partial redemption, there will be issued, in lieu of the unredeemed portion of the principal amount thereof, a new Bond or Bonds of an aggregate principal amount equal to such unredeemed portion, as requested by the registered owner thereof; and in such case the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the registered owner of any such Bond, at the expense of the Company, a Bond or Bonds of the same series (but only in authorized denominations) for the principal amount of the unredeemed portion of such Bond or, at the option of such registered owner, the Trustee shall, upon presentation of such Bond for the purpose, make a notation thereon of the payment of the portion thereof so called for partial redemption.

Notice having been given as aforesaid, the Bonds so to be redeemed shall on the date designated in such notice become due and payable at the redemption price so specified; and from and after the date of redemption so designated (unless the Company shall make default in the payment of the redemption price of such Bonds) interest on the Bonds so designated for redemption (or in the case of partial redemption of a Bond on the portion thereof to be redeemed) shall cease to accrue, and upon surrender at the principal office of the Trustee in the Borough of Manhattan, The City of New York, in accordance with said notice, of any Bond specified therein, such Bond (or the portion thereof to be redeemed) shall be paid by the Company at the redemption price aforesaid. If the redemption price shall not be so paid upon surrender thereof, said Bond shall continue to bear interest at the rate therein specified.

The Company shall deposit in trust with the Trustee, prior to the date designated for redemption, an amount of money sufficient to pay the redemption price of all the Bonds which the Company has elected to redeem on such date.

Notwithstanding the provisions of this Section 10.03, payment of the redemption price of a portion of any Bond of any series (for the sinking fund or otherwise) shall be made directly to the registered owner thereof without surrender or presentation thereof to the Trustee if the Company shall have filed with the Trustee a copy of an agreement between the Company and such registered owner providing that such payment will so be made, that such registered owner will make a notation on such Bond of the portion or portions thereof so redeemed and that, if such registered owner should sell or otherwise dispose of such Bond, such registered owner, before making any delivery of such Bond, will surrender the same to the Trustee for confirmation by the Trustee of the notation thereon of the principal amount of such Bond theretofore paid.

Section 10.04.  Method of Effecting Redemption. If and so soon as

A. The Company shall have duly elected to redeem any Bond pursuant to Section 10.01 and shall have delivered to the Trustee

(1) proof satisfactory to the Trustee that notice of redemption thereof has been mailed as required by Section 10.03; or

(2) a Written Order of the Company, expressed to be irrevocable, authorizing the Trustee to give such notice on behalf of the Company;

and shall have deposited with the Trustee an amount of money sufficient to pay the redemption price of such Bond; or

B. The Trustee shall have selected any Bond for redemption pursuant to Section 8.08 pursuant to any sinking, amortization, improvement, renewal or other analogous fund, if any, which may hereafter be created as in Section 2.04 provided (with respect to a

Bond of any other series); there being on deposit with the Trustee an amount of money sufficient to pay the redemption price of such Bond;

and in either such case

C. The Company shall have  deposited with the Trustee, sufficient funds for the payment of all interest on any such Bond payable on or before the date designated for redemption thereof which is not included in the redemption price thereof;

then and in every such case the money held by the Trustee for the redemption of such Bond shall, without further act, be deemed forthwith to be reserved for the benefit of, and shall constitute a trust fund for, the holder of such Bond, but no interest shall accrue thereon in his favor. Thereafter, such Bond (or in the case of partial redemption of a Bond, the portion thereof to be redeemed) shall be excluded from participation in the lien of this Restated Indenture or in the Trust Estate. Money held in trust by the Trustee for the redemption of any Bond shall not be deemed to be a part of the Trust Estate.

Section 10.05.  Cancellation of Redeemed Bonds. All Bonds redeemed pursuant to Section 10.03 (except Bonds partially redeemed and not surrendered, as permitted by said Section 10.03) shall be canceled by the Trustee.

ARTICLE ELEVEN

REMEDIES OF TRUSTEES AND BONDHOLDERS

Section 11.01.  Events of Default. In case one or more of the following events (herein called “Events of Default”) shall happen, that is to say:

A. Default shall be made in the payment of any interest on any Bond issued hereunder when and as the same shall become due and payable, and any such default shall have continued for a period of 30 days; or

B. Default shall be made in the payment of the principal of any Bond issued hereunder when and as the same shall become due and payable, whether by the terms thereof or otherwise as herein provided; or

C. Default shall be made in the due performance or observance of any covenant or condition required by Section 9.14 to be performed or observed by the Company and any such default shall have continued for a period of 30 days; or

D. Default shall be made in the due performance or observance of any covenant or condition required by the provisions for any sinking, amortization, improvement, renewal or other analogous fund with respect to Bonds of any series, and any such default shall have continued for a period of 30 days; or

E. Default shall be made in the due performance or observance of any other covenant or condition herein required to be performed or observed by the  Company  (except in respect of the refund or reimbursement of taxes, assessments or other governmental charges for which the holders of Bonds may look only to the Company), and any such default shall have continued for a period of 60 days after written notice thereof to the Company from the Trustee or from the holders of at least 10% in amount of the Bonds at the time outstanding; or

F. If the Company shall be  adjudicated a bankrupt or insolvent, or shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or under the corporate reorganization provisions of the Federal Bankruptcy Act (as now or hereafter amended) or an answer admitting the material allegations of a petition filed against the Company under such provisions, or shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other law providing for the reorganization, dissolution, liquidation or winding up of corporations on the ground of insolvency; or

G. If the Company shall consent to the appointment, upon the application of a creditor or creditors, of a receiver of itself or of the whole or any part of the Trust Estate; or if an order, judgment or decree shall be entered, upon the application of a creditor or creditors, by any court of competent jurisdiction appointing, without the consent of the Company, a receiver of the Company or of the whole or any substantial part of the Trust Estate, and the receiver so appointed shall not have been removed or discharged within 90 days thereafter; or

H. If a petition against the Company in proceedings under the corporate reorganization provisions of the Federal Bankruptcy Act (as now or hereafter amended) shall be approved by any court of competent jurisdiction and such approval shall not be withdrawn or the proceeding dismissed within 90 days thereafter, or if under the provisions of any other now existing or future bankruptcy or other law providing for the reorganization, dissolution, liquidation or winding up of corporations on the ground of insolvency, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company or of the whole or any part of the Trust Estate and such jurisdiction, custody or control shall not be relinquished or terminated within 90 days thereafter; or

I. If final judgment for the payment of money shall be rendered against the Company, and the same shall not be discharged within 60 days from the entry thereof or an appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, or other appropriate proceeding for the appellate review thereof, shall not be taken within said period and a stay of execution pending such appeal shall be secured or if such appeal be taken and on such appeal such order, decree or process shall be affirmed and the Company shall not discharge said judgment or provide for its discharge in accordance with its terms within sixty days after the entry of the order or decree or affirmance; or

J. If any governmental agency or any court at the instance of any governmental agency shall assume, other than under the exercise of eminent domain, custody or control of the whole or any substantial part of the Trust Estate, or shall assume control over the Company’s affairs or operations to the exclusion of management by the Company;

then, and in every such case, if such default or defaults shall not have been remedied, the Trustee may, and upon the written request of the holders of at least a majority in amount of the Bonds then outstanding shall, and the holders of at least 25% in amount of the Bonds may, by notice in writing to the Company, declare the principal of and interest on all the Bonds to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, anything in this Restated Indenture or in the Bonds contained to the contrary notwithstanding. This provision is subject, however, to the condition that if, at any time after such declaration, but before any sale of the Trust Estate, or any part thereof, shall have been made under this Article, all overdue installments of interest upon all the bonds, with interest (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the rate of 6% per annum, together with all sums paid or advanced by the Trustee under any provision hereof and the reasonable and proper charges, expenses and liabilities of the Trustee, its agents, attorneys and counsel, and all other sums payable by the Company hereunder, except the principal of, and interest accrued since the next preceding interest date on, the Bonds due and payable solely by virtue of such declaration, shall either be paid by or for the account of the Company or provision satisfactory to the Trustee shall be made for such payment, and all Events of Default hereunder shall be remedied, then, and in every such case, the holders of at least a majority in amount of the Bonds then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration in its entirety; but no such action shall extend to or affect any subsequent default or impair any right consequent thereon.

The Trustee shall give to the Bondholders, in the manner and to the extent provided in Clause (c) of Section 14.05, notice of the happening of any of the events set forth in the preceding Paragraphs A to J which are known to it, within 90 days (exclusive of days of grace) after the happening thereof; provided, however, that, except in the case of a default in the payment of principal of or interest on any Bonds outstanding hereunder or in the payment of any sinking, purchase or analogous fund installment, the Trustee may withhold the giving of such notice if, and so long as, the withholding of such notice is, in the judgment of the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee, made in good faith in the interests of the Bondholders.

Section 11.02.  Possession of Trust Estate by Trustee. In case one or more of the Events of Default shall happen and shall not have been remedied, then, and in every such case, to the extent permitted by law, the Trustee, personally or by agents or attorneys, may enter into and upon all or any part of the Trust Estate (including the books, papers and financial records of the Company, but excluding money, securities and property deposited or pledged, or required by the terms hereof to be deposited or pledged, with the trustee, mortgagee or other holder of some Prior Lien), and may exclude the Company, its agents and servants, and all persons claiming under the Company, wholly or partly therefrom; and having and holding the same, may use, operate, manage and control the Trust Estate and conduct the business thereof, by superintendents, managers, receivers, agents, servants and/or attorneys. Upon every such entry, the Trustee may, from time to time, at the expense of the Trust Estate, make all such repairs, renewals, replacements and useful or required alterations, additions, betterments and improvements to and on the Trust Estate, as to it may seem necessary, proper or judicious. In each such case, the Trustee shall have the right to manage the Trust Estate and to carry on the business and to exercise all rights and powers of the Company, either in the name of the Company, or otherwise, as the Trustee shall deem best, and the Trustee shall be entitled to collect and receive all earnings, income, rents, issues and profits of the same and every part thereof, without prejudice, however, to any right of the Trustee as provided in Article Seven to collect and receive all income from money, obligations or other property deposited or pledged, or required by the terms hereof to be deposited or pledged, with the Trustee. Such earnings, income, rents, issues and profits shall be applied to pay the expenses of holding and operating the Trust Estate and of conducting the business thereof, and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements, and to make all payments which the Trustee may be required or may elect to make, if any, for taxes, assessments, insurance and other prior or proper charges upon the Trust Estate or any part thereof (including interest on and principal of Prior Lien Obligations), and to set up such reasonable reserves as the Trustee may deem advisable for taxes, assessments, interest and other prior or proper charges, and to make all other payments which the Trustee may be required or authorized to make under any provision of this Restated Indenture, as well as just and reasonable compensation for the services of the Trustee, and of all superintendents, managers, receivers, agents, attorneys, counsel, servants and other employees engaged and employed in conducting the business of the Company, and to employ engineers or accountants to investigate and make reports upon the business and affairs of the Company. The remainder of such income, rents, issues and profits shall be applied as follows:

In case the principal of the Bonds then outstanding shall not have become due and be unpaid, to the payment of the interest in default, in the order of the maturity of the installments of such interest, with interest (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the rate of 6% per annum; such payments to be made ratably to the persons entitled thereto without discrimination or preference, subject, however, to the provisions of Section 9.02.

In case the principal of any of the Bonds then outstanding shall have become due, by declaration or otherwise, and shall be unpaid, first to the payment of the accrued interest in the order of the maturity of the installments of such interest (treating for this purpose each semiannual accrual of interest on overdue Bonds as an installment of interest), with interest (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the rate of 6% per annum, and then to the payment of the whole amount due and unpaid upon the principal of the Bonds; in every instance such payments to be made ratably to the persons entitled to such payments without any discrimination or preference, subject, however, to the provisions of Section 9.02.

If and whenever, prior to any sale of the Trust Estate, or any part thereof, all overdue installments of interest upon all the Bonds, with interest (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the rate of 6% per annum, together with all sums paid or advanced by the Trustee under any provision hereof and the reasonable and proper charges, expenses and liabilities of the Trustee, its agents, attorneys and counsel, and all other sums then payable by the Company hereunder, including the principal of and all accrued unpaid interest on all Bonds which shall then be payable, by declaration (unless such declaration shall have been annulled, pursuant to Section 11.01) or otherwise, shall either be paid by or for the account of the Company or provision satisfactory to the Trustee shall be made for such payment, and all Events of Default hereunder shall be remedied, the Trustee shall surrender to the Company, its successors or assigns, the possession of the Trust Estate (except money, securities or property deposited or pledged, or required by the terms hereof to be deposited or pledged, with the Trustee), and shall pay over upon the Written Order of the Company the amount, if any there be, of any earnings, income, rents, issues and profits of the Trust Estate then remaining unexpended in the hands of the Trustee and thereupon the Company and the Trustee shall be restored to their former positions and rights hereunder in respect of the Trust Estate, but no such surrender shall extend to or affect any subsequent default or impair any right consequent thereon.

In case one or more Events of Default shall happen and shall not have been remedied, the Trustee shall collect and receive all dividends on any stock and all sums payable for interest on any obligations or indebtedness held by the Trustee hereunder, and the Trustee shall cancel and revoke all assignments and orders in respect thereof in favor of the Company or its nominee, and all moneys so received by the Trustee shall, prior to any sale of the Trust Estate under this Restated Indenture, be applied to any one or more of the purposes to which income from the Trust Estate may be applied as provided in this Section 11.02, and upon any such sale any moneys so received by the trustee and remaining unexpended in its hands shall be held and applied in the same manner as the proceeds of such sale; but in every such case, after the Company’s rights shall have been restored as in this Section 11.02 provided, the right of the Company to receive and collect interest and dividends to the extent set forth in Section 7.01, and the duty of the Trustee to execute and deliver assignments and order for the same as provided in Section 7.01, shall revive and continue as though no Event of Default had occurred; and the Trustee shall pay over upon the Written Order of the Company the amount, if any there be, of any such interest or dividends collected or received by the Trustee and then remaining unexpended in its hands.

Section 11.03.  Additional Power of Trustee in Event of Default. In case one or more of the Events of Default shall happen and shall not have been remedied, the Trustee, by agents or attorneys, with or without entry, if the Trustee shall deem it advisable

(a) may sell to the highest bidder all and singular the Trust Estate (if such sale be permitted by the laws of the jurisdiction or jurisdictions wherein the Trust Estate shall be located), such sale to be made at public auction at such place or places and at such time or times and upon such terms as the Trustee may fix in compliance with law and briefly specify in the notice of sale to be given as herein provided or as may be required by law; or

(b) may proceed to protect and enforce its rights and the rights of the Bondholders under this Restated Indenture, by a suit or suits in equity or at law, whether for the specific performance of any covenant herein contained, or in aid of the execution of any power herein granted, or for the foreclosure of this Restated Indenture or for the enforcement of any other legal or equitable right, as the Trustee, being advised by counsel, shall deem most effectual to enforce any of its rights or to perform any of its duties hereunder.

Section 11.04.  Bondholders’ Right to Direct Action. Upon the written request of the holders of at least a majority in amount of the Bonds then outstanding, in case of the happening of any Event of Default, if the same shall not have been remedied, it shall be the duty of the Trustee, upon being indemnified as provided in Section 14.02, if under the provisions of said Section it is entitled to demand indemnity, to take all such steps for the protection and enforcement of its rights and the rights of the holders of the Bonds, or to take such appropriate judicial proceedings as the Trustee, being advised by counsel, shall deem most expedient in the interest of the holders of the Bonds.

Section 11.05.  Notice of Sale by Trustee. Notice of any sale under the power of sale herein granted shall state the time when and the place where the same is to be made, and shall contain a brief description of the property to be sold, and shall be sufficiently given if published once in each of four successive calendar weeks prior to such sale in an Authorized Newspaper, in the Borough of Manhattan, The City of New York (upon any day of the week and in any such newspaper, the first publication to be made not less than 30 days nor more than 40 days prior to such sale), and in such other manner as may be required by law.

Section 11.06.  Adjournment of Sale. The Trustee may from time to time adjourn any sale to be made under the power of sale granted by this Restated Indenture, by announcement at the time and place appointed for such sale or for any adjournment thereof; and without further notice or publication except such as may be required by applicable law, may make such sale at the time and place to which the same shall have been so adjourned.

Section 11.07.  Conveyance to Purchasers. Upon the completion of any sale or sales under this Restated Indenture, the Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds of conveyance, and such other instruments as in the judgment of the Trustee may be desirable or proper, conveying, assigning and transferring the properties and rights sold; and the Trustee hereunder at such time, is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds and conveyances of the property thus sold; and for that purpose the Trustee may execute all necessary deeds and instruments of assignment and transfer, the Company hereby ratifying and confirming all that its said attorneys shall lawfully do by virtue hereof.

Any such sale or sales made under or by virtue of this Restated Indenture, whether under the power of sale herein granted or by virtue of judicial proceedings, shall, to the full extent permitted by law, operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company of, in and to the property so sold, and shall be a perpetual bar, both at law and in equity, against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold, or any part thereof, from, through or under the Company, its successors or assigns.

The receipt of the Trustee or of the court officer conducting any such sale shall be a full and sufficient discharge to any purchaser of any property sold as aforesaid, for the purchase money; and no such purchaser, or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Restated Indenture, or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

Section 11.08.  Sale as an Entirety Unless Holders Otherwise Direct. In the event of any sale under this Article, whether made under the power of sale herein granted or by virtue of judicial proceedings, the whole of the Trust Estate shall (if permitted under applicable law) be sold in one parcel and as an entirety, unless the holders of at least a majority in amount of the Bonds then outstanding shall in writing request the Trustee to cause said property to be sold in parcels, in which case (to the extent permitted by applicable law) the sale shall be made in such parcels as may be specified in such request, or unless such sale as an entirety is impracticable by reason of some statute or other cause.

Section 11.09.  Accrual of Interest Upon Sale. In case of any sale of the Trust Estate, or any part thereof, under this Article, whether made under the power of sale herein granted, or by virtue of judicial proceedings, the principal of and accrued interest on all the Bonds then outstanding, if not already due, shall immediately become due and payable, anything in the Bonds or in this Restated Indenture to the contrary notwithstanding.

Section 11.10.  Application of Proceeds of Sale. The purchase money, proceeds and avails of any such sale shall be applied as follows:

First: To the payment of the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all charges, expenses and liabilities incurred (and all advances made) without negligence or bad faith by the Trustee in managing and maintaining the Trust Estate or in executing any trust or power hereunder, and, if in conformity with applicable law, to the payment of all taxes, assessments or liens prior to the Lien of this Restated Indenture, except any taxes, assessments or other superior liens subject to which such sale shall have been made;

Second: To the payment of the whole amount then due and unpaid upon the Bonds then outstanding, for principal and interest, with accrued interest on the principal, and with interest (to the extent that payment of such interest is enforceable under applicable law) on the overdue installments of interest at the rate of 6% per annum; and in cash such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the Bonds, then to the payment of such principal and interest, without preference or priority of principal over interest or of interest over principal or of any installment of interest over any other installment of interest, or of any series of the Bonds over any other series of the Bonds, ratably according to the aggregate so due for such principal and the accrued and unpaid interest, at the date fixed by the Trustee for the distribution of such moneys, subject, however, to the provisions of Section 9.02; and

Third: The surplus, if any, shall be paid to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Any other sums which may be held by the Trustee as part of the Trust Estate at the time of such application of the purchase money, proceeds and avails of any such sale, as aforesaid, shall be applied together with such purchase money, proceeds, and avails, in the manner provided in the foregoing Paragraphs First, Second and Third, but shall not be separately so applied.

Section 11.11.  Use of Bonds to Pay for Property. In case of any sale as aforesaid of the Trust Estate or any part thereof any purchaser shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply any Bonds then outstanding and claims for interest, in order that there may be credited thereon the sums payable out of the net proceeds of such sale to the holder of such Bonds and claims for interest, subject to the provisions of Section 9.02, as his ratable share of such net proceeds; and thereupon such purchaser shall be credited, on account of such purchase price, with the portion of such net proceeds that shall be applicable to the payment of, and that shall have been credited upon, the Bonds and claims for interest so used and applied; and at any such sale, any Bondholder or the Trustee may bid for and purchase the property offered for sale, may make payment on account thereof as aforesaid, and upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

Section 11.12.  Other Rights of Trustee in Event of Default. Upon filing a bill in equity or upon other commencement of judicial proceedings by the Trustee to enforce any right under this Restated Indenture, the Trustee shall be entitled to exercise any and all other rights and powers herein conferred and provided to be exercised by the Trustee upon the occurrence of an Event of Default.

Section 11.13.  Recovery of Judgment. The Company covenants that

(1) in case default shall be made in the payment of any interest on any Bond when and as the same shall become due and payable, and any such default shall have continued for a period of 30 days, or

(2) in case default shall be made in the payment of the principal of any Bond when and as the same shall become due and payable, whether by the terms thereof or otherwise as herein provided,

then, and upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the holders of the Bonds in respect of which such default shall be made, the whole amount due and payable on all such Bonds, for principal and interest, including the redemption price of any Bonds called for redemption, with interest upon the overdue principal and, to the extent that the same is enforceable under applicable law, interest upon overdue installments of interest, in each case at the rate of 6% per annum; and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its own name, and as trustee of an express trust, shall be entitled to recover judgment for the whole amount so due and unpaid.

To the extent permitted by applicable law, the Trustee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the lien of this Restated Indenture, and the right of the Trustee to recover such judgment shall not be affected by any entry or sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Restated Indenture or the foreclosure of the lien hereof. In case of a sale of the Trust Estate and the application of the proceeds of sale to the payment of the Bonds, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon any and all of the Bonds then outstanding, for the benefit of the holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest. No recovery of any such judgment by the Trustee shall in any manner or to any extent affect the lien of the Trustee upon the Trust Estate or any part thereof or any rights, powers or remedies of the Trustee hereunder or any rights, powers or remedies of the holders of the Bonds; but such lien, rights, powers and remedies shall continue unimpaired as before.

All moneys collected by the Trustee under this Section shall be applied as follows:

First: To the payment of the costs and expenses of the proceedings resulting in the collection of such moneys, including counsel fees, and of the charges, expenses and liabilities incurred and all advances made by the Trustee, without negligence or bad faith, in theretofore managing and maintaining the Trust Estate or in executing any trust or power hereunder; and

Second: To the payment of the amounts then due and unpaid upon the Bonds in respect of which or for the benefit of which or for the benefit of which such moneys shall have been collected, ratably and without any preference or priority of any kind (except as provided in Section 9.02) according to the amounts due and payable upon such Bonds at the date fixed by the Trustee for the distribution of such moneys.

Section 11.14.  Restrictions on Rights of Bondholders and Unconditional Obligation of Company. No holder of any Bond issued hereunder shall have any right to institute any suit, action or proceeding at law or in equity for the foreclosure of this Restated Indenture or for the execution of any trusts hereunder or for the appointment of a receiver or for any other remedy hereunder, unless

(a) such holder shall have previously given to the Trustee written notice of the occurrence of an Event of Default, as hereinbefore provided; and

(b) the holders of at least a majority in amount of the Bonds then outstanding shall have filed a written request with the Trustee to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in the name of the Trustee; and

(c) said holders shall have tendered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred by compliance with such request, if the Trustee is entitled under the provisions of Section 14.02, to such security or indemnity; and

(d) the Trustee shall have refused or omitted to comply with such request for a period of 90 days after such written request shall have been filed with, and said tender of indemnity (if the Trustee is entitled thereto as aforesaid) shall have been made to, the Trustee.

Such notification, request and tender of indemnity (if the Trustee is entitled thereto as aforesaid) are hereby declared, in every case, at the option of the Trustee, but subject to the provisions of Section 14.02, to be conditions precedent to any action or cause of action for foreclosure or for the execution of any trusts hereunder or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of Bonds shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the lien of this Restated Indenture or to enforce any right hereunder, except in the manner herein provided; and that all proceedings at law or in equity to enforce any provision of this Restated Indenture shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of the outstanding Bonds (subject to the provisions of Section 9.02).

It is, however, expressly provided that nothing in this Restated

Indenture or in the Bonds contained shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the respective dates of maturity and places therein expressed the principal of and interest on the Bonds to the respective holders of the Bonds or affect or impair the right of action, which is also absolute and unconditional, of such holders to enforce such payment. Neither enforcement by any such holder of such right of action in respect of any Bond nor entry of any judgment thereon shall in any manner or to any extent affect the lien of the Trustee upon the Trust Estate or any part thereof, or any rights, powers or remedies hereunder of the Trustee or of the holders of the Bonds, except to the extent if any that the rights, powers or remedies of such holder with respect to such Bond may under applicable law be affected thereby.

Section 11.15.  Remedies Cumulative. Except as herein expressly provided to the contrary, no remedy herein conferred upon or reserved to the Trustee or to the holders of Bonds is intended to be exclusive of any other remedy, but each and every such remedy shall, to the extent permitted by applicable law, be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Section 11.16.  No Waiver for Delay. No delay or omission of the Trustee, or of any holder of Bonds to exercise any right or power arising upon the happening of any Event of Default shall impair any right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Article to the Trustee or to the Bondholders, may, subject to the provisions of Section 11.14, be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Bondholders.

All rights of action under this Restated Indenture may be enforced by the Trustee without the possession of any of the Bonds or the production thereof on the trial or other proceedings, and any such suit or proceedings instituted by the Trustee shall be brought in its name.

The Trustee shall be entitled and empowered either in its own name and as trustee of an express trust, or as attorney-in-fact for the holders of the Bonds, or in any one or more such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the holders of Bonds allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings, or in any judicial proceedings, relative to the Company or its creditors or its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Bonds by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Bonds, with authority to make or file in the respective names of the holders of the Bonds as a class (subject to deduction from any such claim of the amounts of any claim filed by any of the holders of the Bonds themselves), any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute and other papers and documents and do and perform any and all acts and things for and on behalf of such holders of the Bonds, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the holders of the Bonds against the Company and/or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Bondholder, any plan of reorganization or readjustment of the Company affecting the Bonds.

Section 11.17.  Trustee’s Power to Institute Legal Proceedings. The Trustee shall have power to institute and to maintain such suits and proceedings as it may be advised by counsel shall be necessary or expedient to prevent any impairment of the security hereunder by any acts which may be unlawful or in violation of this Restated Indenture, and such suits and proceedings as it may be advised by counsel shall be necessary or expedient to preserve or protect its interests and the interests of the Bondholders in respect of the Trust Estate and in respect of the income, earnings, issues and profits arising therefrom, but nothing herein contained shall be deemed to limit the duties and obligations of the Trustee set forth in Section 14.02.

Section 11.18.  Failure of Remedy Restores Rights. In case the Trustee shall have proceeded to enforce any right under this Restated Indenture by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then, and in every such case, the Company and the Trustee shall without further act be restored to their former positions and rights hereunder in respect of the Trust Estate, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

Section 11.19.  Holders of Majority May Direct Proceedings. Anything contained in this Restated Indenture to the contrary notwithstanding, the holders of at least a majority in amount of the Bonds at the time outstanding shall have the right, at any time, by instrument or instruments in writing executed and delivered to the Trustee, to direct the method, time and place of conducting all proceedings to be taken for any sale of the Trust Estate or for the foreclosure of this Restated Indenture or for the appointment of a receiver or any other proceedings hereunder; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Restated Indenture, and that the Trustee shall have the right to decline to follow any such direction which in its opinion would be unjustly prejudicial to Bondholders not parties to such direction, but, subject to the provisions of Section 14.02, shall be fully protected with respect to any action taken or omitted by it in good faith in accordance with such direction.

Section 11.20.  Company’s Waiver of Certain Rights. The Company agrees, to the full extent that it may lawfully so agree, that it will not at any time insist upon or plead or in any manner whatever, claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Restated Indenture or the absolute sale of the Trust Estate or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but the Company, for itself and all who may claim through or under it, so far as it now or hereafter lawfully may, hereby waives the benefit of all such laws. The Company, to the full extent that it may lawfully do so, for itself and all who may claim through or under it, waives any and all right to have the property included in the Trust Estate marshaled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose such lien may sell the Trust Estate as an entirety.

If any law in this Section referred to and now in force, of which the Company or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section.

Section 11.21.  No Recourse Against Stockholders, Directors and Officers. No recourse under or upon any obligation, covenant or agreement contained in this Restated Indenture or in any Bond issued hereunder or under or upon any indebtedness hereby secured or arising out of this Restated Indenture, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever. It is expressly agreed and understood that this Restated Indenture and the Bonds are solely corporate obligations and that no personal liability whatever does or shall attach to or be incurred by the incorporators, stockholders, officers or directors of the Company or of any predecessor or successor corporation, or any of them, because of the indebtedness represented by the Bonds or implied therefrom; and that any and all personal liability of every name and nature, either at common law or in equity or by statute or constitution, of every such incorporator, stockholder, officer or director, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Restated Indenture and the issuance of the Bonds; provided, however, that nothing herein contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or any subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

Section 11.22.  Obligor Not Entitled to Distribution. No Bonds owned or held by, for the account of or for the benefit of the Company or any other obligor on the Bonds (other than Bonds pledged to secure an obligation) shall be deemed entitled to share in any payment or distribution provided for in this Article Eleven.

ARTICLE TWELVE

EVIDENCE OF RIGHTS OF BONDHOLDERS

Section 12.01.  Bondholder Concurrent Writings. Any request, consent or other instrument required by this Restated Indenture to be signed and executed by Bondholders may be in any number of concurrent writings of substantially similar tenor and may be signed or executed by such Bondholders in person or by agent or agents duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such agent, or of holding by any person of Bonds transferable by delivery, shall be sufficient for any purpose of this Restated Indenture and shall be conclusive in favor of the Company and, subject to the provisions of Sections 9.17 and 14.02, in favor of the Trustee, if made in the manner provided in this Article.

Section 12.02.  Proof of Execution by Bondholder. The fact and date of the execution by any person of any such request, consent or other instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the person signing such request, consent or other instrument acknowledged to him the execution thereof.

Section 12.03.  Register Proves Ownership of Bond. The ownership of Bonds shall be proved by the register of such Bonds.

The foregoing provisions of this Article are subject to the provisions of Article Seventeen with respect to the calling of and voting at meetings of Bondholders.

Any request, consent or vote of the holder of any Bond shall bind every future holder of the same Bond and the holder of every Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in pursuance of such request, consent or vote.

ARTICLE THIRTEEN

MERGER, CONSOLIDATION, TRANSFER OR LEASE

Section 13.01.  Conditions of Merger. Nothing in this Restated Indenture contained shall prevent any consolidation or merger of the Company with or into any other corporation or corporations, or any conveyance, transfer or lease, subject to the Lien of this Restated Indenture, of all or substantially all the Trust Estate as an entirety to any corporation lawfully entitled to acquire or lease and operate the same; provided, however, and the Company covenants and agrees, that such consolidation, merger, conveyance, transfer or lease shall be upon terms as fully to preserve and in no respect to impair the lien or security of this Restated Indenture or any of the rights or powers of the Trustee or the Bondholders hereunder; provided further, that every such lease shall be made expressly subject to termination by the Company or by the Trustee at any time upon the happening of an Event of Default hereunder, and also by the purchaser at any sale hereunder of the property so leased, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings; provided further, that, upon and in connection with any such consolidation, merger, conveyance or transfer, the due and punctual payment of the principal of and interest on all the Bonds according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Restated Indenture to be performed or observed by the Company, shall be assumed by the successor corporation formed by such consolidation or into which such merger shall have been made or which acquires by conveyance or transfer all or substantially all the Trust Estate as an entirety; and such successor corporation shall execute and deliver to the Trustee, simultaneously with such consolidation, merger, conveyance or transfer, an indenture supplemental hereto containing

(1) an agreement on the part of such successor corporation punctually to make all the payments and to perform and observe all the covenants and conditions of this Restated Indenture which are to be made or performed or observed by the Company, with the same effect and to the same extent as if the maker of such agreement had been the party of the first part hereto, and

(2) a grant, conveyance, transfer and mortgage of the character described in Paragraph A or Paragraph B of Section 13.02;

provided further, that, upon and in connection with any such lease, the lessee under such lease shall execute and deliver to the Trustee, simultaneously with such lease, an indenture supplemental hereto containing a grant, conveyance, transfer and mortgage subjecting to the direct Lien of this Restated Indenture all properties and franchises of the character described in Paragraph B of Section 13.02 which may be acquired by such lessee after the date of such lease.

Section 13.02.  Conditions of Successor to Succeed to Rights of Company. In case the Company, pursuant to Section 13.01, shall be consolidated with or merged into any other corporation or corporations or shall convey or transfer, subject to the Lien of this Restated Indenture, all or substantially all of the Trust Estate as an entirety, the successor corporation formed by such consolidation or into which the Company shall have been merged or which shall have received a conveyance or transfer as aforesaid, upon causing to be recorded the supplemental indenture referred to in said Section 13.01, shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the party of the first part, subject, however, to the following limitations and restrictions:

A. If said supplemental indenture shall contain a grant, conveyance, transfer and mortgage in terms sufficient to include and subject to the Lien of this Restated Indenture all property and franchises then owned and which may be thereafter acquired by such successor corporation (other than Excepted Property), thereupon and thereafter such successor corporation may cause to be executed, either in its own name or in the name of the Company, and delivered to the Trustee for authentication, any Bonds issuable hereunder; and upon the order of such successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Restated

Indenture prescribed, the Trustee shall authenticate and deliver any of the Bonds which shall have been previously executed and delivered by the Company to the Trustee for authentication, and any of such Bonds which such successor corporation shall thereafter, in accordance with the provisions of this Restated Indenture, cause to be executed and delivered to the Trustee for such purpose. Such changes in phraseology and form (but not in substance) may be made in such Bonds as may be appropriate in view of such consolidation or merger or conveyance or transfer. All such Bonds when issued by such successor corporation shall in all respects have the same legal rank and security as the Bonds theretofore or thereafter authenticated and delivered in accordance with the terms of this Restated Indenture and issued, as though all of said Bonds had been issued at the date of the execution hereof.

B. If said supplemental indenture shall not contain the grant, conveyance, transfer and mortgage described in the preceding Paragraph A, then such successor corporation shall not be entitled to procure the authentication and delivery of Bonds hereunder pursuant to Article Four, Five or Six, and (notwithstanding the generality of the Granting Clauses) this Restated Indenture shall not, by virtue of such consolidation, merger, conveyance or transfer, or by virtue of said supplemental indenture, become a lien upon any of the properties or franchises of such successor corporation owned by it at the time of such consolidation, merger, conveyance or transfer (unless such successor corporation, in its discretion, shall subject the same to the lien hereof), but this Restated Indenture shall become and be a lien upon the following, and only the following, properties acquired by such successor corporation after the date of such consolidation, merger, conveyance or transfer, to wit:

(1) all betterments, extensions, improvements, additions, repairs, renewals, replacements, substitutions and alterations to, upon, for and of the Trust Estate and all property constituting appurtenances of the Trust Estate;

(2) all Property Additions made the basis of the withdrawal of cash from the Trustee or from the trustee, mortgagee or other holder of a Prior Lien, or the release of property from the Lien of this Restated Indenture; and all property acquired or constructed with the proceeds of any insurance on any part of the Trust Estate; and

(3) all property acquired in pursuance of Section 9.05 or of any other covenants herein contained to maintain and preserve and keep the Trust Estate in good condition, repair and working order, or in pursuance of some other covenant or agreement herein contained to be performed by the Company;

and in such event said supplemental indenture shall contain a grant, conveyance, transfer and mortgage subjecting the property described in the preceding Clauses (1), (2) and (3) of this Paragraph to the direct Lien of this Restated Indenture.

ARTICLE FOURTEEN

CONCERNING THE TRUSTEE

Section 14.01.  Qualification of Trustee. The Trustee shall at all times be a corporation eligible under Section 14.07 and have a combined capital and surplus of not less than $1,000,000.  If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in Section 14.07, then for the purposes of this Section the combined capital and surplus of the Trustee, shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 14.02.  Trustee’s Duties and Obligations.

(a) The Trustee for itself and its successors hereby accepts the trusts of this Restated Indenture.  In case an Event of Default shall happen and shall not be remedied, the Trustee shall exercise such of the rights and powers vested in it by this Restated Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) None of the provisions of this Restated Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

(1) Unless an Event of Default shall have happened and shall not have been remedied, the Trustee shall be under no duty with respect to the performance of any duties except such as are specifically set forth in this Restated Indenture, and no implied covenant or obligation shall be read into this Restated Indenture against the Trustee, but the duties and obligations of the Trustee shall be determined solely by the express provisions of this Restated Indenture.

(2) Unless an Event of Default shall have happened and shall not have been remedied, the Trustee may, in the absence of bad faith on the part of the Trustee, rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to it pursuant to and conforming to the requirements of this Restated Indenture; provided, however, that the trustee shall examine any certificate or opinion required to be furnished to it by the Company under any provision of this Restated Indenture to determine whether such certificate or opinion conforms to the requirements of this Restated Indenture.

(3) The Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the

Trustee was negligent in ascertaining the pertinent facts.

(4) None of the provisions in this Restated Indenture contained shall require the Trustee to advance or expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it (i) by the security afforded to it by the terms of this Restated Indenture, or (ii) by other reasonable security or indemnity.

(5) The recitals herein and in the Bonds contained shall be taken as the statements of the Company and shall not be considered as made by, or imposing any obligation or liability upon, the Trustee, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Company thereto or as to the validity or adequacy of the security afforded thereby, or hereby, or as to the validity of this Restated Indenture or of the Bonds or coupons issued hereunder.

(6) The Trustee shall not be under any responsibility or duty with respect to the disposition by the Company of the Bonds or the application by the Company of the proceeds thereof or of any moneys paid to the Company under any of the provisions hereof.

(c) The Trustee may, at the expense of the Company, advise with legal counsel to be selected and employed by it.

To the extent permitted by Paragraphs (a) and (b) of this Section 14.02, the Trustee shall not be liable for any action taken or suffered by it in good faith in accordance with the advice of such counsel, and the Trustee shall not be under any responsibility, except for the exercise of reasonable care, in respect of the selection, appointment or approval of any engineer, appraiser or counsel or any other person or firm for any of the purposes expressed in this Restated Indenture.

(d) The Company shall pay to the Trustee, from time to time on demand, reasonable compensation for all services rendered by the Trustee hereunder (which shall not be limited to the compensation of trustees of any express trust as provided by law) and also all reasonable expenses, charges, counsel fees and other disbursements and those of its agents, attorneys and employees, incurred in the administration and execution of the trusts hereby created, and the Company agrees to indemnify and save the Trustee harmless against and from any liability or damages which it may incur or sustain in the exercise and performance, without negligence or bad faith on the part of the Trustee, of any of its powers and duties hereunder.  The Trustee shall have a lien for such compensation, expenses and indemnity on the Trust Estate and the proceeds thereof prior to the lien of the Bonds.

(e) The Trustee shall not be personally liable for any debt contracted or for any expenditure made by it in operating the business of the Company or for any damage to persons or property or for any salary or nonfulfillment of any contract in managing the property of the Company or any part thereof, upon entry as herein provided, and the Trust Estate is hereby charged with a paramount lien in favor of the Trustee as security and indemnification against any such liability.

(f) To the extent permitted by the provisions of Paragraphs (a) and (b) of this Section 14.02:

(1) The Trustee may rely upon and shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, statement, Bond, obligation, appraisal or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or by a person or persons authorized to act on his or their behalf.

(2) The Trustee may accept a certificate signed by the Secretary (or an Assistant Secretary) of the Company, under its corporate seal, as conclusive evidence that any resolution has been duly adopted by the Board of Directors of the Company and/or that the same is still in full force and effect, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in reliance thereon.

(3) The Trustee shall not be under any duty to examine into or pass upon the validity or genuineness of any obligations or other securities at any time pledged and deposited hereunder, and the Trustee shall be entitled to assume that any obligations or other securities presented for pledge and deposit hereunder are genuine and valid and what they purport to be, and that any endorsement or assignment thereon is genuine and legal.

(4) The Trustee shall not be under any obligation to see to the delivery or payment to it of any obligations or evidences of indebtedness or other securities or cash required to be delivered or paid to it, hereunder, except in those cases where it is specifically herein provided that such delivery or payment is a condition precedent to the granting of an application hereunder, or to see that any of the property hereby intended to be conveyed or assigned is properly and legally subjected to the lien hereof. The Trustee need not take any action to secure the conveyance to it of any property acquired by the Company after the date of the execution hereof, except in those cases where it is specifically herein provided that the delivery of a supplemental indenture or other instrument of conveyance is a condition precedent to the granting of an application hereunder.

(g) The Trustee may act as depositary for the Company or any committee formed to protect the rights of holders of Bonds or any other securities of the Company or to effect or aid in any reorganization growing out of the enforcement of the Bonds or this Restated Indenture, whether or not any such committee shall represent the holders of a majority in amount of the Bonds at the time outstanding.

(h) The Trustee and any paying agent or other agent of the Company may each acquire and hold Bonds and, subject to the provisions of Sections 14.03, 14.04 and 14.05, may otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Trustee or as though it were not such agent.

(i) Whenever it is provided in this Restated Indenture that the Trustee shall take any action either upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or the Bondholders, the Trustee shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

Section 14.03.  Removal, Resignation and Discharge of Trustee.

(a) If the Trustee has or acquires any conflicting interest as defined by Clause (d) of this Section, the Trustee shall within 90 days after ascertaining that it has such a conflicting interest, either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not become effective until the appointment of a successor trustee and such successor’s acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner hereinafter provided in Section 14.07.  Upon giving such notice of resignation, the resigning Trustee shall publish notice thereof, once a week for three successive calendar weeks in one Authorized Newspaper in the City of Rapid City, South Dakota and one in the Borough of Manhattan, the City of New York (in each instance upon any day of the week). If the resigning Trustee fails to publish notice within 10 days after giving written notice of its resignation to the Company, the Company shall publish such notice.

(b) In the event that the Trustee shall fail to comply with the provisions of the preceding Clause (a) of this Section, the Trustee shall within 10 days after the expiration of such 90-day period transmit notice of such failure to the Bondholders in the manner and to the extent provided in Clause (c) of Section 14.05 with respect to reports pursuant to Clause (a) of Section 14.05.

(c) Any Bondholder who has been a bona fide holder of a Bond or Bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor if the Trustee fails, after written request therefor by such holder, to comply with the provisions of Clause (a) of this Section.

(d) The Trustee shall be deemed to have a conflicting interest if the Bonds are in default (exclusive of any period of grace or requirement of notice) and—

(1) the Trustee is trustee under another indenture under which any other securities or certificates of interest or participation in any other securities of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Restated Indenture, provided that there shall be excluded from the operation of this Paragraph another indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the Company shall have sustained the burden of proving on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that the trusteeship under this Restated Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

(2) the Trustee or any of its directors or executive officers is an obligor upon the Bonds or an underwriter for the Company;

(3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or under direct or common control with the Company or an underwriter for the Company;

(4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or executive officer of the Trustee and a director and/or executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or subject to the provisions of Paragraph (1) of this Clause (d), to act as trustee whether under an indenture or otherwise;

(5) 10 per centum or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20 per centum or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10 per centum or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, (A) 5 per centum or more of the voting securities or 10 per centum or more of any other class of security of the Company, not including the Bonds issued under this Restated Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) 10 per centum or more of any class of security of an underwriter for the Company;

(7) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, 5 per centum or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10 per centum or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

(8) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, 10 per centum or more of any class of security of any person who, to the knowledge of the Trustee, owns 50 per centum or more of the voting securities of the Company; or

(9) the Trustee owns on May 15 in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity an aggregate of 25 per centum or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under Paragraph (6), (7), or (8) of this Clause (d). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate, which included them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25 per centum of such voting securities or 25 per centum of any such class of security. Promptly after May 15, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of principal or interest upon the Bonds when and as the same become due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period and after such date, notwithstanding the foregoing provisions of this Paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of Paragraphs (6), (7) and (8) of this Clause (d).

The specification of percentages in Paragraphs (5) to (9), inclusive, of this Clause (d) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of Paragraph (3) or (7) of this Clause (d).

For the purposes of Paragraphs (6), (7), (8) and (9) of this Clause (d), (A) the term “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay monies lent to a person by one or more banks, trust companies or banking firms or any certificate of interests or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Restated Indenture, irrespective of any default hereunder; or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

(a) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this Paragraph) means such amount of the outstanding voting securities of such person as entitled the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(b) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(c) The term “amount,” when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

(d) The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(1) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(2) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(3) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;

(4) Securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(e) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

The term “voting securities” means and includes any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

The term “director” means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

The term “executive officer” means the president, every vice-president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

The term “underwriter” when used with reference to the Company means every person, who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has sold for the Company in connection with, the distribution of any security of the Company which is outstanding at the time the determination is made, or has participated or has had a direct or indirect participation in any such direct undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.

The provisions of this Section 14.03 which have been made specifically applicable to the Trustee, shall also apply to any co-Trustee appointed pursuant to Section 14.09.

In the event that any person other than the Company shall at any time become an obligor upon any of the Bonds, so long as such person shall continue to be such obligor the provisions of this Section 14.03, in addition to being applicable to the Trustee, to any co-Trustee and to the Company, shall be applicable to the Trustee, such co-Trustee, and such obligor with the same effect as if the name of such obligor were substituted for that of the Company in said provisions.

Section 14.04.  Special Account in Case of Default.

(a) Subject to the provisions of Clause (b) of this Section, if the Trustee shall be or become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Clause (e) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Bonds, and the holders of other indenture securities ( as defined in Clause (e) of this Section):

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in Paragraph (2) of this Clause (a), or from the exercise of any right of setoff which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

(b) Nothing contained in this Section 14.04 shall affect the right of the Trustee:

(1) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

(2) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

(3) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof; and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Clause (e) of this Section 14.04, would occur within three months; or

(4) to receive payment on any claim referred to in Paragraph (2) or (3) of this Clause (b) against the release of any property held as security for such claim as provided in said Paragraph (2) or (3), as the case may be, to the extent of the Fair Value of such property.

For the purposes of Paragraphs (2), (3) and (4) of this Clause (b), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the Fair Value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such Paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

(c) If the Trustee shall be required to account, as in this Section 14.04 provided, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Bondholders, and the holders of any other indenture securities in such manner that the Trustee, the Bondholders, and the holders of other indenture securities realize, as a result of payments from such special account, and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Bondholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than such dividends and from the funds and property so held in such special account. As used in this Clause (c), with respect to any claim, the term “dividends” shall include any distribution with respect to such claim in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim.

The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (1) to apportion between the Trustee, the Bondholders, and the holders of other indenture securities, in accordance with the provisions of this Clause (c), the funds and property held in such special account and the proceeds thereof, or (2) in lieu of such apportionment, in whole or in part, to give to the provisions of this Clause (c) due consideration in determining the fairness of the distributions to be made to the Trustee, the Bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims or otherwise to apply the provisions of this Clause (c) as a mathematical formula.

(d) Any Trustee who has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Section 14.04 as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Section 14.04 if and only if—

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months’ period; and

(ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(e) As used in this Section 14.04, the term “default” means any failure to make payment in full of the principal of or interest upon the Bonds or upon the other indenture securities when and as such principal or interest becomes due and payable; and the term “other indenture securities” means securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (1) under which the Trustee is also trustee, (2) which is qualified under the Trust Indenture Act of 1939 and (3) under which a default exists at the time of the apportionment of the funds and property held in said special account.

(f) None of the foregoing provisions of this Section 14.04 shall be applicable in respect of a creditor relationship arising from—

(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Restated Indenture, for the purpose of preserving the property subject to the lien of this Restated Indenture or of discharging tax liens or other prior liens or encumbrances on the Trust Estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the Bondholders as provided in Clauses (a), (b) and (c) of Section 14.05 with respect to advances by the Trustee as such;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in this Clause (f);

(5) the ownership of stock or other securities of a corporation organized under the provisions of Section 25 (a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(6) the acquisition, ownership, acceptance, or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in this Clause (f).

The term “security” or “securities” as used in this Clause (f) shall have the same meaning as the definition of the word “security” in the Securities Act of 1933, as amended.

The term “cash transaction” as used in this Clause (f) means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

The term “self-liquidating papers” as used in this Clause (f) means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

The term “Trustee” as used in this Section 14.04 shall include any co-Trustee appointed pursuant to Section 14.09.

In the event that any person other than the Company shall at any time become an obligor upon any of the Bonds, so long as such person shall continue to be such obligor the provisions of this Section 14.04, in addition to being applicable to the Trustee, any co-Trustee and the Company, shall be applicable to the Trustee, and co-Trustee, and such obligor with the same effect as if the name of such obligor were substituted for that of the Company in said provisions.

Section 14.05.  Trustee’s Annual Report to Bondholders.

(a) The Trustee shall transmit to the Bondholders as hereinafter provided, on or before August 1 of each year, a brief report as of May 15 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period, no report need be transferred)

(1) any change to its eligibility and its qualifications under Sections 14.01 and Sections 14.03 and 14.07;

(2) the creation of or any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;

(3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by it as Trustee which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on the Trust Estate or on property or funds held or collected by it as Trustee, if such advances so remaining unpaid aggregate more than 1/2 of 1% of the principal amount of the Bonds outstanding on such date;

(4) any change of the amount, interest rate and maturity date of all other indebtedness owing to it, in its individual capacity, on the date of such report, by the Company and by any other person who may be an obligor upon any of the Bonds, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Paragraph (2), (3), (4) or (6) of Clause (f) of Section 14.04;

(5) any change of the property and funds physically in the possession of the Trustee in such capacity on the date of such report;

(6) any release, or release and substitution, of property subject to the lien of this Restated Indenture (and the consideration therefor, if any) which it has not previously reported, provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one per cent (1%) of the principal amount of Bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

(7) any additional issue of Bonds which it has not previously reported; and

(8) any action taken by the Trustee in the performance of its duties under this Restated Indenture which it has not previously reported and which in its opinion materially affects the Bonds or the Trust Estate, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with the provisions of Section 11.01.

(b) The Trustee shall transmit to the Bondholders, as hereinafter provided, a brief report with respect to—

(1) the release, or release and substitution, of property subject to the Lien of this Restated Indenture (and the consideration therefor, if any) unless the Fair Value of such property, as set forth in the Certificate required by Section 7.02 or Section 7.08, is less than (i) 10 per centum of the principal amount of Bonds outstanding at the time of such release, or such release and substitution and (ii) $100,000, such report to be transmitted within 90 days after such time; and

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by it as Trustee, since the date of the last report transmitted pursuant to the provisions of Clause (a) of this Section 14.05 (or if no such report has been transmitted, since the date of execution of this Restated Indenture), for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on the Trust Estate or on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Paragraph (2), if such advances remaining unpaid at any time aggregate more than 10 per centum of the principal amount of the Bonds outstanding at such time, such report to be transmitted within 90 days after such time.

(c)           Reports pursuant to this Section 14.05 shall be transmitted by mail—

(1) to all registered holders of the Bonds, as the names and addresses of such holders appear upon the registration books of the Company;

(2) to such holders of Bonds as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

(3) except in the case of reports pursuant to Clause (b) of this Section 14.05, to each Bondholder whose name and address is preserved at the time by the Trustee, as provided in Clause (a) of Section 9.17.

(d) The Trustee shall, at the time of the transmission to the Bondholders of any report pursuant to this Section 14.05, file a copy of such report with each stock exchange upon which the Bonds are listed and with the Securities and Exchange Commission.

Section 14.06.  Removal and Resignation of Trustee. The Trustee may at any time resign and be discharged from the trusts created by this Restated Indenture by giving written notice thereof to the Company and thereafter publishing notice thereof, specifying a date when such resignation shall take effect, once a week for three successive calendar weeks in one Authorized Newspaper in the City of Rapid City, South Dakota and one Authorized Newspaper in the Borough of Manhattan, The City of New York (in each instance upon any day of the week, and in any such newspaper), and such resignation shall take effect upon the day specified in such notice unless previously a successor Trustee shall have been appointed in the manner provided in Section 14.07, in which event such resignation shall take effect immediately upon the appointment of such successor Trustee and its acceptance of such appointment. This Section shall not be applicable to resignations pursuant to Section 14.03.

The Trustee may be removed at any time with or without cause by the holders of a majority in amount of the Bonds then outstanding, by an instrument or concurrent instruments in writing, signed in triplicate by such holders, of which one copy shall be filed with the Company and one with the Trustee.

Section 14.07.  Disqualification and Appointment of Successor Trustee. In case at any time the Trustee shall cease to be a corporation organized and doing business under the laws of the United States of America or of any State which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by Federal or State authority, or shall cease to have a combined capital and surplus of at least $1,000,000 then the Trustee shall resign immediately; and, in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either (i) signed and sealed by the President or a Vice-President of the Company with its corporate seal attested by a Secretary or an Assistant Secretary of the Company, or (ii) signed and acknowledged by the holders of a majority in principal amount of the Bonds then outstanding hereunder or by their attorneys-in-fact duly authorized.

In case at any time the Trustee shall resign or be removed (unless the Trustee shall be removed as provided in Clause (c) of Section 14.03 in which event the vacancy shall be filed as provided in said Clause (c)) or otherwise become incapable of acting, a successor to the Trustee may be appointed by the holders of at least a majority in amount of the Bonds then outstanding by an instrument or concurrent instruments in writing signed by such Bondholders and delivered to such successor Trustee, notification thereof being given to the Company and the retiring Trustee; but until a success Trustee shall be appointed by the Bondholders as herein authorized, the Company, by an instrument in writing executed by order of its Board of Directors, shall appoint a successor Trustee to fill such vacancy and the Company shall publish notice of such appointment once in each of two successive calendar weeks in one Authorized Newspaper in the City of Rapid City, South Dakota and one in the Borough of Manhattan, The City of New York, in each instance upon any day of the week. Any successor Trustee so appointed by the Company shall immediately and without further act be superseded by a successor Trustee appointed in the manner above provided by the holders of at least a majority in amount of the Bonds then outstanding.

If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within six months after a vacancy shall have occurred in the office of Trustee the holder of any Bond outstanding hereunder or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon after such notice, if any, as said court may deem proper and prescribe, appoint a successor Trustee.

Every Trustee appointed under the provisions of this Section shall be a trust company or bank organized and doing business under the laws of the State of New York or under the laws of the United States of America, having its principal office for the transaction of business in the Borough of Manhattan, The City of New York, and (a) which shall be a corporation having a capital and surplus aggregating at least $1,000,000 on the date of its appointment, (b) which shall be authorized under such laws to exercise corporate trust powers, and (c) which shall be subject to supervision or examination by Federal or State authority.

Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to the Company and one counterpart thereof to the retiring Trustee. Upon the execution and delivery of such instrument of acceptance, such successor Trustee shall, without any further act, deed or conveyance, become vested with all the estate, properties, rights, powers and trusts of its predecessor in the trust hereunder with like effect as if originally named as Trustee herein; but the Trustee retiring shall, nevertheless, if and when requested in writing by either the successor Trustee or by the Company, and upon payment of its lawful charges and disbursements then unpaid, if any, execute and deliver an instrument or instruments conveying and transferring to the successor trustee, upon the trusts herein expressed, all the estate, properties, rights, power and trusts of the Trustee so retiring, and shall duly assign, transfer and deliver to the successor Trustee so appointed in its place all property and money held by it hereunder. Should any deed, conveyance or instrument in writing from the Company be required by any successor Trustee for more fully and certainly vesting in and confirming to it the said estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall, on request of such successor Trustee, be made, executed, acknowledged and delivered by the Company.

Section 14.08.  Merger of Trustee. Any corporation into which the Trustee hereunder may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation which shall otherwise become the lawful successor to the assets and business of the Trustee as an entirety or substantially as an entirety, shall be the successor of the Trustee hereunder without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein contained to the contrary notwithstanding, provided such corporation shall be a corporation organized and doing business under the laws of the State of New York, or under the laws of the United States of America, having its principal office for the transaction of business in the Borough of Manhattan, The City of New York, and shall be authorized under such laws to exercise corporate trust powers and shall be subject to supervision or examination by Federal or State authority and shall have a combined capital and surplus of at least $1,000,000.

Section 14.09.  Appointment of Co-Trustee. At any time or times, in order to conform to any legal requirements, the Trustee and the Company shall have power to appoint, and upon request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and the performance of all acts necessary or proper to appoint, another trust company or bank or one or more persons, approved by the Trustee, either to act as co-trustee or co-trustees of all or any part of the trust estate jointly with the Trustee, or to act as substitute trustee or trustees of any part of the same, and in any case with all such of the powers, rights, duties, obligations and immunities hereby conferred or imposed on the Trustee, and for such term, if any limitation is placed thereon, as may be specified in the instrument of appointment, the same to be exercised jointly with the Trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or co-trustees or substitute trustee or trustees; and, if an event of default shall have happened and shall not have been remedied or if the Company shall fail to join with the Trustee in any such appointment within five days after being requested by the Trustee so to do, the Trustee shall have power, without any action on the part of the Company and without the necessity of the execution of any such instrument of appointment by the Company, to appoint such co-trustee or co-trustees or substitute trustee or trustees as aforesaid, and to execute all instruments and perform all acts necessary or convenient and proper for such purpose. The Trustee may receive the opinion of any counsel selected and approved by it as to the necessity or propriety of appointing any such co-trustee or substitute trustee and as to the form and effect of any such instrument to be executed or any act to be taken to effect such appointment and as to any other matter arising under this Section, and, subject to the provisions of Section 14.02, such opinion shall be full protection to Trustee for any action taken or omitted to be taken by it pursuant thereto.

Section 14.10.  Notice.  Any notice to or demand upon the Trustee may be served or presented, and such demand shall be made, at the principal office of the Trustee. Any notice to or demand upon the Company shall be deemed to have been sufficiently given or served by the Trustee on the Company, for all purposes, by being sent by overnight delivery service addressed as follows:

BLACK HILLS CORPORATION

625 Ninth Street

Rapid City, SD 57701

or addressed to the Company at such other address as may be filed in writing by the Company with the Trustee.

ARTICLE FIFTEEN

DEFEASANCE

Section 15.01.  Conditions to Discharge Restated Indenture. The Trustee shall forthwith cause satisfaction and discharge of this Restated Indenture to be entered upon the record at the cost and charge of the Company, upon receipt by and deposit with the Trustee of the following:

A. A RESOLUTION OF THE BOARD, requesting the satisfaction and discharge of the Restated Indenture.

B. CASH, in trust, at or before maturity, sufficient under the provisions of Section 1.05, among other provisions hereof, to discharge the entire indebtedness on all Bonds outstanding hereunder or to redeem all such Bonds outstanding hereunder or to redeem all such Bonds, provided, however, that in lieu of all or any part of such cash, the Company shall have the right to deliver to and deposit with the Trustee:

(1) BONDS outstanding hereunder, for cancellation by the Trustee, such Bonds to be deemed to be paid and retired.

C. A WRITTEN ORDER OF THE COMPANY, expressed to be irrevocable, authorizing the Trustee to give notice of redemption of the Bonds, if any, to be redeemed as aforesaid, in compliance with Section 10.03, or proof satisfactory to the Trustee that said notice has been given.

D. CASH, sufficient to pay all other sums payable hereunder by the Company (except in respect of the refund or reimbursement of taxes, assessments or other governmental charges, for which the holders of Bonds shall look only to the Company).

E. A CERTIFICATE OF THE COMPANY, complying with the provisions of Section 1.02, stating that the cash and/or Bonds, if any, deposited with the Trustee pursuant to Paragraph B of this Section 15.01 and the cash, if any, deposited with the Trustee pursuant to Paragraph D of this Section 15.01 are sufficient to comply with the requirements of the respective Paragraphs and that all conditions precedent which relate to the satisfaction and discharge of this Restated Indenture have been complied with.

F. AN OPINION OF COUNSEL, complying with the provisions of Section 1.02, stating that all conditions precedent which relate to the satisfaction and discharge of this Restated Indenture have been complied with, and that the resolutions, cash, Bonds, certificates and other instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to satisfy and discharge the Restated Indenture, and that, upon the basis thereof, the Trustee may lawfully satisfy and discharge the Indenture.

The Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

Section 15.02.  Discharge of Restated Indenture. Upon compliance by the Company with the provisions of Section 15.01 these presents and the estates and rights hereby granted shall cease, determine and be void, and the Trustee shall forthwith cause satisfaction and discharge of this Restated Indenture to be entered upon the record at the cost and expense of the Company and shall execute and deliver such instruments of satisfaction as may be necessary and shall deliver and pay to or upon the Written Order of the Company all securities, cash (except cash deposited under Section 15.01 and other cash held for the payment or redemption of Bonds) and other personal property held by it under this Restated Indenture.

ARTICLE SIXTEEN

SUPPLEMENTAL INDENTURES

Section 16.01.  Modification of Restated Indenture Through Supplemental Indentures. Without any consent or other action of Bondholders, the Company, when authorized by a Resolution of the Board, and the Trustee, from time to time and at any time, subject to the restrictions in this Restated Indenture contained, may, and when so required by this Restated Indenture, shall, enter into such indentures supplemental hereto as may or shall by them be deemed necessary or desirable, for one or more of the following purposes:

A. To correct the description of any property hereby conveyed or pledged or intended so to be, or to assign, convey, mortgage, pledge, transfer and set over unto the Trustee, additional property of the Company;

B. To add to the conditions, limitations and restrictions on the authentication and delivery of, and on the authorized amount, terms, provisions and purposes of issue of, Bonds or any series of Bonds, as herein set forth, other conditions, limitations and restrictions thereafter to be observed;

C. To add to the covenants and agreements of the Company in this Restated Indenture contained other covenants and agreements thereafter to be observed by the Company, and/or to surrender any right or power herein reserved to or conferred upon the Company;

D. To provide for the creation of any series of Bonds (other than Existing Bonds), designating the series to be created and specifying the form and provisions of the Bonds of such series as hereinbefore provided or permitted;

E. To provide a sinking, amortization, improvement or other analogous fund for the benefit of all or any of the Bonds or any one or more series, of such character and of such amount (subject to the provisions of Section 2.04) and upon such terms and conditions as shall be contained in such supplemental indenture;

F. To provide the terms and conditions of the exchange of Bonds of one series for Bonds of another or other series, or of the exchange of Bonds of one denomination or kind for Bonds of another denomination or kind, of the same series;

G. To provide that the principal of the Bonds of any series may be converted at the option of the holders into capital stock, bonds and/or other securities, and the terms and conditions of such conversion;

H. To change, alter, modify, vary or eliminate any of the terms, provisions, restrictions or conditions of this Restated Indenture except as otherwise in this Section provided; provided, however, that any such changes, alterations, modifications, variations or eliminations made in a supplemental indenture pursuant to this Paragraph (unless said supplemental indenture is made in compliance with Section 17.09) shall be expressly stated in such supplemental indenture to become, and shall become, effective only when there are no Bonds outstanding of any series authenticated and delivered prior to the execution of such supplemental indenture; provided further, that such supplemental indenture shall be specifically referred to in the text of all Bonds of any series authenticated and delivered after the execution of such supplemental indenture; provided further, that the Trustee may, in its uncontrolled discretion, decline to enter into any such supplemental indenture which, in its opinion, may not afford adequate protection to the Trustee when the same shall become operative;

I. For any other purpose not inconsistent with the terms of this Restated Indenture and which shall not impair the security of the same, or for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provisions contained herein or in any supplemental indenture;

J. To provide for the procedures required to permit the Company to utilize, at its option, a noncertificated system of registration for all or any series of the Bonds; and/or

K. To enter into a restatement of the Indenture without material modifications and including all amendments contained in supplements that remain in effect, with authority to reorganize material, renumber and letter, include reference headings and remove language no longer applicable and clarify any ambiguities in the Indenture as amended.

No such Supplemental Indenture shall eliminate, nor contain any provision in contravention of, any provision of this Restated Indenture required to be included herein by any provision of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, insofar as such provision affects the Existing Bonds or any other series of Bonds to which the provisions of this paragraph have been made applicable by specific provision of the Supplemental Indenture creating them.

Section 16.02.  Authority of Trustee. The Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained, and to accept the conveyance, transfer and assignment of any property thereunder. Any supplemental indenture executed in accordance with any of the provisions of this Article shall thereafter form a part of this Restated Indenture; and all the terms and conditions contained in any such supplemental indenture as to any provision authorized to be contained therein shall be and be deemed to be part of the terms and conditions of this Restated Indenture for any and all purposes, and, if deemed necessary or desirable by the Trustee, any of such terms or conditions may be set forth in reasonable and customary manner in the Bonds of the series to which such supplemental indenture shall apply. In case of the execution and delivery of any supplemental indenture, express reference may be made thereto in the text of the Bonds of any series authenticated and delivered thereafter, if deemed necessary or desirable by the Trustee.

Section 16.03.  Trustee’s Discretion. In each and every case provided for in this Article, the Trustee shall be entitled to exercise its discretion in determining whether or not any proposed supplemental indenture, or any term or provision therein contained, is proper or desirable, having in view the purposes of such instrument, the needs of the Company, and the rights and interest of the

Bondholders, and the Trustee shall, subject to the provisions of Section 14.02, be under no responsibility or liability to the Company or to any Bondholder or to anyone whomsoever, for any act or thing which it may do or decline to do in good faith, subject to the provisions of this Article, in the exercise of such discretion. Subject to the provisions of Section 14.02, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel, complying with the provisions of Section 1.02, as conclusive evidence that any such supplemental indenture complies with the provisions of this Restated Indenture, and that it is proper for the Trustee, under the provisions of this Article, to join in the execution of such supplemental indenture.

ARTICLE SEVENTEEN

MEETING OF BONDHOLDERS

Section 17.01.  Modification of Restated Indenture by Bondholders. Modifications and alterations of this Restated Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the holders of outstanding Bonds issued hereunder may be made as provided in Sections 17.02 to 17.11, inclusive.

Sections 17.02.  Calling Meetings of Bondholders and Notice. The Trustee may at any time call a meeting of the Bondholders affected by the business to be submitted to the meeting and it shall call such a meeting on the Written Request of the Company, given pursuant to a Resolution of the Board, or on the written request of the holders of not less than a majority in principal amount of the Bonds affected by the business to be submitted to the meeting and outstanding at the time of such request. In the event the trustee shall fail for 10 days to call a meeting, after being thereunto requested by the company or such Bondholders as aforesaid, the holders of not less than a majority in principal amount of the Bonds affected by the business to be submitted to the meeting, or the Company pursuant to a Resolution of the Board, may call such meeting. Every such meeting shall be held in the Borough of Manhattan, The City of New York, or such other place as the Company, with the written consent of the Trustee, may appoint. In the case of every such meeting called by the Trustee written notice thereof, stating the place and time thereof and in general terms the business to be submitted, shall be mailed by the Trustee not less than 30 days before such meeting to each registered holder of outstanding Bonds affected by the business to be submitted to the meeting, addressed to him at his address appearing on the Bond register of the Company, (b) to each other holder of any Bond affected by the business to be submitted to the meeting whose name and address appears in the information preserved at the time by the Trustee as provided in Section 9.17, and (c) to the Company, and shall be published by the Trustee once in each of the four successive calendar weeks immediately preceding the week in which the meeting is to be held, in at least one Authorized Newspaper in the Borough of Manhattan, The City of New York (such publication to be made upon any day of the week and in any such newspaper, but the publication in the first calendar week to be made not less than 28 days prior to the date of such meeting);

provided, however, that the mailing of such notice to any Bondholder affected by the business to be submitted to the meeting, shall in no case be a condition precedent to the holding of such meeting, and neither failure so to mail such notice to any such holder or holders nor any defect in such notice shall affect the validity of the proceedings taken at such meeting. If such meeting is called by the Company or Bondholders affected by the business to be submitted to the meeting, notice of such meeting shall be sufficient for all purposes hereof if given by newspaper publication as aforesaid, stating the place and time of the meeting and in general terms the business to be transacted. Any meeting of Bondholders, including any adjourned meeting, shall be valid without notice if the holders of all outstanding Bonds affected by the business to be submitted to the meeting are present in person or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, the holders of all outstanding Bonds affected by the business to be submitted to the meeting, or by such as are not present in person or by proxy, and by the Trustee.

Section 17.03.  Qualifications of Bondholders to Vote. Officers and nominees of the Company may attend such meeting but shall not be entitled to vote thereat. Officers and nominees of the Trustee may attend such meeting and may vote thereat Bonds held by them in their individual or any other capacity but not Bonds held by the Trustee as such hereunder. Attendance by Bondholders may be in person or by proxy. In order that the holders of Bonds payable to bearer and their proxies may attend and vote without producing their Bonds, the Trustee, with respect to any such meeting called by the Trustee, may make and from time to time vary such regulations as it shall think fit for the deposit of Bonds with or the exhibition of Bonds to any banks, bankers or trust companies, and for the issue, to the persons depositing or exhibiting such Bonds, of certificates by such depositaries entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting in the same way as if the persons so present and voting, either personally or by proxy, were the actual bearers of the Bonds in respect of which such certificates shall have been issued, notwithstanding any transfer of such Bonds subsequent to the issuance of such certificates, and any regulations so made shall be binding and effective. Each such certificate shall state the date on which the Bond or bonds in respect of which such certificate was issued were deposited with or exhibited to such bank, banker or trust company and the series, maturities and serial numbers of such Bonds. Any such certificate which does not require such Bond or Bonds to be deposited and remain on deposit until after the meeting or until surrender of such certificate, shall either (a) recite that the Bond or Bonds in respect of which such certificate was issued have been endorsed by any such bank, banker or trust company with a notation as to the issuance of such certificate (and all such Bonds shall be so endorsed and no Bond so endorsed may be voted at the meeting except by the holder of the certificate or the duly authorized proxy of such holder), or (b) shall entitle the holder thereof or his proxy to vote at any meeting only if the Bond or Bonds in respect of which it was issued are not produced at the time of the meeting by any person and are not at the time of the meeting registered in the name of any person. In the event that two or more such certificates of the kind referred to in (b) above shall be issued with respect to the same Bond, the certificate bearing the latest date shall be recognized and be deemed to supersede any such certificate or certificates previously issued in respect of such Bond. If any such meeting shall have been called by Bondholders affected by the business to be submitted to the meeting, or by the Company as aforesaid upon failure of the Trustee to call the same after having been so requested to do under the provisions of Section 17.02, regulations to like effect for such deposit of Bonds with, or such exhibition of Bonds to, and issues of certificates by, any bank or trust company organized under the laws of the United States of American or of any State thereof, having a capital of not less than $250,000, shall be similarly binding and effective for all purposes hereof if adopted or approved by the Bondholders calling such meeting, or by the Board of Directors of the Company if such meeting shall have been called by the Company, provided that in either such case copies of such regulations shall be filed with the Trustee. Modifications of any such regulations, whether made by the Trustee, the Company or the Bondholders, shall not be made during the period from the date of first publication of notice of any such meeting to the final adjournment thereof.

Section 17.04.  Proxy Voting Allowed. Subject to the restrictions specified in Sections 17.03 and 17.07, any registered holder of outstanding Bonds affected by the business to be submitted to the meeting, and any holder of a certificate provided for in Section 17.03 for bonds affected by the business to be submitted, shall be entitled in person or by proxy to attend and vote at such meeting as holder of the Bonds registered or certified in the name of such holder, without producing such Bonds. all others seeking to attend or vote at such meeting in person or by proxy, must, if required by any authorized representative of the Trustee or the Company or by any other bondholder entitled to vote at such meeting, produce the Bonds claimed to be owned or represented at such meeting, and everyone seeking to attend or vote shall, if required as aforesaid, produce such further proof of Bond ownership or personal identity as shall be satisfactory to the authorized representative of the Trustee, or, if none be present, then to the Inspectors of Votes hereinafter provided for. Proxies  shall be  acknowledged  before an officer  authorized  to take acknowledgments of instruments to be recorded in the jurisdiction where such acknowledgment is taken, and all proxies and certificates presented at any meeting shall be delivered to said Inspectors of Votes and filed with the Trustee.

Section 17.05.  Conduct of Meeting. Persons named by the Trustee, if represented at the meeting, shall act as temporary Chairman and Secretary, respectively of the meeting, but if the Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, the Bondholders and proxies present and entitled to vote shall, by a majority vote, irrespective of the amount of their holdings, elect other persons from those present to fill such vacancy or vacancies. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by the Bondholders and proxies present and entitled to vote, by a majority vote irrespective of the amount of their holdings. The Trustee, if represented at the meeting, shall appoint two Inspectors of Votes who shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary, both temporary and permanent, as aforesaid, and who shall make and file with the permanent Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting. If the Trustee shall not be represented at the meeting or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting, the vacancy shall be filled by appointment by the permanent Chairman of the meeting.

Section 17.06.  Quorum for Meeting. Subject to the provisions of this Section and Section 17.10, the persons entitled to vote with respect to not less than 66  % in principal amount of the Bonds outstanding hereunder when such meeting is held must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn; provided, however, that in case one or more series of Bonds outstanding under this Restated Indenture, but less than all of the series of Bonds outstanding, are affected thereby, then the persons entitled to vote with respect to not less than 66  % in principal amount of the Bonds of each series affected thereby shall also be present to constitute a quorum. The determination of the Trustee as to which series of Bonds are to be affected shall be conclusive. If such meeting is adjourned by less than a quorum for more than 30 days, notice thereof shall forthwith be mailed by the Trustee if such meeting shall have been called by it (a) to the Company, (b) to each registered holder of outstanding Bonds entitled to notice, addressed to him at his address appearing on the Bond register of the Company, and (c) to each holder of any such Bond payable to bearer who shall have filed with the Trustee an address for notices, addressed to him at such address, or whose name and address appears in the information preserved at the time by the Trustee as provided in Section 9.17, and shall be published at least once in each 30-day period of such adjournment in one Authorized Newspaper in the Borough of Manhattan, The City of New York (upon any day of the week and in any such newspaper); provided, however, that the mailing of such notice to any Bondholder affected by the business to be considered at such adjourned meeting shall in no case be a condition precedent to the holding of such meeting, and neither failure so to mail such notice to any such holder or holders nor any defect in such notice shall affect the validity of the proceedings taken at such meeting. If such meeting shall have been called by Bondholders or by the Company after the failure of the Trustee to all the same after being requested so to do in accordance with the provisions of Section 17.02, notice of such adjournment shall be published by the permanent Chairman and the permanent Secretary of the meeting in the newspaper and for the number of times specified in this Section and shall be sufficient if so published.

Section 17.07.  Vote Required. Subject to the provisions of this Section and of Sections 17.06 and 17.10, any modification or alteration of this Restated Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the holders of Bonds issued hereunder in any particular (including, without limitation, waiver of a default in compliance with provisions of this Restated Indenture or of any such supplemental indenture) may be made at a meeting of Bondholders duly convened and held in accordance with the provisions of this Article, but only by resolution duly adopted by the affirmative vote of the persons entitled to vote with respect to at least 66  % in principal amount of the Bonds then outstanding and entitled to consent and of the persons entitled to vote with respect to not less than 66  % in principal amount of the Bonds then outstanding and entitled to consent of each series affected in case one or more but less than all of the series of Bonds issued under this Restated Indenture are to be affected, or adopted as provided in Section 18.11, and approved by a Resolution of the Board as hereinafter specified;  provided, however, that so such modification or alteration shall

(A) postpone the date fixed herein or in the Bonds for the payment of the principal of, or any installment of interest on, the Bonds,

(B) reduce the principal of, or the rate of interest payable on, the Bonds, or

(C) reduce the percentage of the principal amount of Bonds required for the authorization of any such modification or alteration, or

(D) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

For all purposes of this Article, the Trustee shall, subject to the provisions of Section 14.02, be entitled to rely upon an Opinion of Counsel with respect to the extent, if any, as to which any action to be submitted to, or taken at, such meeting affects the rights under this Restated Indenture or under any indenture supplemental hereto of any holders of Bonds of any series then outstanding hereunder.

No such Supplemental Indenture shall eliminate, nor contain any provision in contravention of, any provision of this Restated Indenture required to be included herein by any provision of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, insofar as such provision affects the Existing Bonds, or any other series of Bonds to which the provisions of this paragraph have been made applicable by specific provision of the Supplemental Indenture creating them.

Section 17.08.  Records of Meetings and Notices. A record in duplicate of the proceedings of each meeting of Bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts, showing a copy of the notice of the meeting and a copy of the notice of adjournment thereof, if required under the provisions of Section 17.06, and showing that said notices were mailed and published as provided in Section 17.02, and, in a proper case, as provided in Section 17.06. Such record shall be signed and verified by the affidavits of the permanent Chairman and the permanent Secretary of the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated until the contrary is proved, and if such record shall also be signed and verified by the affidavit of a duly authorized representative of the Trustee, such meeting shall be deemed conclusively to have been duly convened and held and such record shall be conclusive, and any resolution or proceeding stated in such record to have been adopted or taken, shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Trustee to each registered holder of outstanding Bonds entitled to vote at such meeting addressed to him at his address appearing on the Bond register of the Company and to each other holder of any such Bond whose name and address appears in the latest information furnished to or received by the trustee as provided in Section 9.17; and proof of such mailing by the affidavit of some person having knowledge of the fact shall be filed with the Trustee, but neither failure to mail copies of such resolution as aforesaid, nor any defect therein, shall affect the validity thereof. No such resolution shall be binding unless and until such resolution is approved by a Resolution of the Board filed by the

Company with the Trustee, but if such Resolution of the Board is adopted and filed with the Trustee, the resolution so adopted at such meeting of Bondholders shall be binding upon the Company, the Trustee and the holders of all Bonds issued hereunder, at the expiration of 60 days after such filing, except in the event of a final decree of a court of competent jurisdiction setting aside such resolution, or annulling the action taken thereby in a legal action or equitable proceeding for such purposes commenced within such 60-day period; provided, however, that no such resolution of the Bondholders or of the Company shall in any manner be so construed as to change or modify any of the rights, immunities or obligations of the Trustee without its written assent thereto. Nothing in this Article contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Bondholders or of any right expressly or impliedly conferred hereunder to make such a call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Bondholders under any of the provisions of this Restated Indenture or of the Bonds.

Section 17.09.  Actions Noted on Bonds. Bonds authenticated and delivered after the date of any Bondholders’ meeting may bear a notation in form approved by the Trustee as to the action taken at meetings of Bondholders theretofore held, and, upon demand of the holder of any Bond outstanding at the date of any such meeting and affected thereby and upon presentation of his Bond for the purpose at the principal office of the Trustee, the Company shall cause suitable notation to be made on such Bond, by endorsement or otherwise, of any action taken at any meeting of Bondholders theretofore held. If the Company or the Trustee shall so determine, new Bonds so modified as, in the opinion of the Trustee and the Board of Directors of the company, to conform to such Bondholders’ resolution, shall be executed, authenticated and delivered, and, upon demand of the holders of any Bonds then outstanding and affected by such resolution, shall be issued, without cost to such Bondholders, in exchange for such outstanding Bonds upon surrender of such Bonds. The Company or the Trustee may require Bonds outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so. An instrument or instruments supplemental to this Restated Indenture embodying any modification or alteration of this Restated Indenture or of any indenture supplemental hereto made at any Bondholders’ meeting and approved by Resolution of the Board, as aforesaid, may be executed by the Trustee and the Company, and, upon demand of the Trustee or if so specified in any resolution adopted by any such Bondholders’ meeting, shall be executed by the Company and the Trustee. The Trustee shall, subject to the provisions of Section 14.02, be fully protected in relying upon an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Restated Indenture and that it is proper for the Trustee, under the provisions of this Article to join in the execution thereof.

Section 17.10.  Nullification of Article Seventeen. Anything in this

Article contained to the contrary notwithstanding, the Company may at any time, or from time to time, by Resolution of the Board filed with the Trustee, stipulate that, from and after the date of the filing of such Resolution with the Trustee, none of the provisions of this Article shall be of any force or effect whatever either with respect to (1) all Bonds theretofore authenticated and delivered by the Trustee hereunder and then outstanding, and/or (2) any Bonds and/or all Bonds thereafter authenticated and delivered by the Trustee hereunder, and in any such event a supplemental indenture setting out in detail the stipulations contained in such Resolution of the Board shall be made.

Section 17.11.  Written Consent in Lieu of Meeting. Anything in this Article contained to the contrary notwithstanding, the Trustee shall receive the written consent or consents of the holders of 66  % or more in principal amount of the Bonds then outstanding and entitled to consent and of the holders of 66  % or more in principal amount of the Bonds then outstanding and entitled to consent of each series affected in case one or more but less than all of the series of Bonds issued under this Restated Indenture are to be affected, in lieu of the holding of a meeting pursuant to this Article Eighteen and in lieu of all action at such a meeting.

Section 17.12.  Trustee’s Expenses. The Company covenants to reimburse the Trustee for any expense incurred by it in the performance of its duties under the provisions of this Article.

ARTICLE EIGHTEEN

MISCELLANEOUS PROVISIONS

Section 18.01.  Binding on Successors and Assigns. Whenever in this Restated Indenture either of the parties hereto is named or referred to, this shall be deemed to include (unless the context indicates the contrary) the successors or assigns of such party, and except as expressly provided to the contrary all the covenants and agreements in this Restated Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and enure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

Section 18.02.  Rights Limited to Company, Bondholders and Trustee. Nothing in this Restated Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person or corporation, other than the parties hereto and the holders of the Bonds outstanding hereunder, any right, remedy, or claim under or by reason of this Restated Indenture or any covenant, condition or stipulation hereof; and all the covenants, stipulations, promises and agreements in this Restated Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds outstanding hereunder.

Section 18.03.  Trust Indenture Act Controls. If any provision of this Restated Indenture limits, qualifies, or conflicts with another provision required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, the provision required so to be included shall control, and the Restated Indenture shall be deemed to be amended accordingly.

Section 18.04.  Headings. The headings to Articles and Sections are only for ease of reference and are not to be asserted or used to interpret this Restated Indenture.

Section 18.05.  Complete Agreement. This Restated Indenture completely restates and amends the Indenture without any interruption of the Lien of the Indenture, which continues under the Restated Indenture against the Trust Estate described herein. This Restated Indenture states the complete agreement of the parties hereto without any reference to the Original Indenture and the thirty-one supplemental indentures thereto.

Section 18.06.  Receipt of Copy. The Company, by the execution hereof, acknowledges that a true copy of this Restated Indenture has been delivered to and received by it.

Section 18.07.  Executed in Counterparts. This Restated Indenture may be executed in several counterparts, all or any of which may be treated for all purposes as one original and shall constitute and be one and the same instrument.

IN WITNESS WHEREOF, BLACK HILLS CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or a Vice-President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and THE CHASE MANHATTAN BANK in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice-Presidents or Assistant Vice-Presidents and attested by its Secretary or an Assistant Secretary.

BLACK HILLS CORPORATION

By	/s/ Gary R. Fish

Attest:

/s/ Roxann R. Basham

Secretary

Signed, sealed and delivered by

BLACK HILLS CORPORATION

in the presence of:

/s/ Rhonda R. Lingle
/s/ Lorna Zacher

THE CHASE MANHATTAN
BANK

	By	/s/ Glenn McKeever
Vice-President

Attest:

Trust Officer

Signed, sealed and delivered by

THE CHASE MANHATTAN BANK

in the presence of:

/s/ William G. Keenan

/s/ N. Rodngnez

STATE OF NEW YORK

COUNTY OF NEW YORK

On this 17th day of September, 1999, before me, the undersigned officer, personally appeared Glenn G. McKeever who acknowledged himself to be the Vice President of The Chase Manhattan Bank, a New York corporation, and that he, as such Vice-President being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Vice-President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Emily Laye
Notary Public
(SEAL)	My commission expires: December 31, 1999

STATE OF SOUTH DAKOTA

COUNTY OF PENNINGTON

On this 8th day of September, 1999, before me, the undersigned officer, personally appeared Gary R. Fish, who acknowledged himself to be the President and Chief Operating Officer of Nonregulated Energy Group of Black Hills Corporation, a corporation, and that he, as such corporate officer being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Barbara Rask
Notary Public
(SEAL)	My commission expires: July 25, 2005